                                                                     Exhibit 4.2

                                                                [EXECUTION COPY]

                        NOTE AND STOCK PURCHASE AGREEMENT


                         DATED AS OF SEPTEMBER 15, 2000


                                      AMONG


                          PSYCH SYSTEMS HOLDINGS, INC.,


                                    AS ISSUER


                  THE GUARANTORS FROM TIME TO TIME PARTY HERETO


                                       AND


                        CANPARTNERS INVESTMENTS IV, LLC,


                                  AS PURCHASER


                           --------------------------


                                   $7,500,000


                      SECOND PRIORITY SENIOR SECURED NOTES


                                    DUE 2004


                           --------------------------
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.
               DEFINITIONS AND INTERPRETATION................................2
            Section 1.01.  Certain Defined Terms.............................2
            Section 1.02.  Computation of Time Periods......................17
            Section 1.03.  Accounting Terms and Determinations..............17
            Section 1.04.  References to this Agreement.....................17
            Section 1.05.  Miscellaneous Terms..............................17

ARTICLE II.
               THE NOTES....................................................18
            Section 2.01.  Sale and Purchase of Notes.......................18
            Section 2.02.  Registration of Notes............................18
            Section 2.03.  Transfer and Exchange of Notes...................18
            Section 2.04.  Replacement of Notes.............................19
            Section 2.05.  Payments on Notes................................20
            Section 2.06.  Mandatory Offers to Repurchase the Notes;
                           Mandatory Prepayments............................20
            Section 2.07.  Optional Prepayments of the Notes................22
            Section 2.08.  Purchases of Notes...............................22
            Section 2.09.  Allocation of Partial Prepayments................23

ARTICLE III.
               GUARANTEE OF NOTES...........................................23
            Section 3.01.  Agreement of Guaranty............................23
            Section 3.02.  Guaranty Irrevocable.............................23
            Section 3.03.  Certain Waivers..................................24
            Section 3.04.  Certain California Law Waivers...................25
            Section 3.05.  Limitations on Subrogation.......................26
            Section 3.06.  Limit on Amount of Guaranty......................26
            Section 3.07.  Release of Subsidiary Guarantors under Certain
                           Circumstances....................................26
            Section 3.08.  Subordination of Certain Indebtedness............27
            Section 3.09.  Guarantors' Indemnity............................27
            Section 3.10.  No Duty of Inquiry...............................27
            Section 3.11.  No Duty to Provide Data to Guarantors............27
            Section 3.12.  Rights Cumulative................................27
            Section 3.13.  Certain Waivers Regarding Interest Accruals......28
            Section 3.14.  Continuation of Guaranty.........................28
            Section 3.15.  Continuing Guaranty..............................28


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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IV.
               CLOSING......................................................28
            Section 4.01.  Closing of Purchase and Sale of Notes and Shares.28
            Section 4.02.  Additional Conditions to Closing.................29

ARTICLE V.
               REPRESENTATIONS AND WARRANTIES...............................32
            Section 5.01.  Representation and Warranties of the Obligors....32
            Section 5.02.  Representations of the Purchaser.................40

ARTICLE VI.
               REPORTING AND AFFIRMATIVE COVENANTS..........................40
            Section 6.01.  Financial and Business Information...............40
            Section 6.02.  Officer's Certificate............................43
            Section 6.03.  Inspection.......................................44
            Section 6.04.  Compliance with Law..............................44
            Section 6.05.  Insurance........................................44
            Section 6.06.  Maintenance of Properties........................45
            Section 6.07.  Payment of Taxes and Claims......................45
            Section 6.08.  Corporate Existence, etc.........................45
            Section 6.09.  Maintenance of Books and Records.................45
            Section 6.10.  Maintenance of Lines of Business.................46
            Section 6.11.  Private Placement Numbers........................46
            Section 6.12.  Liens............................................46
            Section 6.13.  Rule 144.........................................46
            Section 6.14.  Use of Proceeds; Margin Regulations..............46
            Section 6.15.  Further Assurances; Security Interests...........46
            Section 6.16.  Prepayment of Senior Debt........................47
            Section 6.17.  Right to Provide Financing.......................48
            Section 6.18.  Hazardous Materials; Remediation.................48
            Section 6.19.  Board Meetings. .................................49
            Section 6.20.  Enforcement of Covenants Not to Compete and
                           Material Contracts...............................49
            Section 6.21.  Landlord and Warehouseman Waivers................49
            Section 6.22.  Mortgages on Real Property; Title Insurance and
                           Survey...........................................49
            Section 6.23.  Additional Subsidiaries..........................50
            Section 6.24.  Accreditation and Licensing......................50
            Section 6.25.  Issuance of Additional Notes.....................50
            Section 6.26.  Interest Rate Contracts..........................50
            Section 6.27.  Post-Closing Deliveries and Requirements.........51


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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VII.
               NEGATIVE COVENANTS...........................................51
            Section 7.01.  Transactions with Affiliates; Management
                           Compensation.....................................51
            Section 7.02.  Consolidations and Mergers.......................51
            Section 7.03.  Limitation on Asset Sales........................51
            Section 7.04.  Restricted Payments and Investments..............52
            Section 7.05.  Limitation on Additional Indebtedness............52
            Section 7.06.  Negative Pledge..................................53
            Section 7.07.  Rank of Future Indebtedness......................53
            Section 7.08.  Activities of Parent.............................53
            Section 7.09.  ERISA............................................54
            Section 7.10.  Amendments or Waivers............................54
            Section 7.11.  Restrictions on Sale and Issuance of Capital
                           Stock............................................54
            Section 7.12.  Capitated Beneficiary Adjustments; Public
                           Contracts Capitation Risk........................54
            Section 7.13.  Fiscal Year......................................55
            Section 7.14.  Total Debt Service Coverage Ratio................55
            Section 7.15.  Minimum EBITDA...................................55
            Section 7.16.  Restrictive Agreements...........................56
            Section 7.17.  Equity Securities Issuances to Employees and
                           Management.......................................56
            Section 7.18.  Segregated Account...............................56

ARTICLE VIII.
               EVENTS OF DEFAULT AND REMEDIES...............................56
            Section 8.01.  Events of Default................................56
            Section 8.02.  Remedies on Event of Default, Etc................60

ARTICLE IX.
               MISCELLANEOUS................................................61
            Section 9.01.  Expenses, etc....................................61
            Section 9.02.  Survival of Representations and Warranties;
                           Entire Agreement.................................62
            Section 9.03.  Amendment and Waiver.............................62
            Section 9.04.  Notices..........................................63
            Section 9.05.  Reproduction of Documents........................65
            Section 9.06.  Confidential Information.........................65
            Section 9.07.  Transfers of Notes...............................66
            Section 9.08.  Successors and Assigns...........................66
            Section 9.09.  Severability.....................................66
            Section 9.10.  Construction.....................................66
            Section 9.11.  Counterparts.....................................66
            Section 9.12.  Governing Law....................................67


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                                TABLE OF CONTENTS
                                   (continued)

                                                                          Page
                                                                          ----

            Section 9.13.  Indemnification..................................67
            Section 9.14.  Maximum Rate.....................................67

Schedules:
1.01(b)           Permitted Liens
4.02(h)           Litigation
5.01(c)           Changes to Financial Condition
5.01(d)(ii)       Material Agreements
5.01(e)           Permits
5.01(f)(i)        Corporate Structure
5.01(f)(ii)       Ownership of Pledged Securities
5.01(f)(ii)(a)    Rights of Conversion into Shares of Parent
5.01(f)(ii)(b)    Rights of Conversion into Shares of Non-Parent Obligors
5.01(f)(ii)(c)    Rights of Conversion into Shares of Non-Obligor Subsidiaries
5.01(i)           Chief Executive Office of Obligors and Location of Records
5.01(n)           Material Assets
5.01(t)(i)        Indebtedness of Obligors


                                       iv
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                                                                [EXECUTION COPY]

                       NOTE AND STOCK PURCHASE AGREEMENT

            THIS NOTE AND STOCK PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of September 15, 2000 by and among (i) PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "ISSUER"), (ii) THE GUARANTORS FROM TIME TO TIME PARTY HERETO, (iii) CANPARTNERS INVESTMENTS IV, LLC, a California limited liability company (the "INITIAL PURCHASER"), and (iv) THE OTHER PURCHASERS FROM TIME TO TIME PARTY HERETO (together with the Initial Purchaser, the "PURCHASER").

                                    RECITALS

            WHEREAS, the Issuer desires to sell and the Purchaser desires to purchase in each case on the terms and conditions set forth in this Agreement, $7,500,000 in aggregate principal amount of the Issuer's 15% Senior Subordinated Secured Notes due June 15, 2004, for an aggregate purchase price of $7,115,142.86, which notes shall be in substantially the form of EXHIBIT A attached hereto and made a part hereof (together with any Additional Notes (as defined below) and such notes issued in substitution therefor pursuant to SECTIONS 2.03 and 2.04 of this Agreement, the "NOTES");

            WHEREAS, concurrently with the issuance of the Notes, the Purchaser has agreed to purchase and American Psych Systems Holdings, Inc., a Delaware corporation and the parent of the Issuer (the "PARENT") has agreed to issue to the Purchaser an aggregate of 750,000 shares of the Parent's Common Stock (the "SHARES") for an aggregate purchase price of $750, and the Purchaser and the Parent have agreed to Purchaser's exercise of previously issued Warrants in exchange for 1,183,928 shares of Common Stock (the "WARRANT SHARES");

            WHEREAS, the Purchaser has required as a condition, among others, to its purchase of the Notes that the Parent and each Subsidiary of the Issuer named as a Guarantor herein unconditionally guarantee the prompt and complete payment and performance of the Issuer's obligations under the Notes, this Agreement and the other Note Documents; and

            WHEREAS, to provide assurance for the repayment of the Notes, the Issuer and the Guarantors will provide or will cause to be provided to the Purchaser, a security interest in the Collateral pursuant to the applicable Security Documents;

            WHEREAS, the Issuer has entered into that certain Credit Agreement, dated as of December 23, 1998, as amended on August 26, 1999, October 18, 1999, June 23, 2000 and the date hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT") with Bank of America, N.A. (successor in interest to Banc of America Commercial Finance Corporation, formerly known as NationsCredit Commercial Corporation), as agent for all of the "Lenders" named therein (the "EXISTING LENDERS") pursuant to which, among other things, the Existing Lenders have agreed, subject to the terms and conditions set forth in the Existing Credit Agreement, to make certain loans and financial accommodations to the Issuer;
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                                                                [EXECUTION COPY]

            WHEREAS, the Existing Lenders have required as a condition, among others, to their obligations under the Existing Credit Agreement that the Purchaser enter into that certain Subordination and Intercreditor Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT").

            NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

            SECTION 1.01. Certain Defined Terms. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "ADDITIONAL NOTE" is defined in SECTION 6.25.

            "AFFILIATE" means with respect to any Person (i) any other Person that directly, or indirectly through one or more intermediaries, controls such first Person (a "CONTROLLING PERSON") or (ii) any other Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AFFILIATED INVESTOR" shall mean with respect to any Person, all other Persons the investment affairs of which are controlled or managed by the first Person.

            "AGREEMENT" is defined in the preamble to this Agreement.

            "APS" means American Psych Systems, Inc., an Iowa corporation.

            "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Obligor of any asset, but excluding (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; provided that a disposition of assets not excluded by clauses (i) or (ii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that), subject to the provisions of Section 6 of the Intercreditor Agreement: (x) the aggregate Net Cash Proceeds of such disposition of assets are not used for the purchase of reasonably equivalent replacements of such assets acquired or ordered within 90 days thereof or (y) the aggregate Net Cash Proceeds from such disposition (if not used as provided in clause (x) above), when combined with all other such dispositions previously made during such Fiscal Year and not used as provided in clause (x) above, exceeds $100,000.


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                                                                [EXECUTION COPY]

            "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.ss.ss.101 ET SEQ.).

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

            "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person (if a corporation) or any and all similar ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date of this Agreement.

            "CAPITATED BENEFICIARY ADJUSTMENT PAYMENT" means any payments made to APS upon the termination of the PHC Service Agreement pursuant to Section 2.3 of the PHC Purchase Agreement based on the formula set forth on Schedule II-A to the PHC Purchase Agreement.

            "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in 10 U.S.C. ss.ss.1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. ss.199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 38 U.S.C. ss.1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. ss.17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events after the date hereof:

                  (i) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchanges Commission under the Securities Exchange Act of


                                      -3-
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                                                                [EXECUTION COPY]

1934, as amended), other than the current owners and Persons who acquire Common Stock as consideration for acquisitions, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 25% or more of the Common Stock of the Parent;

                  (ii) each of Dr. Kenneth A. Kessler, Nazem & Company IV, L.P., Applewood Associates, L.P., Seneca Ventures, Woodland Partners and Woodland Venture Fund shall hold less than the number of outstanding shares of such class of capital stock of the Parent (on a fully diluted basis) as each such Person holds on the Closing Date;

                  (iii) Dr. Kenneth A. Kessler shall cease to perform the functions of President and Chief Executive Officer of the Issuer, and a successor shall not have been appointed by the Issuer and approved by the Required Holders within 90 days thereafter; or

                  (iv) during any twelve consecutive calendar months, Persons who were directors of the Parent or who were directors of the Issuer on the first day of such period shall cease to constitute a majority of the board of directors of the Parent or the Issuer, respectively.

            "CLOSING" is defined in SECTION 4.01.

            "CLOSING DATE" is defined in SECTION 4.01.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COLLATERAL" means with respect to each Obligor, all of such Obligor's Property pledged as security for the Obligations pursuant to the Security Documents.

            "COLLATERAL AGENT" has the meaning set forth in the Intercreditor Agreement.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means (i) both the Class A Common and the Class B Common shares of the Parent, $0.001 par value, as set forth in its Certificate of Incorporation and (ii) any securities issued in respect of or exchange for the securities described in clause (i) pursuant to a stock dividend, stock split, recapitalization, merger or reclassification.

            "CONFIDENTIAL INFORMATION" is defined in SECTION 9.06.

            "CONSOLIDATED ADJUSTED CURRENT ASSETS" means, at any date, the Consolidated Current Assets (excluding cash and cash equivalents) of the Parent and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Parent and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditures by way of acquisition of a Person or by way of assumption of Indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the


                                      -4-
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                                                                [EXECUTION COPY]

replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

            "CONSOLIDATED CURRENT ASSETS" means, at any date, the consolidated current assets of the Parent and its Consolidated Subsidiaries determined as of such date.

            "CONSOLIDATED CURRENT LIABILITIES" means, at any date, (i) the consolidated current liabilities (excluding Indebtedness) of the Parent and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Parent or a Consolidated Subsidiary) which are Guaranteed by the Parent or a Consolidated Subsidiary, all determined as of such date.

            "CONSOLIDATED EBITDA" means, for any period, the EBITDA of the Parent and its Consolidated Subsidiaries for such period.

            "CONSOLIDATED FREE CASH FLOW" means, for any period, Consolidated EBITDA for such period minus the following amounts:

            (a) all cash payments of income taxes by the Parent and its Consolidated Subsidiaries during such period; and

            (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by Senior Debt Documents and are not financed during such period with the proceeds of Indebtedness of the Parent or any Subsidiary permitted under SECTION 7.05(b).

            "CONSOLIDATED NET INCOME" means, the net income of the Parent and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

            "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith between the Guarantors and the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

            "COVENTRY HEALTH CARE" means Coventry Health Care, Inc., an Iowa corporation.

            "CURRENT RATIO" means at any time the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, each as of the last day of the then most recently ended calendar month.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


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                                                                [EXECUTION COPY]

            "DEFAULT RATE" means that rate of interest that is 2.5% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

            "EBITDA" means, for any period and for any Person, the Consolidated Net Income of such Person and its consolidated subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP (specifically including in the calculation thereof in the case of the Parent and its Consolidated Subsidiaries (x) any income or loss from discontinued operations and (y) the full amount of any charges incurred in such period related to the development of new business, whether expensed or capitalized) (A) eliminating, without duplication: (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries of such Person unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject (in the case of the Parent) to SECTION 1.03, and (vi) any interest income, and (B) deducting therefrom, to the extent not previously deducted in calculating Consolidated Net Income, any development costs incurred subsequent to the Closing Date, whether expensed or capitalized on the books of the Parent.

            "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

            "EQUITY INTEREST" means the legal or beneficial ownership of all or a portion of the equity of a Person, including but not limited to preferred or common stock, options, warrants or rights to acquire stock, interests in a limited liability company, trusts, interests in a general or limited partnership or interests in other Persons, however denominated.

            "EVENT OF DEFAULT" is defined in SECTION 8.01.

            "EXCESS CASH FLOW" means, for any period, an amount equal to (i) Consolidated Free Cash Flow for such period, plus (ii) any interest income of the Parent and its Consolidated Subsidiaries for such period, minus (iii) the sum for such period of Total Debt Service for such period, and plus (or minus)
(iv) any decrease (or increase) in the Net Working Investment (other than as a result of acquisitions) at the end of such Fiscal Year, when compared with the Net Working Investment at the end of the prior Fiscal Year.

            "EXCESS CASH FLOW ADJUSTMENT DATE" is defined in SECTION 2.06(b)

            "EXCHANGE ACT" means the Securities Exchange Act of 1934.

            "EXISTING CREDIT AGREEMENT" is defined in the recitals to this Agreement.

            "EXISTING LOAN DOCUMENTS" means the Existing Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

            "EXTRAORDINARY PROCEEDS" means the following cumulative proceeds of the Parent, Issuer and any Subsidiary from any and all of the following in the aggregate, regardless of the timing of receipt of such proceeds:

            (i) 100% of Net Cash Proceeds from Asset Sales;

            (ii) 50% of the first Five Million Dollars ($5,000,000) of Net Cash Proceeds from a Private Equity Issuance and 100% of Net Cash Proceeds from a Private Equity Issuance in excess of Five Million Dollars ($5,000,000);

            (iii) 100% of Major Casualty Proceeds unless, the Required Lenders (as defined in the Existing Credit Agreement) shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account (as defined in the Existing Credit Agreement) to be held and applied in accordance with the Security Documents);

            (iv) 100% of Capitated Beneficiary Adjusted Payments; or

            (v) 62.5% of the first Thirty Million Dollars ($30,000,000) of the Net Cash Proceeds from an IPO or any subsequent public issuance of equity and 87.5% of Net Cash Proceeds from an IPO or any subsequent public issuance of equity in excess of Thirty Million Dollars ($30,000,000).

            "FISCAL YEAR" means a fiscal year of the Issuer.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Parent and its Subsidiaries on a consistent basis.

            "GOVERNING DOCUMENTS" means, with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and

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                                                                [EXECUTION COPY]

preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests, as in effect from time to time.

            "GOVERNING LAW" means the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GUARANTORS" means, collectively, the Parent, each Subsidiary of the Parent, other than the Issuer, and each other Person who now or in the future guarantees the payment and performance of the Obligations; PROVIDED, HOWEVER, that no Person shall be a Guarantor after such time as such Person has been released from its Guaranty of the Notes pursuant to the provisions of this Agreement.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTY" means, with respect to any Guarantor, its guaranty of the Notes and all of its obligations thereunder as set forth in Article III hereof.

            "HAZARDOUS MATERIALS" means: (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

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                                                                [EXECUTION COPY]

            "HCFA" shall mean the Health Care Financing Administration, an agency of HHS, and any successor thereto.

            "HHS" means the United States Department of Health and Human Services or any successor thereto.

            "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
SECTION 2.02.

            "INDEBTEDNESS" of a Person means at any date, without duplication, all obligations of such Person which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person, including, without limitation, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (ix) all indebtedness of others Guaranteed by such Person, and (x) all obligations of such Person in respect of settlements (structured or otherwise) of any litigation involving such Person.

            "INSOLVENCY EVENT" means any of the events described in paragraphs
(h) and (j) of SECTION 8.01.

            "INTERCREDITOR AGREEMENT" is defined in the recitals to this Agreement.

            "INTEREST RATE CONTRACT" means any interest rate exchange, swap, collar, future protection, cap, floor or similar agreements providing interest rate protection.

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                                                                [EXECUTION COPY]

            "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "IPO" means the closing of a Person's initial public offering of its shares under the Securities Act.

            "ISSUER" is defined in the preamble to this Agreement.

            "KEY-PERSON LIFE INSURANCE POLICY" is defined in SECTION 6.05(e).

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Note Documents, the Parent, the Issuer or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "LINES OF BUSINESS" means any of the delivery and arranging for delivery of behavioral health care services and substance abuse services and the management and/or administration of the delivery of such behavioral health care services and substance abuse services.

            "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by any Obligor under any Property Insurance Policy, or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by any Obligor, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $100,000.

            "MATERIAL" means material in relation to the business, operations, financial condition, assets, properties, or prospects of the Parent and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Collateral Agent or the Holders under the Note Documents, or the ability of the Issuer, the Parent or any other Obligor to perform its obligations under the Note Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Note Document, or (d) the existence, perfection or priority of any security interest granted in the Note Documents or the value of the Collateral (including its value to the Collateral Agent and the Holders as security for the Obligations).

            "MATERIAL AGREEMENT" is defined in SECTION 5.01(d)(ii).

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                                                                [EXECUTION COPY]

            "MAXIMUM SENIOR DEBT AMOUNT" has the meaning set forth in the Intercreditor Agreement.

            "MEDICAID" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 USC ss.ss.1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program (including any program operated under a Section 1115 demonstration waiver approved by HCFA) and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MEDICARE" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MINIMUM RESERVE" means the aggregate of the deposits and cash amounts established by the Parent or its Subsidiaries in an aggregate amount of at least $2 million.

            "MORTGAGE" means any mortgage, deed of trust, deed to secure debt or other similar instrument delivered by any Obligor pursuant to SECTION 6.22 hereof, which shall be in such form as may be required by the Collateral Agent and the Required Holders.

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash proceeds received by an Obligor from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (x) any expenses (including commissions) reasonably incurred by such Person in respect of such transaction, and (y) in the case of an Asset Sale, the amount of any Indebtedness secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person (as estimated by the chief financial officer of the Issuer) in respect of such Asset Sale.

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                                                                [EXECUTION COPY]

            "NET WORKING INVESTMENT" means, at any date, Consolidated Adjusted Current Assets minus Consolidated Current Liabilities, all determined at such date.

            "NOMINEE AGREEMENT ASSIGNMENTS" means those certain Nominee Agreement Assignments of even date herewith between the Issuer and the Collateral Agent regarding Psych Systems of Westchester, Inc., Psych Systems of Long Island, Inc., and Psych Systems of Manhattan, Inc., respectively, as the same may be amended, supplemented or otherwise modified from time to time.

            "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Contribution Agreement, the Intercreditor Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith.

            "NOTES" is defined in the recitals to this Agreement.

            "OBLIGATIONS" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to SECTION 9.13, or (to the extent permitted by the Note Documents) any of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Notes (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iii) the obligations of the Guarantors arising under ARTICLE III of this Agreement.

            "OBLIGOR" means the Issuer or any Guarantor and "OBLIGORS" means the Issuer and all of the Guarantors.

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "PERMITTED LIENS" means Liens permitted pursuant to SECTION 7.06.

            "PERMITTED REFINANCING" has the meaning set forth in the Intercreditor Agreement.

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                                                                [EXECUTION COPY]

            "PERMITTED REFINANCING SENIOR DEBT DOCUMENTS" means any financing documentation executed in connection with a Permitted Refinancing, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement and the Intercreditor Agreement.

            "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

            "PHC PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated as of September 26, 1997, between APS and Principal Health Care, Inc., an Iowa corporation, and assigned to Coventry Health Care.

            "PHC SERVICE AGREEMENT" means that certain Behavioral Health Services Agreement, dated as of September 26, 1997, by and among the Parent, APS, Principal Health Care, Inc., an Iowa corporation ("PHC"), and each of PHC's health maintenance organization subsidiaries party thereto, as assigned to Coventry Health Care.

            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

            "PLEDGED SECURITIES" means all of the issued and outstanding Equity Interests of the Subsidiaries and of the Issuer.

            "PLEDGORS" means those Obligors identified on SCHEDULE 5.01(f)(ii).

            "POST CLOSING UNDERTAKING" means that certain Post Closing Undertaking of even date herewith among the Issuer, the Parent, each of the Subsidiaries of the Parent, the Collateral Agent and the Purchaser.

            "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "PREPAYMENT TRANSACTION" is defined in SECTION 2.06.

            "PRIORITY" means Priority, Inc., a Michigan corporation.

            "PRIVATE EQUITY ISSUANCE" means any private issuance and sale of Common Stock or other equity securities.

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                                                                [EXECUTION COPY]

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Obligor covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "PURCHASERS" OR "PURCHASER" means collectively, as of the Closing Date, each Person a signatory hereto as a Purchaser and, at any other given time, each Person which is a party hereto as a Purchaser, and any Person to which a Purchaser has assigned some or all of its rights to purchase the Notes and the Shares hereunder.

            "REAL PROPERTY" shall have the meaning assigned to it in SECTION
6.22.

            "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration and Shareholders Rights Agreement of even date herewith among the Parent, the Issuer and the Purchaser with respect to the Shares, as the same may be amended, supplemented or otherwise modified from time to time.

            "RELATED PERSON" means any Affiliate of the Parent, the Issuer or any officer, employee, director or stockholder of the Parent, the Issuer or any Affiliate, or a relative of any of the foregoing.

            "REQUIRED HOLDERS" means, at any time, the Holders of more than fifty percent in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Related Persons).

            "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person,
(b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

            "RESTRICTED PAYMENT" means as to any Person (i) any dividend or other distribution on any shares of such Person's capital stock (except dividends payable solely in shares of its capital stock of the same class), (ii) any payment on account of the principal of or premium, if any, on any Indebtedness convertible into shares of such Person's capital stock, or on any Indebtedness subordinated in right of payment to the Obligations, or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock, or (b) any option, warrant or other right to acquire shares of such Person's capital stock. In the case of the Issuer and its Subsidiaries, Restricted Payment shall also include any payment or distribution to or for the benefit of the Parent.

            "SECURITIES" means the Notes, the Shares and the Warrant Shares.

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                                                                [EXECUTION COPY]

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "SECURITY DOCUMENTS" has the meaning set forth in the Intercreditor Agreement.

            "SEGREGATED ACCOUNT AGREEMENT" has the meaning set forth in the Intercreditor Agreement.

            "SENIOR DEBT" has the meaning set forth in the Intercreditor Agreement.

            "SENIOR DEBT DOCUMENTS" means the Existing Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

            "SENIOR DEBT TERMINATION DATE" has the meaning ascribed to "Termination Date" in the Intercreditor Agreement.

            "SENIOR FINANCIAL OFFICER" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

            "SENIOR LENDER" means the Existing Lender and any other Persons who now or hereafter become parties as lenders to any of the Senior Debt Documents.

            "SENIOR MANAGEMENT" means the President and/or the Chief Executive Officer or such other officer as shall hereafter perform substantially the same functions as the foregoing.

            "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the Issuer, as set forth in the Issuer's amended articles of incorporation.

            "SERVICE AGREEMENT" means an agreement pursuant to which any Obligor agrees to provide any health care management service.

            "SHARES" is defined in the recitals to this Agreement.

            "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified or required by the context herein, the term Subsidiary shall be deemed to refer to a Subsidiary of the Parent.

            "SUBSIDIARY GUARANTOR" means any Guarantor (other than the Parent).

            "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is

                                                                [EXECUTION COPY]

organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Issuer or any of its Subsidiaries or (v) any money market or mutual fund that invests only in the foregoing and manager of which and the liquidity of which is reasonably satisfactory to the Holders.

            "TOTAL DEBT SERVICE" means, for any period, the sum of (i) the aggregate interest charges incurred by the Parent and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP but excluding the portion of any debt discount or premium and the expenses of any debt issuance that shall be amortized in such period, and (ii) the aggregate amount of all scheduled principal payments on all Indebtedness, including the portion of any payments under Capital Leases that is allocable to principal.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

            "UNPAID PRINCIPAL AMOUNT" means, as to the Notes in the aggregate, $7,500,000 less the aggregate amount of all payments of principal made by any Obligor on the Notes (excluding payments made as premium and payments made as interest).

            "WARRANTS" is defined in SECTION 5.01(c).

            "WARRANT SHARES" is defined in the recitals to this Agreement

            SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            SECTION 1.03. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP (except for changes concurred in by the Issuer's independent public accountants), with the most recent audited consolidated financial

                                                                [EXECUTION COPY]

statements of the Parent and its Consolidated Subsidiaries delivered to the Holders (subject, in the case of interim financial statements, to the absence of footnotes and to changes resulting from audit and normal year-end adjustments); PROVIDED that, if: (i) the Parent notifies the Holders that the Parent wishes to amend any covenant in Article VII or the definition of "Excess Cash Flow" or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant or the determination of "Excess Cash Flow", or (ii) the Collateral Agent notifies the Parent that the Required Holders wish to amend
Article VII or the definition of "Excess Cash Flow" or any related definition for such purpose, then the Parent's compliance with such covenant or "Excess Cash Flow", as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required Holders.

            SECTION 1.04. REFERENCES TO THIS AGREEMENT. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

            SECTION 1.05. MISCELLANEOUS TERMS. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified. The term "including" is by way of example and not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with SECTION 9.03. A reference to a statute, ordinance, code or other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.

                                   ARTICLE II.
                                    THE NOTES

            SECTION 2.01. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, at the Closing provided for in SECTION 4.01, the Issuer will issue and sell to the Purchaser and the Purchaser agrees to purchase from the Parent the Shares and from the Issuer the Notes in the principal amount of $7,500,000 for the aggregate consideration of $7,115,142.86, with the $384,857.14 portion constituting original issue discount fully earned upon funding.

            SECTION 2.02. REGISTRATION OF NOTES. The Issuer hereby acknowledges and makes the Notes a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for the Notes (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Note(s), hereby agrees to provide the Issuer with a completed Internal Revenue

                                                                [EXECUTION COPY]

Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this SECTION 2.02. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this SECTION 2.02 and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Notes or any interest therein in violation of this SECTION
2.02. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Notes on the books maintained for such purpose at the cost and expense of the assignee.

            SECTION 2.03. TRANSFER AND EXCHANGE OF NOTES.

            (a) The Holders understand and agree that the Notes have not been registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or, where applicable, pursuant to an exemption from the registration requirements of the Securities Act and, where applicable, the securities laws of any state. The Holders understand and agree that each Note or certificate representing the Notes shall bear the following legends:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS

            THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "INTERCREDITOR AGREEMENT"), AMONG CANPARTNERS INVESTMENTS IV, LLC, PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND BANK OF AMERICA, N.A. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF


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            ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE
            EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT. THIS
            NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INTERCREDITOR AGREEMENT.

            (b) Subject to the requirements of clause (a) above, upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer reasonably acceptable to the Issuer, duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 5.02.

            SECTION 2.04. REPLACEMENT OF NOTES. Upon receipt by the Issuer of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note held by such Holder, and

            (a) in the case of loss, theft or destruction, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, or

            (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


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            SECTION 2.05. PAYMENTS ON NOTES.

            (a) PLACE OF PAYMENT; SURRENDER. Payments of principal, interest and other amounts becoming due and payable on the Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Note, the Holder of such Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligors at the Issuer's principal executive office. Prior to any sale or other disposition of any Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to SECTION 2.03.

            (b) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

            SECTION 2.06. MANDATORY OFFERS TO REPURCHASE THE NOTES; MANDATORY PREPAYMENTS.

            (a) Within five Business Days after the occurrence of: (a) a Change of Control or (b) the Issuer's receipt of Extraordinary Proceeds ((a) and (b) being hereafter collectively referred to as a "PREPAYMENT TRANSACTION"), the Issuer shall give written notice of such Prepayment Transaction to each Holder, which notice shall state the date of such Prepayment Transaction and shall describe such Prepayment Transaction in reasonable detail. The notice shall include an offer to prepay: (i) all of the Notes in the event of a Change of Control, or (ii) such of the Notes as may be purchased with 100% of the Extraordinary Proceeds after the deduction of proceeds applied by the Issuer to the Senior Debt in accordance with the Senior Debt Documents and SECTION 6.16 hereof (a "PREPAYMENT OFFER"). The date specified for such purchase (the "PREPAYMENT DATE") shall be (i) if the prepayment is triggered by a Change of Control or if the Senior Debt Termination Date has occurred, then no sooner than 20 nor later than 30 days after the Prepayment Transaction, or (ii) if the Senior Debt Termination Date has not occurred, promptly at such time that the Senior Lender permits the prepayment or at such time as the Senior Debt Termination Date occurs, the date of which the Issuer promptly shall notify the Holders. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein.

            Such option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Prepayment Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Prepayment Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer


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the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; PROVIDED that, notwithstanding its exercise of the option herein provided, any such Holder may at any time prior to the Prepayment Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Notes to be repurchased. In the event of the Issuer's receipt of Extraordinary Proceeds, promptly following the Prepayment Date, the Issuer shall deliver to each Holder electing to accept the Prepayment Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Prepayment Offer is not fully subscribed to by the Holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available Extraordinary Proceeds and then any remaining Extraordinary Proceeds may be retained by the Guarantor or Issuer.

            (b) PREPAYMENTS FROM EXCESS CASH FLOW. On the earlier of (x) the date audited financial statements for each Fiscal Year are delivered in accordance with SECTION 6.01, and (y) ninety (90) days following the last day of each of its Fiscal Years, commencing with the Fiscal Year ended December 31, 2000, Issuer shall prepay

                  (i) until the earlier of (a) March 15, 2001, and (b) the date that Parent has delivered an Officer's Certificate certifying that the Parent and its Consolidated Subsidiaries have achieved a Current Ratio of 1.1 to 1 (the "EXCESS CASH FLOW ADJUSTMENT DATE"), Notes in an amount equal to 60% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has occurred;

                  (ii) after the Excess Cash Flow Adjustment Date, Notes in an amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has occurred;

                  (iii) until the Excess Cash Flow Adjustment Date, the principal amount of the term loan portion of the Senior Debt in an amount equal to 60% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has not yet occurred; and

                  (iv) after the Excess Cash Flow Adjustment Date, the principal amount of the term loan portion of the Senior Debt in an amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year if at such time the Senior Debt Termination Date has not yet occurred.

Any calculation pursuant to this SECTION 2.06(e) shall be based on the audited financial statements for Parent.

            (c) PREPAYMENTS FROM KEY-PERSON LIFE INSURANCE PROCEEDS. Promptly upon receipt by the Issuer or the Parent of any payment under the Key-Person Life Insurance Policy, the Issuer shall prepay the Notes in an amount equal to the amount of such payment.

            SECTION 2.07. OPTIONAL PREPAYMENTS OF THE NOTES.

            (a) NOTICE OF PREPAYMENT; PREPAYMENT AMOUNT. The Issuer may, at its option, upon notice provided below, prepay at any time all, or from time to time any part of, the Notes, at a price determined in accordance with SECTION 2.07(C). The Issuer will give each Holder of


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                                                                [EXECUTION COPY]

Notes written notice of each optional prepayment under this SECTION 2.07 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with SECTION 2.09), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

            (b) MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this SECTION 2.07, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer, for the benefit of the Issuer, and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

            (c) OPTIONAL PREPAYMENT PURCHASE PRICE. If any optional prepayment under SECTION 2.07 occurs:

                  (i) before the first anniversary of the Closing Date, then the purchase price shall be 105% of the Unpaid Principal Amount;

                  (ii) on or after the first anniversary of the Closing Date and before the second anniversary of the Closing date, then the purchase price shall be 102.50% of the Unpaid Principal Amount;

                  (iii) on or after the second anniversary of the Closing Date, then the purchase price shall be 100% of the Unpaid Principal Amount; and

in all cases, plus any unpaid and accrued interest thereon.

            SECTION 2.08. PURCHASES OF NOTES. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including any offer or right to purchase the Notes pursuant to SECTIONS
2.06 OR 2.07). Each Obligor will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or otherwise and no Notes may be issued in substitution or exchange for any such Notes (except to the limited extent set forth in SECTION 2.06).

            SECTION 2.09. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes under SECTION 2.06 OR 2.07, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.


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                                                                [EXECUTION COPY]

                                  ARTICLE III.
                               GUARANTEE OF NOTES

            SECTION 3.01. AGREEMENT OF GUARANTY. In order to induce the Purchaser to purchase the Notes, the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee as primary obligors and not merely as sureties, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Issuer now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Note.

            SECTION 3.02. GUARANTY IRREVOCABLE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and to the maximum extent permitted by Governing Law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to the maximum extent permitted by Governing Law, as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the Holders of Notes may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Holders of Notes in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holders of the Notes may have against any such security, as the Holders of the Notes in their discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to any of them under any of the Note Documents, at law or in equity; and (c) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of


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court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations,
(iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Holders of the Notes might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Holder of Notes in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations. Notwithstanding the foregoing, the Guaranty herein is also subject to the terms of the Intercreditor Agreement.

            SECTION 3.03. CERTAIN WAIVERS. Each Guarantor hereby waives to the maximum extent permitted by Governing Law, for the benefit of the Holders: (a) any right to require the Holders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Holders in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Holders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Holders' errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or the Note or any agreement or instrument related thereto, notices


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of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

            SECTION 3.04. CERTAIN CALIFORNIA LAW WAIVERS. As used in this
SECTION 3.04, any reference to "the principal" includes the Issuer, and any reference to "the creditor" includes the Holders of Notes. In accordance with
Section 2856 of the California Civil Code (if the same shall be found to be applicable notwithstanding SECTION 9.12): (i) each Guarantor waives any and all rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations, or to any other guarantor (including any other Guarantor) of any of the Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the anti-deficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (ii) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided in SECTION 9.12 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This
SECTION 3.04 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Obligations.

            SECTION 3.05. LIMITATIONS ON SUBROGATION. Until the Obligations shall have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849 or similar statutes of other states), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Holder of Notes now has or may hereafter have against the Issuer, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Holders of Notes, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its


                                      -25-
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rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders of Notes may have against the Issuer, to all right, title and interest the Holders of Notes may have in any such collateral or security, and to any right the Holders of Notes may have against such other guarantor.

            SECTION 3.06. LIMIT ON AMOUNT OF GUARANTY. Each Guarantor confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guaranty does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor on the date of determination and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance.

            SECTION 3.07. RELEASE OF SUBSIDIARY GUARANTORS UNDER CERTAIN CIRCUMSTANCES. Upon the sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, to an entity which is not a Subsidiary Guarantor and which sale or disposition is in compliance with SECTION 7.02 hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under this Guaranty without any further action required on the part of the Holders of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Issuer remaining outstanding as a liability of the Issuer following such sale or disposition, shall also terminate upon such release, sale or transfer; and PROVIDED, FURTHER, that if such event constitutes an Asset Sale, the Net Cash Proceeds of such an Asset Sale will be applied in accordance with SECTION 2.08 of this Agreement. The Issuer shall deliver an appropriate instrument evidencing such release to the Holders of the Notes. Any Subsidiary Guarantor not so released remains liable for the full amount of all Obligations.

            SECTION 3.08. SUBORDINATION OF CERTAIN INDEBTEDNESS. Any Indebtedness of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations, and any such indebtedness of the Issuer to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Holders of the Notes and shall forthwith be paid over to the Holders of the Notes to be


                                      -26-
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credited and applied against the Obligations.

            SECTION 3.09. GUARANTORS' INDEMNITY. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Holders of Notes harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Holders of Notes in connection with the enforcement of or preservation of any rights under this ARTICLE III.

            SECTION 3.10. NO DUTY OF INQUIRY. It is not necessary for the Holders of Notes to inquire into the capacity or powers of any Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

            SECTION 3.11. NO DUTY TO PROVIDE DATA TO GUARANTORS. The Holders of Notes shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Issuer. Each Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under this Agreement, the Notes and the other Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holders of Notes to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuer now known or hereafter known by the Holders of Notes.

            SECTION 3.12. RIGHTS CUMULATIVE. The rights, powers and remedies given to the Holders of Notes by this Article III are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Holders of Notes by virtue of any statute or rule of law or in this Agreement, any Note or any of the other Note Documents between any Guarantor and the Holders of Notes or between the Issuer and the Holders of Notes. Any forbearance or failure to exercise, and any delay by the Holders of Notes in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

            SECTION 3.13. CERTAIN WAIVERS REGARDING INTEREST ACCRUALS. Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceeding had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and the Holders of Notes that the Obligations which are guarantied by Guarantors pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Obligations.

            SECTION 3.14. CONTINUATION OF GUARANTY. In the event that all or any portion of the Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue


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and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holders of Notes as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE III.

            SECTION 3.15. CONTINUING GUARANTY. This Guaranty set forth in this
ARTICLE III is a continuing guaranty and shall be binding upon each Guarantor and, except as expressly provided herein, its respective successors and assigns, and each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815 and under any similar statutes of other states) to revoke the Guaranty contained in this ARTICLE III as to future transactions giving rise to any Obligations. The Guaranty contained in this ARTICLE III shall inure to the benefit of the Holders of Notes and their respective successors and assigns.

                                   ARTICLE IV.
                                     CLOSING

            SECTION 4.01. CLOSING OF PURCHASE AND SALE OF NOTES AND SHARES. The sale and purchase of the Notes and Shares to be purchased by the Purchaser shall occur at such place and time as the Issuer, the Parent and the Purchaser may mutually agree (the consummation of such sale and purchase being referred to herein as the "CLOSING" and the date on which the Closing occurs being referred to herein as the "CLOSING DATE").

            (a) NOTES. At the Closing the Issuer will deliver to the Purchaser the Notes in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 as the Purchaser may request) dated the date of the Closing and registered in the Purchaser's name (or in the name of such Purchaser's nominee), against delivery by the Purchaser to the Issuer in the amount of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified by the Issuer in a written notice to the Purchaser. If at the Closing the Issuer shall fail to tender such Notes to the Purchaser as provided above in this SECTION 4.01, or any of the other conditions specified in SECTION 4.02 shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

            (b) SHARES. In connection with the Purchaser's commitment to purchase the Notes, as described in SECTION 4.01(A), the Parent shall issue to the Purchaser the Shares in exchange for a payment to Parent of $750. The Shares shall be issued subject to the legends set forth in SECTION 2.03 and to the following right of repurchase by the Parent for $0.01 per share:

       Notes Repaid                  Shares Subject to     Shares
       in Full Prior to              Repurchase by Issuer  Retained by Purchaser
       ----------------              --------------------  ---------------------
       First Anniversary of Closing  250,000               500,000
       Second Anniversary of         100,000               650,000
       Closing
       Thereafter                    none                  750,000


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                                                                [EXECUTION COPY]

            (c) EXERCISE OF PRIOR WARRANTS Purchaser is the holder of Warrants to purchase 273,214 shares of Common Stock at $3.50 per share and Warrants to purchase 910,714 shares of Common Stock at $0.01 per share (the "WARRANTS"). At the Closing, Purchaser shall exchange the Warrants with an exercise price of $3.50 per share at no cost and the Warrants with an exercise price of $0.01 per share at a purchase price of $9,107.14.

            SECTION 4.02. ADDITIONAL CONDITIONS TO CLOSING. The Purchaser's obligation to purchase and pay for the Notes and the Shares to be sold to it at the Closing is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

            (a) DELIVERY OF NOTE DOCUMENTS. The Purchaser shall have received on or before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the
Purchaser:

                  (i) this Agreement, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date, and the Notes;

                  (ii) the Shares and the Warrant Shares issued to the Purchaser and the Registration Rights Agreement;

                  (iii) the Nominee Agreement Assignments;

                  (iv) the Intercreditor Agreement and the amendment to the Existing Credit Agreement described in SECTION 5.01(T)(I);

                  (v) evidence of receipt of all required consents by the stockholders of the Issuer to this Agreement and the transactions contemplated hereby;

                  (vi) evidence that the Security Documents have been amended to provide that the Collateral secures the Obligations and the "Obligations" under the Existing Credit Agreement with the relative priorities established by the Intercreditor Agreement;

                  (vii) the Segregated Account Agreement;

                  (viii) the Contribution Agreement;

                  (ix) such consents, if any, as are necessary from debt, equity or warrant holders of the Parent, Issuer, or any Subsidiary to not cause (i) the issuance of the Notes or the Shares to trigger any anti-dilution or preemptive rights or (ii) to violate any provision of such instruments that would otherwise prohibit such issuance; and

                  (x) the Post Closing Undertaking.

            (b) DELIVERY OF CORPORATE DOCUMENTS. On or before the Closing Date, the Purchaser shall have received:


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                                                                [EXECUTION COPY]

                  (i) an Officer's or General Partner's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.01, and 4.02 have been fulfilled; and

                  (ii) a certificate of the Secretary or Assistant Secretary of each Obligor or Obligor's general partner, as applicable, certifying as to (a) the resolutions of the Obligor's, or the Obligor's general partner's, boards of directors authorizing the execution, delivery and performance of the Note Documents to which the Obligor is a party; (b) the names, incumbency, and signatures of the officers of the Obligor, or the Obligor's general partner, authorized to execute, deliver and perform such documents, and (c) the accuracy and currency of such Obligor's Governing Documents.

            (c) OPINIONS OF COUNSEL. The Purchaser shall have received favorable legal opinions from counsel for the Obligors, covering the matters set forth in EXHIBIT B and covering such other matters incident to the transactions contemplated hereby as the Purchaser may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchaser).

            (d) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole from July 31, 2000.

            (e) SECURITY AND OTHER DOCUMENTATION. On or prior to the Closing Date the Purchaser shall have received fully executed copies of the Security Documents and the Collateral Agent shall have received fully-executed originals thereof together with such stock powers and other documents required to perfect the security interests granted by the Security Documents.

            (f) PERFORMANCE OF MATERIAL AGREEMENTS; SECURITY INTERESTS IN COLLATERAL. On or prior to the Closing Date, the Purchaser shall have received evidence satisfactory to it that each Obligor has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses and copyright), as set forth in its financial statements and in other documents presented to the Purchaser to enable each such Obligor to perform the Material Agreements, as set forth on SCHEDULE 5.01(D)(II), to which each Obligor is a party and as to each Obligor to grant to the Purchaser the security interests contemplated by the Note Documents, and that all financing statements, and other filings under applicable law necessary to provide the Collateral Agent with a first priority perfected security interest in the Collateral (except with respect to Permitted Liens for the Senior Debt, in which case it shall be a second priority perfected security interest) have been filed or delivered to the Purchaser in satisfactory form for filing.

            (g) [Reserved].

            (h) LITIGATION. Except as disclosed on Schedule 4.02(h) hereof, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Purchaser's good faith judgment could reasonably be expected to materially and adversely affect

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                                                                [EXECUTION COPY]

(i) the assets, operations, business or condition (financial or otherwise) of the Parent, the Issuer or its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their respective Obligations hereunder or (iii) the rights and remedies of the Purchaser.

            (i) UCC SEARCHES. The Purchaser shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Purchaser to make a UCC filing in order to obtain a perfected security interest in the Collateral.

            (j) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors in the Note Documents shall be correct when made and at the time of the Closing.

            (k) PERFORMANCE; NO DEFAULT. The Obligors shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SECTION 5.01(S)) no Default or Event of Default shall have occurred and be continuing.

            (l) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Purchaser shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Note Documents.

            (m) DUE DILIGENCE. The Purchaser shall have completed to its satisfaction its due diligence of the Obligors.

            (n) PAYMENT OF EXPENSES. The Issuer shall have paid to the Purchaser on or before the Closing Date fees, charges and disbursements of the Purchaser and the Purchaser's counsel to the extent reflected in statements of the Purchaser and such counsel rendered to the Obligor at least one Business Day prior to the Closing.

            (o) EMPLOYMENT AGREEMENT. The Issuer shall have extended Kenneth Kessler's employment agreement to the earlier of June 15, 2004, or (ii) to such time as the Notes are paid in full.

            (p) PLEDGE OF EQUITY INTERESTS. Parent shall have pledged all of the Equity Interests of Issuer to the Collateral Agent pursuant to the applicable Security Document.

            (q) SATISFACTORY COLLATERAL. The Purchaser shall be satisfied that the Collateral Agent has received security interests in all Property and a pledge of all the issued and outstanding stock of the Guarantors.

            (r) OTHER DOCUMENTS. The Purchaser shall have received such other documentation as the Purchaser may reasonably request.

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                                                                [EXECUTION COPY]

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.01. REPRESENTATION AND WARRANTIES OF THE OBLIGORS. Each of the Obligors jointly and severally represents and warrants to the Purchaser as follows:

            (a) ORGANIZATION; POWER AND AUTHORITY. Each Obligor is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

            (b) AUTHORIZATION, ETC. Each of the Note Documents has been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, and such Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) DISCLOSURE. This Agreement, the other Note Documents, the documents, certificates or other writings delivered to the Purchaser by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in SECTION 5.01(G), do not contain any Material misstatement or Material omission except such as have been corrected in writing and delivered to the Purchaser. Except as described in SCHEDULE 5.01(C), since July 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

            (d) DEFAULTS; AGREEMENTS.

                  (i) DEFAULTS. Except for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Parent, Issuer nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance, observance or fulfillment of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument Material to the Parent, Issuer and any

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                                                                [EXECUTION COPY]

Subsidiary is a party or by which Parent, Issuer or any Subsidiary or their respective property is bound. There exists no condition that constitutes or would constitute a Default or Event of Default under any of the Note Documents.

                  (ii) Agreements. Schedule 5.01(d)(ii) is a true and complete listing as of the date of this Agreement of all agreements, documents and instruments Material to the Parent or any of its Subsidiaries (each, a "MATERIAL AGREEMENT") which listing includes (i) all Indebtedness of Parent or any of its Subsidiaries, including without limitation all credit agreements, indentures and other agreements related to any Indebtedness for borrowed money of any of the Obligors other than the Note Documents, (ii) all Material joint venture, partnership or limited liability company agreements to which Parent or any of its Subsidiaries is a party, and (iii) all guaranties and employment agreements to which Parent or any of its Subsidiaries is a party. The Obligors have delivered or made available to the Purchaser a true and complete copy of each Material Agreement, including all exhibits and schedules thereto.

            (e) Permits; Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of Issuer, Parent and each of its Subsidiaries (a) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable laws regulating the conduct of the insurance business or Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business and (b) has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that are materially burdensome to Issuer, Parent or any of its Subsidiaries. SCHEDULE 5.01(E) lists all Permits which are Material to the Issuer, Parent and its Subsidiaries, and true and complete copies of all such Permits have been made available to the Purchaser.

            (f) Ownership of Pledged Securities.

                  (i) Schedule 5.01(f)(i) contains (i) a diagram indicating the corporate structure of the Parent, its Subsidiaries and any other Person which the Parent or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (a) the correct legal name of such Person, the jurisdiction of its organization and the jurisdiction in which it is qualified to transact business as a foreign corporation or otherwise, (B) the authorized, issued and outstanding shares or interests of each class of equity securities of the Parent and each of its Subsidiaries and the ownership of such shares or interests and
(C) the Pledged Securities of each Obligor.

                  (ii) The Pledged Securities are owned by the Persons specified on SCHEDULE 5.01(f)(ii). All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Agreement or applicable securities laws. Except as set forth on SCHEDULE 5.01(f)(ii)(a), for the Issuer and SCHEDULE 5.01(f)(ii)(b) for the other Obligors, there are no outstanding registration

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                                                                [EXECUTION COPY]

rights, rights of first refusal, anti-dilution rights, or rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the Obligors or any. All rights, including those set forth on SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b), to adjust the purchase price of any shares of stock, or the exercise price of any warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities of the Obligors have been duly and validly waived. The registration rights set forth on SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b) do not conflict with or preempt any registration rights granted to the Purchaser pursuant to the Note Documents. SCHEDULE 5.01(f)(ii)(c) lists all options, warrants or other rights to acquire equity securities of any Subsidiary of the Parent or Issuer that is not an Obligor, including the class of securities to which such rights pertain, the exercise price, expiration date, holders thereof and registration rights pertaining thereto. Except as set forth on such schedule, SCHEDULE 5.01(f)(ii)(a) and SCHEDULE 5.01(f)(ii)(b) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Issuer, Parent or any of its Subsidiaries or obligating the Issuer, Parent or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Issuer, Parent or any of its Subsidiaries. True, correct and complete copies of the forms of all options, warrants, rights, agreements, arrangements or commitments identified in the schedule have been delivered to Purchaser. Except as disclosed in such schedule, there are no obligations, contingent or otherwise, of the Issuer, Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Issuer or Parent stock or the capital stock of any Subsidiary or to provide funds to or make any Investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such Subsidiary or any other entity.

            (g) Financial Statements. The Obligors have delivered to the Purchaser copies of the final audited consolidated financial statements of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 1999 and unaudited statements for the month ending July 31, 2000. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

            (h) Security Interest; Other Security. This Agreement and the other Note Documents, when executed and delivered and, upon the purchase of the Notes by the Purchaser, will create and grant to the Purchaser (upon (i) the filing of the appropriate UCC-1 financing statements with the appropriate filing offices designated by Issuer, and (ii) delivery of the Pledged Securities to the Purchaser) a valid and perfected security interests in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Liens.

            (i) Places of Business. The chief executive office of each Obligor is, on the Closing Date, as set forth on SCHEDULE 5.01(i) hereto, which offices in the United States are the places where each Obligor is "located" for the purpose of the UCC and the Uniform Commercial

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                                                                [EXECUTION COPY]

Code in effect in any State in which any Obligor is so located. All of the places where each Obligor keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on SCHEDULE 5.01(i) hereto.

            (j) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by each Obligor of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other agreement or instrument to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law (including, without limitation, laws regulating the corporate practice of medicine) applicable to such Obligor.

            (k) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

            (l) LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (i) Except as disclosed in SCHEDULE 4.02(h), there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (ii) None of the Obligors is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (m) TAXES. Each Obligor has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which each Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been audited by the Internal Revenue Service and paid for all Fiscal Years up to and including the

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                                                                [EXECUTION COPY]

Fiscal Year ended December 1995.

            (n) TITLE TO PROPERTY; LEASES. Each Obligor has good and marketable title to its assets and properties that individually or in the aggregate are Material, all of which are listed on SCHEDULE 5.01(n), in each case free and clear of Liens (other than Liens permitted by this Agreement). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. No Obligor owns any real property.

            (o) [RESERVED]

            (p) LICENSES, PERMITS, ETC. Each Obligor owns or possesses the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others other than rights of licensors with respect to those items that are subject to such licenses.

            (q) COMPLIANCE WITH ERISA.

                  (i) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                  (iii) No Obligor or any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (iv) The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor is not Material.


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                                                                [EXECUTION COPY]

                  (v) The Obligors' execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(a)-(D) of the Code.

            (r) PRIVATE OFFERING BY EACH OBLIGOR. None of the Obligors or anyone acting on their behalf has offered the Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than accredited investors (within the meaning of Regulation D under the Securities Act). None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

            (s) [reserved]

            (t) EXISTING INDEBTEDNESS; CASH AVAILABILITY; FUTURE LIENS.

                  (i) SCHEDULE 5.01(t)(i) sets forth a complete and correct list of all outstanding Indebtedness of each Obligor as of the Closing Date. As of the Closing Date, the outstanding principal amount of the Indebtedness of all Obligors owed to third parties is not in excess of $14,661,552 and the outstanding principal amount of all intercompany Indebtedness of all Obligors is not in excess of $384,113. In addition, as of the Closing Date, the Parent and its Subsidiaries have cash on hand equal to the Minimum Reserve, and the Senior Debt has been amended to (i) permit the transactions contemplated herein and in the Note Documents, (ii) revise the amortization for term loans and the prepayment requirements of the Senior Debt, (iii) reduce the revolving credit commitment to $3,6000,000, (iv) eliminate the acquisition loan commitment and convert all outstanding acquisition loans to term loans, (v) revise certain financial covenants, (vi) conform certain provisions in accordance with the Intercreditor Agreement, and (vii) waive all existing defaults and events of defaults under the Senior Debt Documents. None of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (ii) Except as disclosed in SCHEDULE 1.01(b), none of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

            (u) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Issuer hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


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            (v) STATUS UNDER CERTAIN STATUTES. None of the Obligors is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            (w) ENVIRONMENTAL MATTERS. None of the Obligors has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchaser in writing,

                  (i) none of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; and

                  (ii) all buildings on all real properties now owned, leased or operated by each Obligor is in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

            (x) LABOR MATTERS. There is (a) no unfair labor practice complaint pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause (a) or (b) above which, singly or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

            (y) CERTIFICATE OF INCORPORATION AND BYLAWS. The Parent, the Issuer and each Subsidiary Guarantor have heretofore furnished to Purchaser a complete and correct copy of their Certificate of Incorporation and Bylaws as most recently restated and subsequently amended to date. Such Certificates of Incorporation and Bylaws are in full force and effect. The Issuer is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

            (z) CAPITALIZATION.

                  (i) The authorized capital stock of the Issuer consists of 50,327,051 shares of Common Stock.

                  (ii) The authorized capital stock of the Parent consists of
(i) 37,500,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock, (ii) 8,227,050 shares of Series I Convertible Preferred Stock, and
(iii) 2,600,000 shares of Series II Preferred Stock. As of the Closing Date, (i) 11,591,090 shares of Common Stock were issued


                                      -38-
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                                                                [EXECUTION COPY]

and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Common Stock were held in treasury, (ii) no shares of Common Stock were held by Subsidiaries of the Parent, and (iii) approximately 6,794,774 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options or warrants. As of the Closing Date, 7,067,514 shares of Series I Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Series I Convertible Preferred Stock were held in treasury. As of the Closing Date, 2,500,886 shares of Series II Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Series II Convertible Preferred Stock were held in treasury. No material change in the capitalization of the Parent has occurred between the Closing Date and the date hereof.

                  (iii) The Shares and the Warrant Shares, when issued, will be validly issued, fully-paid and non-assessable.

            (aa) SOLVENCY. After giving effect to the transactions contemplated by the Note Documents, (a) the fair market value of the assets of all of the Obligors in the aggregate, is in excess of the total amount of the liabilities of all of the Obligors, in the aggregate (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of all of the Obligors in the aggregate is greater than its probable liability on all of the Obligors existing debts as such debts become absolute and matured;
(c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            (bb) PROJECTIONS. The financial projections delivered to the Initial Purchaser were prepared in good faith by the Obligors based upon reasonable assumptions, and the Obligors acknowledge that the Purchaser is relying on such projections in deciding to enter into this Agreement.

            SECTION 5.02. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Issuer as follows:

            (a) NO REGISTRATION. The Securities are not registered under the Securities Act or any state securities laws; it understands that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and the Purchaser understands that the Securities will bear a legend to that effect.

            (b) ACCREDITED INVESTOR. With respect to the transaction evidenced by this Agreement and the Securities, the Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information provided to it and other sources of information (including this Agreement) to evaluate the merits and risks of an Investment in the Securities and to make an informed investment decision with respect thereto.


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                                                                [EXECUTION COPY]

            (c) PURCHASE FOR INVESTMENT; LEGEND. The Purchaser is acquiring the Securities solely for its own account for investment and not with a view to resale or distribution. The Purchaser acknowledges that a restrictive legend substantially in the form set forth in SECTION 2.03 will be placed on the security.

            (d) AUTHORIZATION, ETC. This Agreement and the Registration Rights Agreement and the other agreements referenced herein to which Purchaser is a party have been duly authorized, executed and delivered by the Purchaser.

            (e) ERISA MATTERS. In connection with its purchase of the Notes and the Shares, none of the funds being used by the Purchaser to purchase the Notes and the Shares include "plan assets" as such term is defined in ERISA.

                                   ARTICLE VI.
                       REPORTING AND AFFIRMATIVE COVENANTS

            Each Obligor covenants that so long as any of the Notes are outstanding:

            SECTION 6.01. FINANCIAL AND BUSINESS INFORMATION. The Obligors shall deliver to each Holder of Notes:

            (a) ANNUAL STATEMENTS. Within 90 days after the end of each Fiscal Year of the Parent, duplicate copies of:

                  (i) a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year; and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

            (b) MONTHLY STATEMENTS AND REPORTS. Within 30 days after the end of each calendar month, the following financial statements and reports: (i) income statements, monthly and year to date including variance to budget, (ii) balance sheet, monthly and year to date including variance to budget, (iii) cash flow statements, monthly and year to date including variance to budget; (iv) a certificate executed by a Senior Financial Officer of the Parent demonstrating compliance with the financial covenants set forth in SECTIONS 7.14 and 7.15 in form and substance reasonably satisfactory to the Holder, (v) a utilization report with respect to each contract, and (vi) a contract profitability report specifying contract profitably on a monthly


                                      -40-
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                                                                [EXECUTION COPY]

and year to date basis down to EBITDA levels.

            (c) BUDGET.

                  (i) ANNUAL. As soon as practicable and in any event 30 days prior to Fiscal Year end for the following Fiscal Year, a plan, operating budget and financial forecast for the next succeeding Fiscal Year of the Parent, including, without limitation, (i) a forecasted consolidated and consolidating balance sheet and statement of income of the Parent and its Subsidiaries and a consolidated and consolidating statement of cash flows of the Parent for such Fiscal Year, (ii) a consolidated and consolidating forecasted statement of income and a balance sheet of the Parent and its Subsidiaries and a consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries for each fiscal quarter of such Fiscal Year, and (iii) the amount of forecasted capital expenditures for such Fiscal Year of the Parent and its Subsidiaries (except that consolidating financial information will be delivered only to the extent and in the form customarily prepared and available to the Parent). The budgets shall include projected enrollment data, revenues, claims expense, direct expenses, selling, general and administrative expenses and EBITDA data and such other data as Purchaser may request setting forth the breakdown between the business units of the Parent, in a format similar to the monthly, quarterly and annual Data Reports provided to the Purchaser hereunder.

                  (ii) QUARTERLY. As soon as practicable and in any event within 30 days after the end of each quarterly fiscal period in each Fiscal Year of the Parent, the Parent shall prepare and deliver income statements including variance to budget along with written explanations of variances to budget, substantially in the form of such comparisons that the Parent provides to its board of directors.

            (d) PUBLIC COMPANY REPORTS. Should the Parent become obligated to file rts with the Commission,

                  (i) copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission; and

                  (ii) the delivery of the Parent's Annual Report on Form 10-K for such Fiscal Year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission, together with the accountant's certificate described in clause (B) of SECTION 6.01(a), shall be deemed to satisfy the requirements of SECTION 6.01(a).

            (e) SEC AND OTHER REPORTS. Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by any Obligor to public securities Holders generally, and each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by such Obligor with the Commission and of all press releases and other statements made available generally by such Obligor to the public concerning developments that are Material.

            (f) NOTICE OF CERTAIN EVENTS. Promptly, and in any event within five Business


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                                                                [EXECUTION COPY]

Days after any officer of any Obligor obtaining knowledge of any of the following events or conditions, Issuer shall deliver copies of all notices given or received by Parent, Issuer or any Subsidiary with respect to any such event or condition and a certificate of Parent's chief executive officer specifying the nature and period of existence of such event or condition and what action Parent, Issuer, or any of Subsidiary has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default, or which could reasonably be expected to result in the occurrence of an Event of Default; (ii) any notice that any Person has given to Parent, Issuer or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in SECTION 8.01(g); (iii) any event or condition that could reasonably be expected to result in any Material Adverse Effect; (iv) any default or event of default under any Material Agreement; (v) any default or event of default with respect to any Indebtedness of Parent or any of its Subsidiaries, including the Senior Debt; or (vi) any unscheduled payment of principal on any Senior Debt, and a statement as to the outstanding principal balance thereof after such payment.

            (g) NOTICES FROM GOVERNMENTAL AUTHORITY. Promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (h) REQUESTED INFORMATION. From time to time, with reasonable promptness, such additional financial statements and information with respect to the financial condition of the Parent and its Subsidiaries as Purchaser may reasonably request, including, without limitation and without further request,
(i) any financial statements or reports (including comment letters to management) furnished to the Parent or its Subsidiaries by its independent certified public accountants, (ii) to the extent not already furnished pursuant to this Agreement, all financial statements, certificates, reports and other information furnished by the Parent and its Subsidiaries to any bank pursuant to any agreement, and (iii) all significant press releases issued by or on behalf of the Parent or its Subsidiaries. Finally, the Issuer shall provide such information concerning the operations of the Parent and its Subsidiaries as Purchaser may from time to time reasonably request in writing, and upon reasonable advance notice permit representatives of Purchaser (i) such access during normal business hours (and in a manner which will not be disruptive to the business and operations of the Parent) to the properties, books and records of the Parent and its Subsidiaries, and (ii) to discuss the affairs, accounts and finances of the Parent and its Subsidiaries with the financial and management personnel of the Parent and its Subsidiaries and with their independent certified public accountants (and the Parent authorizes such independent public accountants to discuss the Parent's or any Subsidiaries' financial matters with the Purchaser and their representatives); provided, however, that the Issuer shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless Purchaser provides assurances in writing that it will maintain the confidentiality of the information. Purchaser will consult with the Issuer regarding the strategy and logistics of their visits and inspections in order to minimize the costs of, and descriptions arising from, such visits and inspections. All such information shall be treated by Purchaser as confidential.

            (i) BOARD OBSERVATION RIGHTS. For so long as the Notes are outstanding, the


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                                                                [EXECUTION COPY]

Holders shall have the right to request and shall receive copies of all Board information packages, notices of meetings, and other material provided to the members of the Board of Directors of the Parent and/or the Issuer, and shall have a right to have a representative designated by a majority of the Holders of the Notes present at all meetings of the Parent's and Issuer's Boards of Directors.

            (j) EXCESS CASH FLOW ADJUSTMENT DATE. Within 5 Business Days after the Parent and its Consolidated Subsidiaries have achieved a Current Ratio of
1.1 to 1, an Officer's Certificate certifying as to such Current Ratio and as to the date on which such ratio was achieved.

            (k) TERMINATION OF SENIOR DEBT. Notification that the Senior Debt Termination Date has occurred, within 5 days thereof.

            SECTION 6.02. OFFICER'S CERTIFICATE. The financial statements delivered to a Holder of Notes pursuant to SECTION 6.01(a) hereof shall be accompanied by a certificate of a Senior Financial Officer of each Obligor setting forth:

            (a) COVENANT COMPLIANCE. The information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of SECTION 7.14 and SECTION 7.15, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

            SECTION 6.03. INSPECTION. Each Obligor shall permit the representatives of each Holder:

            (a) NO DEFAULT. If no Default or Event of Default then exists, at the expense of the applicable Holder and upon reasonable prior notice to such Obligor, to visit the principal executive office of the Parent, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the officers of the Parent and, if resident in such office, the officers of its Subsidiaries, and (with the consent of the Parent, which consent will not be unreasonably withheld) its independent public accountants, all at such reasonable times and as often as may be reasonably requested; and


                                      -43-
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                                                                [EXECUTION COPY]

            (b) DEFAULT. If a Default or Event of Default then exists, at the expense of the applicable Obligor to visit and inspect any of the offices or Properties of such Obligor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all at such times and as often as may be requested.

            SECTION 6.04. COMPLIANCE WITH LAW. Each Obligor will comply with all Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 6.05. INSURANCE.

            (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices;

            (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses;

            (c) Upon the request of any Holder, will render to such Holder a statement of insurance in such detail as such Holder may reasonably request as to all such insurance coverage.

            (d) The Parent or the Issuer will maintain a term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Holders in their sole good faith discretion, with respect to Dr. Kenneth A. Kessler, or his successor in the capacity of President and Chief Executive Officer of the Issuer, in the amount of $5,000,000 (the "KEY-PERSON LIFE INSURANCE POLICY"). Any proceeds payable to any Obligor under the Key-Person Life Insurance Policy shall be paid to the Holders in accordance with SECTION 2.06(c) hereof.

            SECTION 6.06. MAINTENANCE OF PROPERTIES. Each Obligor will maintain and keep, or cause to be maintained and kept, their respective properties in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent such Obligor from discontinuing the operation and


                                      -44-
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                                                                [EXECUTION COPY]

the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 6.07. PAYMENT OF TAXES AND CLAIMS. Each Obligor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, PROVIDED that none of the Obligors need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            SECTION 6.08. CORPORATE EXISTENCE, ETC. Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to SECTION 7.02 each Obligor will at all times preserve and keep in full force and effect the corporate existence and all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. The Obligors shall not amend their Governing Documents in a manner which would have a Material Adverse Effect on the Holders.

            SECTION 6.09. MAINTENANCE OF BOOKS AND RECORDS. Each Obligor will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

            SECTION 6.10. MAINTENANCE OF LINES OF BUSINESS. Each Obligor will, and will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, the Lines of Business as conducted by the Obligors on the date of this Agreement and businesses reasonably related thereto.

            SECTION 6.11. PRIVATE PLACEMENT NUMBERS. At the request of any Holder, the Issuer shall assist such Holder in obtaining a Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Notes.

            SECTION 6.12. LIENS. The Obligors shall defend the Collateral against any and all Liens howsoever arising, other than Permitted Liens, and in any event defend against any attempted foreclosure.


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            SECTION 6.13. RULE 144. In order to permit the holders of Notes,
Shares and the Warrant Shares to sell the same, if they so desire, pursuant to Rule 144 promulgated by the Commission (or any successors to such rules), the Issuer and the Parent will, at such time as any of the Common Stock becomes registered for sale by the Parent under the 1933 Act, comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 (or any successors thereto), including the timely filing of all reports with the Commission and the provision of any information regarding the Parent in order to enable such holders, if they so elect, to utilize Rule 144, and the Parent will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Notes, Shares and Warrant Shares which is exempt from registration under the 1933 Act pursuant to Rule 144. Upon the request of any Holder of Notes, Shares and Warrant Shares, the Parent will deliver to such holder a written statement verifying that it has complied with such requirement.

            SECTION 6.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Obligors will apply the proceeds of the sale of the Notes to pay costs and expenses incurred by the Obligors in connection with the Note Documents and for working capital and to repay a loan to the Issuer by Kenneth Kessler in the principal amount of $750,000. The proceeds may not be used to pay Senior Debt. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

            SECTION 6.15. FURTHER ASSURANCES; SECURITY INTERESTS.

            (a) Upon the request of the Purchaser, the Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Purchaser to carry out the provisions and purposes of this Agreement and the other Note Documents.

            (b) Upon the request of the Purchaser, the Obligors shall promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable judgment of the Purchaser to provide the Collateral Agent, on behalf of Purchasers, a perfected Lien in the Collateral (subject to the prior lien of the Senior Debt) and any and all documents (including without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary, from time to time, in order to grant and maintain in favor of the Collateral Agent, on behalf of Purchasers, the security interest in the Collateral contemplated hereunder and under the other Note Documents.


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                                                                [EXECUTION COPY]

            (c) The Obligors shall promptly undertake to deliver or cause to be delivered to the Purchaser from time to time such other documentation, consents, bank acknowledgments, partnership acknowledgments and consents, authorizations and approvals in form and substance reasonably satisfactory to the Purchaser, as the Purchaser shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent, on behalf of Purchasers.

            SECTION 6.16. PREPAYMENT OF SENIOR DEBT. Notwithstanding the prepayment requirements under the Senior Debt Documents, or any waiver by the Senior Lender of any of its rights with respect to any prepayment of the Senior
Debt:

            (a) The Obligors shall apply any and all Extraordinary Cash Proceeds to the permanent reduction of the outstanding principal amount of the Senior Debt under any term loan, and thereafter in the case of any Senior Debt under any revolving credit facility, a reduction in any outstanding amount under such revolving credit facility;

            (b) The Obligors shall apply the percentage of Excess Cash Flow as required in SECTION 2.06 (b)(iii) AND (iv) to the permanent reduction of the outstanding principal amount of the Senior Debt under any term loan, and thereafter in the case of any Senior Debt under any revolving credit facility, a reduction in any outstanding amount under such revolving credit facility in accordance with SECTION 2.06(b)(iii) AND (iv); and

            (c) In the event that the application of payments pursuant to
SECTION 6.16(a) and/or SECTION 6.16(b) results in the occurrence of the Senior Debt Termination Date the Obligors shall apply any and all Extraordinary Proceeds to the prepayment of the Notes pursuant to SECTION 2.06(a) and/or any additional Excess Cash Flow to the prepayment of the Notes in accordance with
SECTION 2.06(b)(i) AND (ii) prior to any Permitted Refinancing of the Senior
Debt.

            SECTION 6.17. RIGHT TO PROVIDE FINANCING. For so long as the Notes are outstanding, and subject to the restrictions contained herein, the Issuer and Parent shall provide to the Initial Purchaser (and not to any assignee or transferee of the Notes other than Affiliates or Affiliated Investors) a right of first refusal to provide: (i) any debt financing for the Issuer or its Subsidiaries (other than the following categories of financings to which this SECTION 6.17 shall not apply: sale/leaseback and lease financings; or purchase money financing and capital lease financing of equipment or fixed assets from the sellers thereof); or (ii) private equity financings of any sort for the Parent or any of its Subsidiaries, but only in an amount equal to such equity as is necessary to maintain the Holders' fully diluted equity ownership percentage at the same level as at the Closing or (iii) any refinancing of the Senior Debt or any financing that would be senior to, or PARI PASSU with, the Senior Debt (collectively a "FINANCING"). If the Issuer or Parent desires in good faith to engage in a Financing, the Issuer shall first notify the Initial Purchaser and in good faith negotiate with them the terms of the Financing desired. If the parties are unable to negotiate mutually acceptable terms in a reasonable amount of time given the needs of the Issuer, the Issuer may seek a bona fide Financing proposal from a third party and upon receiving the same shall deliver a written notice thereof to the Initial Purchaser (the "NOTICE"). The Notice shall contain a description of the proposed Financing and all of the terms thereof and the parties thereto, including the proposed closing arrangements. The Notice shall be


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                                                                [EXECUTION COPY]

accompanied by a copy of the bona fide third party offer for the Financing. If the financing proposal in the Notice is not more favorable to Issuer and Parent, during the period ending 15 Business Days after the Notice is delivered to the Initial Purchaser, the Initial Purchaser may, by written notice to the Issuer and Parent, agree to provide the Financing on the terms described in the Notice. In the event that the Initial Purchaser does not agree to provide the Financing, the Issuer or Parent shall have the right to accept the third party Financing on the terms (such as interest, maturity date, dividend rate, redemption date, etc.) described in the Notice (or terms more favorable to the Issuer), but shall not have the right to accept Financing on any terms less favorable than those provided in the Notice without providing the Initial Purchaser another opportunity to provide the same as set forth herein.

            SECTION 6.18. HAZARDOUS MATERIALS; REMEDIATION. The Issuer will (i) promptly give notice to the Holders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if any Obligor becomes aware of, (x) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Obligor, or due to the operations or activities of any Obligor or any other Person on or in connection with any such property or any part thereof, or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; (ii) promptly comply, subject to Permitted Contests, with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Required Holders of such compliance; and
(iii) provide the Holders, within 30 days after demand therefor by the Required Holders, with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of the Required Holders that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any such property as a result thereof where the projected cost thereof exceeds $100,000.

            SECTION 6.19. BOARD MEETINGS. The Issuer and the Parent will notify the Holders of all meetings and actions by written consent of the board of directors of the Parent and each committee thereof at the same time and in the same manner as notice of any meetings of such board or committee is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). All meetings of the board of directors of the Issuer or each committee thereof shall be held on the same day and in the same location as the analogous meeting of the board of directors of the Parent or relevant committee thereof, as the case may be. The Holders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Holders solely in their respective capacities as holders of the Notes).

            SECTION 6.20. ENFORCEMENT OF COVENANTS NOT TO COMPETE AND MATERIAL


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                                                                [EXECUTION COPY]

CONTRACTS. Each Obligor shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete and other material provisions contained in any of the material contracts of such Person or contained in any employment agreement with any employee whose annual salary and other compensation payable by any Obligor is $50,000 or more.

            SECTION 6.21. LANDLORD AND WAREHOUSEMAN WAIVERS. The Issuer shall use its best efforts to deliver to the Collateral Agent waivers of contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Collateral Agent under each existing lease, warehouse agreement or similar agreement to which any Obligor is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Obligors will obtain waivers of both contractual and statutory landlord's, mortgagee's and warehouseman's Liens in form and substance satisfactory to the Collateral Agent in connection with each new lease, warehouse agreement or similar agreement entered into by any Obligor.

            SECTION 6.22. MORTGAGES ON REAL PROPERTY; TITLE INSURANCE AND SURVEY. Within thirty (30) days after the acquisition of any real property having a fair market value in excess of $100,000 by any Obligor, such Obligor will furnish the Collateral Agent with a Mortgage covering each parcel of real property acquired by such Obligor (the "REAL PROPERTY"), together with an ALTA extended coverage lender's policy of title insurance in a policy amount equal to 100% of the greater of (i) purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (ii) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Obligor's interest in the Real Property covered thereby, subject only to Permitted Liens and to such other exceptions as are satisfactory to the Collateral Agent, together with an ALTA survey with respect to each parcel of the Real Property acquired, in form and substance reasonably satisfactory to the Collateral Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Collateral Agent, and shall be issued by a title company acceptable to the Collateral Agent. Attached to the policy shall be any and all endorsements reasonably required by the Collateral Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Real Property is located, (d) an endorsement ensuring that the Real Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement, (g) a survey and "same as" endorsement, and (h) an endorsement deleting the so-called "doing business" exclusion.

            SECTION 6.23. ADDITIONAL SUBSIDIARIES. Promptly after the creation or acquisition of any Subsidiary by any Obligor, such Obligor shall execute and deliver or cause to be executed and delivered, (i) such documents required in order to cause such Subsidiary to become an Obligor hereunder, (ii) a Security Agreement from such Subsidiary, (iii) a pledge of all of the capital stock of such Subsidiary pursuant to a Pledge Agreement from the parent of


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                                                                [EXECUTION COPY]

such Subsidiary, and (iv) such other related stock powers, financing statements, opinions of counsel and other documents as the Collateral Agent may request, all in form and substance reasonably satisfactory to the Collateral Agent.

            SECTION 6.24. ACCREDITATION AND LICENSING. Each Obligor shall keep itself fully licensed with all licenses required to operate such Person's business under applicable law and maintain such Person's qualification for participation in, and payment under, Medicare, Medicaid, CHAMPUS, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have or result in a Material Adverse Effect; PROVIDED, HOWEVER, that nothing in this Agreement shall require any Obligor to participate in the CHAMPUS or CHAMPVA programs if it elects not to accept patients covered by such programs. The Issuer will promptly furnish the Collateral Agent and the Holders with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

            SECTION 6.25. ISSUANCE OF ADDITIONAL NOTES. If the Issuer is prohibited from paying all or any portion of a cash payment of interest pursuant to the Intercreditor Agreement, the Issuer shall issue a note for such unpaid interest on the same terms and conditions of the other Notes issued pursuant hereto (except that interest accruing under such note shall not be payable in cash until the Senior Debt Termination Date), such note an "ADDITIONAL NOTE."

            SECTION 6.26. INTEREST RATE CONTRACTS. No later than October 16, 2000, the Issuer shall obtain, and shall thereafter cause to be maintained for a period of not less than three years, one or more Interest Rate Contracts with respect to the Senior Debt, covering an aggregate notional amount of not less than one-half of the maximum principal amount of the Senior Debt and otherwise on terms reasonably acceptable to the Holders.

            SECTION 6.27. POST-CLOSING DELIVERIES AND REQUIREMENTS. Each Obligor shall fulfill the requirements of, take such actions as set forth in, and deliver or cause to be delivered the items required in, the Post Closing Undertaking, each in the time specified in the Post Closing Undertaking.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

            Each Obligor covenants that so long as any of the Notes are outstanding:

            SECTION 7.01. TRANSACTIONS WITH AFFILIATES; MANAGEMENT COMPENSATION.

            (a) No Obligor will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, on terms that are less favorable to such Obligor, than those which might be obtained at the time from a Person who is not an Affiliate of the Issuer; provided however that if the Affiliate is any Person other than a Subsidiary of which the Parent or the Issuer beneficially owns at least 80% of the outstanding equity securities thereof,


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                                                                [EXECUTION COPY]

and at such time the Holders have elected a Director to the Board pursuant to the terms of the Series A Preferred Stock, the Director elected by the Holders shall have made a determination to approve the transaction.

            (b) No Obligor shall, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of any member of Senior Management, except in accordance with the terms of each employment agreement for each member of Senior Management, each such employment agreement entered into after the date of this Agreement to be in form and substance reasonably satisfactory to the Required Holders; PROVIDED, HOWEVER, that this SECTION 7.01 shall not restrict use of the proceeds of the Notes to repay Kenneth Kessler up to $750,000, plus accrued interest thereon, owed by the Issuer to him pursuant to a note dated August 21, 2000.

            SECTION 7.02. CONSOLIDATIONS AND MERGERS. No Obligor will, (i) consolidate or merge with or into any other Person other than the merger of a Subsidiary of the Issuer or Parent with and into the Issuer, with the Issuer the surviving entity.

            SECTION 7.03. LIMITATION ON ASSET SALES.

            (a) The Parent shall not make any Asset Sale; and

            (b) Neither the Issuer nor any Subsidiary of the Issuer or the Parent shall make an Asset Sale unless:

                  (i) the proceeds of such Asset Sale are applied in accordance with the provisions of SECTIONS 2.06 AND 6.16 hereof;

                  (ii) the Asset Sale is to a Person not an Affiliate of the Parent or the Issuer and at least 85% of the value of the total proceeds thereof consist of cash or debt assumed by a transferee, and any portion not constituting cash is pledged or delivered to the Collateral Agent pursuant to the Security Documents; and

                  (iii) no Default shall then exist or is created thereby;

            PROVIDED, HOWEVER, that in no event may the Issuer or any Subsidiary of the Issuer or the Parent sell all, or substantially all, of the Collateral.

            SECTION 7.04. RESTRICTED PAYMENTS AND INVESTMENTS.

            (a) No Obligor will directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; PROVIDED, THAT, the foregoing shall not restrict or prohibit dividends or distributions by the Issuer or the Parent at such times or in such amounts as are necessary to permit
(i) the pro rata distribution by an Obligor of Net Cash Proceeds received by such Obligor from the sale of any partial hospitalization assets to the Issuer and/or the Parent and the holders of the minority ownership interest in such Obligor, or (ii) a distribution by the Issuer to the Parent in an amount not to exceed $100,000 in any one Fiscal Year for reasonable out of pocket operating costs and expenses.


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                                                                [EXECUTION COPY]

            (b) No Obligor will acquire any assets other than in the ordinary course of business, or make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments, and (b) Investments in Subsidiaries. Without limiting the generality of the foregoing, no Obligor will create any Subsidiary without the consent of the Required Holders and arrangements satisfactory to the Required Holders for (w) such Subsidiary to become an Obligor hereunder, (x) a pledge of the stock of such Subsidiary to the Collateral Agent for the benefit of the Purchaser, (y) a guaranty by such Subsidiary of the Obligations of the Issuer hereunder, and (z) a grant of a Lien on all of the assets of such Subsidiary to the Collateral Agent for the benefit of the Holders to secure such guaranty.

            SECTION 7.05. LIMITATION ON ADDITIONAL INDEBTEDNESS. No Obligor will, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

            (a) the Obligations;

            (b) Indebtedness of any Obligor incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $350,000;

            (c) Indebtedness of the Parent or the Issuer or any Subsidiary of the Parent to the Parent or Issuer or a wholly-owned Subsidiary of the Parent or the Issuer;

            (d) Indebtedness of the Issuer incurred in connection with an acquisition in accordance with terms and conditions of SECTION 7.04, which Indebtedness shall be subordinated in all respects to any and all Indebtedness of the Obligors to the Holders, upon terms and conditions satisfactory to the Holders;

            (e) Other Indebtedness of the Obligors in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $150,000; and

            (f) the Senior Debt; PROVIDED, HOWEVER, that the aggregate amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Senior Debt shall not exceed the Maximum Senior Debt Amount.

            SECTION 7.06. NEGATIVE PLEDGE. No Obligor will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) any Lien on any asset securing Indebtedness permitted under
SECTION 7.05(b) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (b) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $150,000, and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;


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                                                                [EXECUTION COPY]

            (c) Liens created by the Security Documents; and

            (d) Liens granted in connection with the Senior Debt Documents.

            SECTION 7.07. RANK OF FUTURE INDEBTEDNESS. No Obligor shall incur, create, issue, assume, guarantee or acknowledge any agreement with respect to
(i) any Indebtedness which is senior in right of payment to the Obligations other than Senior Debt expressly permitted by SECTION 7.05(f), (ii) any other Indebtedness (including, without limitation, Indebtedness which is PARI PASSU with, or subordinate to, the Obligations) unless such Indebtedness is expressly permitted by SECTION 7.05, or (iii) any Indebtedness (other than Senior Debt and Indebtedness between Obligors permitted by SECTION 7.05) which is structurally senior in right of payment to the Obligations.

            SECTION 7.08. ACTIVITIES OF PARENT. The Parent shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including any agreement for the incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, (ii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than Investments in the Issuer, and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the next succeeding sentence, or (iii) consolidate or merge with or into any other Person. The Parent shall further preserve, renew and keep in full force and effect their respective corporate existences and any rights, privileges and franchises necessary or desirable in the conduct of their respective business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities. The Parent shall not have any Subsidiaries other than the Issuer and the other Subsidiaries listed on Schedule 5.01(f)(i) as of the Closing Date.

            SECTION 7.09. ERISA. No Obligor will:

            (a) engage in any transaction in connection with which any Obligor could be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

            (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any ERISA Affiliate to the PBGC;

            (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

            (d) permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

            (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

            SECTION 7.10. AMENDMENTS OR WAIVERS. Without the prior written consent of


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                                                                [EXECUTION COPY]

the Required Holders, no Obligor will agree to (i) any amendment to or waiver of or in respect of its certificate of incorporation or Bylaws or any Note Document (other than Security Documents being amended with the consent of the Senior Lender); or (ii) any other material amendment to or waiver of any Material Agreement constituting a part of the Collateral that adversely affects, impairs or lessens any of the rights of the Holders.

            SECTION 7.11. RESTRICTIONS ON SALE AND ISSUANCE OF CAPITAL STOCK. No Obligor will issue or sell any shares of capital stock or other equity interests except for (i) in the case of the Issuer, shares of capital stock issued by the Issuer to the Parent which are delivered to the Collateral Agent in pledge for the benefit of the Collateral Agent and the Holders; (ii) in the case of any Subsidiary of the Issuer or the Parent, shares of capital stock issued by such Subsidiary to the Issuer or Parent which are delivered to the Collateral Agent in pledge for the benefit of the Collateral Agent and the Holders, and (iii) in the case of any Obligor, shares of capital stock or other equity interests in a sale or issuance not described in clause (i) or (ii) of this SECTION 7.11, if the proceeds from any such sale or issuance are applied in accordance with SECTIONS 2.06 AND 6.16 hereof; PROVIDED, HOWEVER, that any sale or issuance of Preferred Stock must be on terms and conditions acceptable to the Required Holders in their sole good faith discretion.

            SECTION 7.12. CAPITATED BENEFICIARY ADJUSTMENTS; PUBLIC CONTRACTS CAPITATION RISK.

            (a) Without the prior written consent of the Required Holders, APS will not agree to any amendment to, or waiver of, any provision related to the Capitated Beneficiary Adjustment Payment or the calculation of such Capitated Beneficiary Adjustment Payment in the PHC Service Agreement or the PHC Purchase Agreement that adversely affects, impairs or lessens any of the rights of the Holders; and

            (b) Without the prior written consent of the Required Holders, no Obligor will become party to any public sector Service Agreement or other contract pursuant to which it becomes liable for all or any portion of any capitation risk if the annual gross revenues generated in connection with such Service Agreement or contract could, in the good faith judgment of the Required Holders, equal or exceed $8,000,000.

            SECTION 7.13. FISCAL YEAR. The Issuer shall not change its fiscal year from a fiscal year ending December 31.

            SECTION 7.14. TOTAL DEBT SERVICE COVERAGE RATIO. The Parent shall not permit the ratio determined as of the last day of any calendar month of (i) Consolidated Free Cash Flow to (ii) Total Debt Service, in each case for the twelve-month period then ended (PROVIDED, HOWEVER, that in making such calculation there shall be excluded any period of time prior to July 1, 2000) to be less than 1.00 to 1.00; PROVIDED, HOWEVER, that in calculating this financial covenant there shall be excluded from Total Debt Service the Senior Debt principal amortization payment scheduled to be paid on July 1, 2000. In calculating compliance with this SECTION 7.14, Consolidated Capital Expenditures for any period shall be calculated as (a) for periods through December 31, 2000, the lesser of (i) 83,333 per month and (ii) actual Consolidated Capital Expenditures for such period; and (b) for the periods from and after January 1, 2001, actual


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                                                                [EXECUTION COPY]

Consolidated Capital Expenditures for each month.

            SECTION 7.15. MINIMUM EBITDA. The Parent shall not at any time during any period specified below permit Consolidated EBITDA for the twelve month period most recently ended (provided, however, that in making such calculation, there shall be excluded any period of time prior to July 1, 2000), to be less than the amount set forth opposite such period below:

                  PERIOD ENDING                CONSOLIDATED EBITDA
                  -------------                -------------------
                  July 31, 2000                $435,000
                  August 31, 2000              $814,000
                  September 30, 2000           $1,339,000
                  October 31, 2000             $1,766,000
                  November 30, 2000            $2,194,000
                  December 31, 2000            $2,592,000
                  January 31, 2001             $3,205,000
                  February 28, 2001            $3,783,000
                  March 31, 2001               $3,983,000
                  April 30, 2001               $4,486,000
                  May 31, 2001                 $4,968,000
                  June 30, 2001                $5,651,000
                  July 31, 2001                $5,815,000
                  August 31, 2001              $5,958,000
                  September 30, 2001           $6,010,000
                  October 31, 2001             $6,103,000
                  November 30, 2001            $6,201,000
                  December 31, 2001            $6,335,000
                  January 31, 2002             $6,335,000
                  February 28, 2002            $6,335,000
                  March 31, 2002               $6,569,000
                  April 30, 2002               $6,618,000
                  May 31, 2002                 $6,694,000
                  June 30, 2002                $6,575,000
                  July 31, 2002                $6,612,000
                  August 31, 2002              $6,599,000
                  September 30, 2002           $6,603,000
                  October 31, 2002             $6,669,000
                  November 30, 2002            $6,736,000
                  December 31, 2002            $6,803,000
                  At any time thereafter       $6,825,000

            SECTION 7.16. RESTRICTIVE AGREEMENTS. The Parent and the Issuer will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, the Intercreditor Agreement and any other Note Document) prohibiting the ability of any Subsidiary to make any payments, directly or indirectly, to the Issuer by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other


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agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Issuer; PROVIDED, HOWEVER, that the Senior Debt Documents may not prohibit dividends and distributions from any Subsidiary to the Issuer to enable the Issuer to make payments permitted under the provisions of the Intercreditor Agreement.

            SECTION 7.17. EQUITY SECURITIES ISSUANCES TO EMPLOYEES AND MANAGEMENT. Parent shall not issue shares of Common Stock, Preferred Stock, options, warrants or any other equity securities to any employee or member of management of any Obligor for a purchase or exercise price less than fair market value as determined by independent members of the Parent's board of directors.

            SECTION 7.18. SEGREGATED ACCOUNT. No Obligor will make withdrawals from the account covered by the Segregated Account Agreement unless such withdrawal is to be used for general corporate purposes (which shall not include payment of the Senior Debt unless such payment is in accordance with the Intercreditor Agreement).

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 8.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) any Obligor defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) any Obligor defaults in the payment of any interest on any Note or any other amount due under this Agreement in full, for more than five Business Days after the same becomes due and payable; or

            (c) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VII or in SECTIONS 6.04, 6.08, 6.09, 6.10 OR 6.14.

            (d) any Obligor defaults in the performance of or compliance with any term contained in ARTICLE VI (other than those contained in SECTIONS 6.04, 6.08, 6.09, 6.10 OR 6.14) or in any Security Document (if such default or non-compliance adversely affects all or substantially all of the Collateral) and such default is not remedied within 10 Business Days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of SECTION 8.01); or

            (e) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b)
(c) and (d) of this SECTION 8.01) or in any other Note Document (other than any Security Document) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of such


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Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 8.01); or

            (f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Security Document as of the date hereof or in any other Note Document at any time or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Senior Debt) that is outstanding in an aggregate principal amount of at least $150,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Senior Debt) in an aggregate outstanding principal amount of at least $150,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness (other than Senior Debt) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $150,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness (other than Senior Debt); or

            (h) any Obligor shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue or any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Obligors shall provide full coverage to such Person of any losses and lost profits; or

            (i) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (j) any material obligation of any Obligor in any Note Document (other than the Security Documents) shall, for any reason, not be or shall cease to be in full force and effect


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except as provided herein or therein or shall be declared null and void or any
Security Documents shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges with respect to the Collateral purported to be created thereby in favor of the Collateral Agent superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) other than by actions of the Purchaser, PROVIDED that no such defect in the Note Documents shall give rise to an Event of Default under this clause (j) unless such defect or failure shall affect Collateral that is or should be subject to a Lien in favor of the Purchaser having an aggregate value in excess of $50,000.

            (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

            (l) a judgment or an order for the payment of money which when aggregated with other such judgments or orders equals or exceeds in excess of $350,000 is rendered against one or more of the Obligors and such judgment or order is not, within 10 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 10 days after the expiration of such stay or any judgment shall be rendered against any Obligor that exceeds by more than $150,000 any insurance coverage applicable thereto; or

            (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses
(i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this SECTION 8.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

            (n) except as the result of any transfer made pursuant to a pledge of stock under


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the Security Documents, the Parent shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of the Issuer, free and clear of any Lien, or the Issuer or any other Obligor shall sell, transfer or otherwise dispose of (including by way of sale of capital stock or other equity interests) all or substantially all of the assets or interests of the Persons listed on Schedule 5.01(f)(ii), taken in the aggregate, or the Issuer shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital stock of any Subsidiary formed or acquired after the Closing Date, in each case free and clear of any Lien; or

            (o) the auditor's report or reports on the audited statements delivered pursuant to SECTION 6.01 shall include any material qualification (including with respect to the scope of audit) or exception or any adverse statement as to the ability of the Parent or the Issuer to continue as a going concern; or

            (p) any of the Note Documents shall for any reason fail to constitute the valid and binding agreement of any Obligor to the extent described in SECTION 5.01(b), or any such party shall so assert in writing; or

            (q) a case or other proceeding shall be commenced against either Coventry Health Care or Priority under any bankruptcy, insolvency or other similar law or either Coventry Health Care or Priority shall voluntarily commence such case or other proceeding; any event shall occur which renders either Coventry Health Care or Priority insolvent or could reasonably be expected to have a material adverse effect on the credit worthiness of such Person; either Coventry Health Care or Priority shall terminate the Service Agreement to which it is a party or challenge the legality, validity or binding effect of such Service Agreement or any material provision thereof; or any other event occurs or condition exists which in the sole judgment of the Required Holders could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or prospects of Coventry Health Care or Priority; or

            (r) any "Event of Default" under the Senior Debt Documents resulting from the failure of the Obligors to pay, on a timely basis, any principal, interest or periodic fees due and owing to Senior Lender under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof; or

            (s) any Obligor is in default in the performance of or compliance with any term of the Senior Debt, and as a consequence of such default or condition such Indebtedness has become due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (t) any default has occurred and is continuing under or with respect to any Material Agreement or other material instrument to which an Obligor is a party or by which an Obligor's property is bound or affected and such default adversely affects, impairs or lessens any of the rights of the Holders.

            SECTION 8.02. REMEDIES ON EVENT OF DEFAULT, ETC.

            (a) Acceleration.


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                  (i) If an Event of Default with respect to any Obligor
described in paragraph (i) or (k) of SECTION 8.01 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (ii) If any Event of Default described in paragraph (a) or (b) of SECTION 8.01 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to each Obligor, declare all the Notes held by it or them to be immediately due and payable.

                  (iii) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to each Obligor, declare all the Notes then outstanding to be immediately due and payable.

            Upon any Notes becoming due and payable under this SECTION 8.02, whether automatically or by declaration, such Notes will forthwith mature and the entire Unpaid Principal Amount of such Notes, plus all accrued and unpaid interest thereon and any premium or additional payment which would then be due (to the full extent permitted by Governing Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

            (b) SERIES A PREFERRED STOCK ELECTION OF A MEMBER OF THE BOARD OF DIRECTORS. If any Default or Event of Default has occurred the Holders, owning all outstanding shares of Series A Preferred Stock of the Issuer, shall be entitled, pursuant to the terms of the Series A Preferred Stock, to immediately elect one member of the Board of Directors of the Issuer who shall be in addition to the regular members of the Board of Directors elected by holders of the Common Stock and other classes of Preferred Stock.

            (c) OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 8.02(a), the Purchaser, pursuant to directions of the Required Holders, may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

            (d) RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (a)(i) or (a)(ii) of SECTION 8.02, the Required Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if (a) each Obligor has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by Governing Law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant


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to SECTION 9.03, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 8.02(d) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            (e) NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each Obligor under SECTION 9.01, each Obligor will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this SECTION 8.02, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE IX.
                                  MISCELLANEOUS

            SECTION 9.01. EXPENSES, ETC. Whether or not the transactions contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or other Note Documents, or by reason of being a Holder of any Note, and
(b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and other Note Documents. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder). The obligations of each Obligor under this SECTION 9.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or other Note Documents, and the termination of this Agreement.

            SECTION 9.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Holder. All statements contained in any certificate or other instrument delivered by or on


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behalf of each Obligor pursuant to this Agreement shall be deemed representations and warranties of each Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.

            SECTION 9.03. AMENDMENT AND WAIVER.

            (a) REQUIREMENTS. This Agreement, the Notes and the other Note Documents may be amended, and the observance of any term hereof or thereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that no amendment or waiver of any of the provisions of SECTIONS 2.01, 4.01, 4.02 OR
9.07 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and no such amendment or waiver may, without the written consent of all Holders affected thereby, subject to the provisions of SECTION 8.02 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or amend any of SECTIONS 8.01(a), 8.01(b), 8.02, 9.03 OR 9.06. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Holder:

                  (i) release of any Guarantor of the Obligations or all or a substantial portion of the Collateral (except as provided in SECTION 3.08),

                  (ii) waiver of any Event of Default described in SECTION 8.01.

            (b) DELIVERY OF AMENDMENTS, WAIVERS, ETC. Each Obligor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 9.03 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

            (c) PAYMENT. Each Obligor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

            (d) BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 9.03 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended


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or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

            (e) NOTES HELD BY EACH OBLIGOR, ETC. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

            SECTION 9.04. NOTICES. All notices and communications provided for hereunder shall be in writing and deemed given or delivered when delivered personally or sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid), or by a recognized overnight delivery service (with charges prepaid) and addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this SECTION 9.04):

            (a)   if to any Obligor, to it care of:

                  American Psych Systems Holdings, Inc.
                  6705 Rockledge Drive, Suite 200
                  Bethesda, Maryland 20817
                  Attention:  Kenneth Kessler and Stephen DaRe
                  Telephone:  (301) 571-0633
                  Telecopier:  (301) 493-0776

                  with a copy to:

                  Mintz, Levin, Cohn, Ferris, Glovesky & Popeo
                  11911 Freedom Drive, Suite 400
                  Reston, Virginia 20190
                  Attention:  Scott Meza, Esq.
                  Telephone:  (703) 464-4812
                  Telecopier:  (703) 464-4895

                  if to the Purchaser, to it care of:
                  Canyon Capital Advisors LLC
                  9665 Wilshire Boulevard
                  Beverly Hills, California 90212
                  Attention:  Scott Imbach
                  Telephone:  (310) 247-2700
                  Telecopier:  (310) 247-2701


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                  with a copy to:

                  Sidley & Austin
                  555 West Fifth Street
                  Los Angeles, California 90013
                  Attention:  Gary J. Cohen, Esq.
                  Telephone:  (213) 896-6013
                  Telecopier:  (213) 896-6600

            (b) if to any other Holder, to its address shown on the Note register to be maintained by the Issuer, on behalf of the Issuer, pursuant to
SECTION 2.02.

            Notices under this SECTION 9.04 will be deemed given only when actually received.

            SECTION 9.05. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by Governing Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
SECTION 9.05 shall not prohibit each Obligor or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

            SECTION 9.06. CONFIDENTIAL INFORMATION. For the purposes of this
SECTION 9.06, "CONFIDENTIAL INFORMATION" means information delivered to any Holder by or on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, PROVIDED that such term does not include information that (a) was publicly known to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under SECTION 6.01 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED that each Holder may deliver or disclose Confidential Information to its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) financial advisors and other

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professional advisors who agree to hold confidential the Confidential
Information substantially in accordance with the terms of this SECTION 9.06,
(iii) any other Holder of any Note, (iv) any Person to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 9.06), (v) any Person from which such Holder offers to purchase any security of each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 9.06), (vi) any federal or state regulatory authority having jurisdiction over such Holder,
(vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
SECTION 9.06 as though it were a party to this Agreement. On reasonable request by each Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this SECTION 9.06.

            SECTION 9.07. TRANSFERS OF NOTES. Subject to the requirements of the Intercreditor Agreement and SECTION 2.03(a) hereof, the Purchaser and any subsequent Holder shall have the right to transfer (i) any amount of Notes held by any such Person to any Affiliate or any Affiliated Investor, or (ii) Notes in a principal amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) to any other Person, by written notice to each Obligor, which notice shall be signed by both the Purchaser and such transferee, shall contain such transferee's agreement to be bound by this Agreement and the Notes shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in SECTION 5.02. As a condition to any transfer of a Note, the Issuer may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion of counsel with respect thereto. Upon receipt of such notice, wherever the word "Purchaser" or "Holder" is used in this Agreement (other than in this SECTION 9.07), such word shall be deemed to refer to such transferee in lieu of the Purchaser or such Holder, as the case may be. No transfer of any Note shall relieve the transferring Holder of its obligations under SECTION 9.06.

            SECTION 9.08. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

            SECTION 9.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and

                                                                [EXECUTION COPY]

any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.10. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            SECTION 9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            SECTION 9.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            SECTION 9.13. INDEMNIFICATION. The Issuer hereby indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) the Note Documents or the transactions contemplated hereby or (ii) any transaction arising under or relating to the Note Documents, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole or concurrent negligence of such Person. Without prejudice to the survival of any other Obligations of the Obligors hereunder and under the other Note Documents, the Obligations of each Obligor under this SECTION 9.13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

            SECTION 9.14. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Note Document, the Obligors and the

                                                                [EXECUTION COPY]

Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the any Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 9.14 shall control every other provision of this Agreement and all agreements among the Obligors and the Holders.

                                                                [EXECUTION COPY]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ISSUER:

PSYCH SYSTEMS HOLDINGS, INC.,
a Delaware corporation


By:   /s/ Stephen DaRe
      --------------------------
      Stephen DaRe
      Chief Financial Officer

PURCHASER:

CANPARTNERS INVESTMENTS IV, LLC,
a California limited liability company,

By:   Canpartners Incorporated,
      a California corporation,
      its managing member


By:   /s/ Scott Imbach
      --------------------------
      Name: Scott Imbach
      Title: Attorney in fact

GUARANTORS:
AMERICAN PSYCH SYSTEMS, INC.,                AMERICAN PSYCH SYSTEMS OF TEXAS,
an Iowa corporation                          INC., a Delaware corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 1 of 3

                                                                [EXECUTION COPY]

CH/ECP SYSTEMS, INC.,                        AZCARE, INC.,
a New York corporation                       an Arizona corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

NEW YORK PSYCH SYSTEMS, INC.,                NEW YORK PSYCH SYSTEMS, L.P.,
a New York corporation                       a New York limited partnership

                                             By:   New York Psych Systems, Inc.,
By:   /s/ Stephen DaRe                             a New York corporation,
      ------------------------                     its general partner
      Stephen DaRe
      Chief Financial Officer

                                             By:   /s/ Stephen DaRe
                                                   ------------------------
                                                   Stephen DaRe
                                                   Chief Financial Officer

WESTCHESTER PSYCH SYSTEMS, L.P.,             SUFFOLK PSYCH SYSTEMS, L.P.,
a New York limited partnership               a New York limited partnership

By:   New York Psych Systems, Inc.,          By:   New York Psych Systems, Inc.,
      a New York corporation,                      a New York corporation,
      its general partner                          its general partner


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

PSYCH SYSTEMS OF WESTCHESTER, INC.,          PSYCH SYSTEMS OF LONG ISLAND, INC.,
a New York corporation                       a New York corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 2 of 3

                                                                [EXECUTION COPY]

CHS MANAGED SERVICES, INC.,                  PSYCH SYSTEMS PPO, INC.,
a Delaware corporation                       a New York corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


AMERICAN PSYCH SYSTEMS HOLDINGS, INC.,       VYDAS RESOURCES, INC.,
a Delaware corporation                       a Montana corporation


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer

PSYCH SYSTEMS OF MANHATTAN, INC.,            AMERICAN PSYCH SYSTEMS OF PUERTO
A New York corporation                        RICO, INC., A PUERTO RICO
                                              CORPORATION


By:   /s/ Stephen DaRe                       By:   /s/ Stephen DaRe
      ------------------------                     ------------------------
      Stephen DaRe                                 Stephen DaRe
      Chief Financial Officer                      Chief Financial Officer


                              SIGNATURE PAGE 3 of 3

                                                                [EXECUTION COPY]

                                                        EXHIBIT A --FORM OF NOTE

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

      THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "INTERCREDITOR AGREEMENT"), AMONG CANPARTNERS INVESTMENTS IV, LLC, PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND BANK OF AMERICA, N.A. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT. THIS NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INTERCREDITOR AGREEMENT.

                          PSYCH SYSTEMS HOLDINGS, INC.,

                                     Issuer

                  15% SENIOR SUBORDINATED SECURED NOTE DUE 2004

                                                               No. [_____][Date]
$7,500,000

            FOR VALUE RECEIVED, the undersigned, PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "ISSUER") hereby promises to pay to Canpartners Investments IV, LLC, a California limited liability company, or registered assigns, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS on June 15, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.25% per month from the date hereof, payable monthly, on the first day of each month of each year commencing on October 1, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the 17.5%; provided, however, that if the Issuer is prohibited from paying all or any portion of a cash interest payment pursuant to the Intercreditor Agreement, the Issuer shall issue a note for such

                                                                [EXECUTION COPY]

unpaid interest on the same terms and conditions of this Note (except that interest accruing under such note shall not be payable in cash until the Senior Debt Termination Date).

            This Note is one of a duly authorized issue of Notes of the Issuer issued pursuant to the Note and Stock Purchase Agreement dated as of September 15, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT"), among Issuer, the Guarantors From Time To Time Party Thereto, the Purchasers From Time To Time Party Thereto, and Canpartners Investments IV, LLC, to which Agreement and all Agreements supplemental thereto reference is hereby made for a statement of the respective rights, thereunder of the Issuer and the Holders of the Notes. Pursuant to the Agreement, the Holders of Notes are also entitled to the benefits of the Security Documents (as defined in the Agreement). The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and holders are referred to the Agreement for a statement of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

            Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to Section 2.05 of the Agreement.

            The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Note, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of this Note, hereby agrees to provide the Issuer, for the benefit of the Issuer, with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar from for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents, neither this Note nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this paragraph. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of this Note or any interest therein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of this Note (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The

                                                                [EXECUTION COPY]

Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

            This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

            Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except as provided in the Agreement.

            If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to such Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance such Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to such Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread

                                                                [EXECUTION COPY]

throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by Governing Law, any and all relevant payments or charges under this Note and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements among the Obligors and such Holder.

                                                                [EXECUTION COPY]

            IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                              PSYCH SYSTEMS HOLDINGS, INC.,
                             a Delaware corporation


                              By:
                                    ------------------------
                                    Stephen DaRe
                                    Chief Financial Officer

                                                                [EXECUTION COPY]
                                                        EXHIBIT A --FORM OF NOTE
                                                        ------------------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 15, 2000 (THE "INTERCREDITOR AGREEMENT"), AMONG CANPARTNERS INVESTMENTS IV, LLC, PSYCH SYSTEMS HOLDINGS, INC., AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND BANK OF AMERICA, N.A. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED THEREIN) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT. THIS NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INTERCREDITOR AGREEMENT.

                         PSYCH SYSTEMS HOLDINGS, INC.,

                                     Issuer

                 15% SENIOR SUBORDINATED SECURED NOTE DUE 2004

                                                               No. [_____][Date]

$7,500,000

         FOR VALUE RECEIVED, the undersigned, PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "Issuer") hereby promises to pay to Canpartners Investments IV, LLC, a California limited liability company, or registered assigns, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS on June 15, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.25% per month from the date hereof, payable monthly, on the first day of each month of each year commencing on October 1, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest (as defined in the Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the 17.5%; provided, however, that if the Issuer is prohi bited from paying all or any portion of a cash interest payment pursuant to the Intercreditor Agreement, the Issuer shall issue a note for such

                                                          PSYCH SYSTEMS HOLDINGS
                                      A-1      NOTE AND STOCK PURCHASE AGREEMENT

                                                                [EXECUTION COPY]


unpaid interest on the same terms and conditions of this Note (except that interest accruing under such note shall not be payable in cash until the Senior Debt Termination Date).

         This Note is one of a duly authorized issue of Notes of the Issuer issued pursuant to the Note and Stock Purchase Agreement dated as of September 15, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), among Issuer, the Guarantors From Time To Time Party Thereto, the Purchasers From Time To Time Party Thereto, and Canpartners Investments IV, LLC, to which Agreement and all Agreements supplemental thereto reference is hereby made for a statement of the respective rights, thereunder of the Issuer and the Holders of the Notes. Pursuant to the Agreement, the Holders of Notes are also entitled to the benefits of the Security Documents (as defined in the Agreement). The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and holders are referred to the Agreement for a statement of such terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agre ement.

         Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to Section 2.05 of the Agreement.

         The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "REGISTRAR") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Note, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of this Note, hereby agrees to provide the Issuer, for the benefit of the Issuer, with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar from for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents, neither this Note nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this paragraph. Eac h Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of this Note or any interest therein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by t he Registrar of (a) a written assignment of this Note (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The

                                                          PSYCH SYSTEMS HOLDINGS
                                      A-2      NOTE AND STOCK PURCHASE AGREEMENT

                                                                 EXECUTION COPY]

Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

         This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

         Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except as provided in the Agreement.

         If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to such Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance such Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to such Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread


                                                          PSYCH SYSTEMS HOLDINGS
                                      A-3      NOTE AND STOCK PURCHASE AGREEMENT
throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "Highest Lawful Rate" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by Governing Law, any and all relevant payments or charges under this Note and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements among the Obligors and such Holder.



                                                          PSYCH SYSTEMS HOLDINGS
                                      A-4      NOTE AND STOCK PURCHASE AGREEMENT

                                                                [EXECUTION COPY]

         IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                                       PSYCH SYSTEMS HOLDINGS, INC.,
                                       a Delaware corporation

                                       By:
                                          ---------------------------------
                                          Stephen DaRe
                                          Chief Financial Officer







                                                          PSYCH SYSTEMS HOLDINGS
                                      A-5     NOTE AND STOCK PURCHASE AGREEMENT

                                              EXHIBIT B -- FORM OF LEGAL OPINION

       [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]





                                        September 15, 2000


CANPARTNERS INVESTMENTS IV, LLC
c/o Canyon Capital Advisors, LLC
9665 Wilshire Boulevard
Suite 200
Beverly Hills, CA 90212

Dear Sirs:

         This opinion is furnished to you pursuant to Section 4.02(c) of the Note and Stock Purchase Agreement (the "Note Agreement"), dated as of September 15, 2000, among Psych Systems Holdings, Inc., a Delaware corporation (the "Issuer"), the Guarantors, Canpartners Investments IV, LLC (the "Lender") and the other purchasers from time to time a party thereto (together with the Lender, the "Purchaser"). Capitalized terms used in this opinion which are not defined herein shall have the meanings given such terms in the Note Agreement.

         We have acted as counsel to Issuer and the Guarantors in connection with the transactions contemplated by the Note Agreement. This opinion is being delivered to you at the direction of the Issuer and Guarantors pursuant to
Section 4.02(c) of the Note Agreement. In rendering this opinion, we have reviewed the following documents, instruments and agreements:

         i. Note Agreement.

         ii. The 15% Senior Subordinated Secured Note, due 2004 (the "Note").

         iii. Contribution Agreement between the Guarantors and the Lender (the "Contribution Agreement").

         iv. Each of the Security Documents (as defined in the Intercreditor Agreement (as defined below)) (the "Security Documents").

v. UCC-1 Financing Statements listing the Collateral Agent as secured party for the benefit of the Lender and the Issuer and Guarantors or certain of them as debtors, for filing in the

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 2

office of the New York Secretary of State; in the office of the Arizona Secretary of State; in the office of the Maryland State Department of Assessments and Taxation; in the Office of the Iowa Secretary of State; in the office of the Montana Secretary of State; in the office of the Recorder of Deeds of the District of Columbia; in the office of the Arkansas Secretary of State; in the office of the Colorado Secretary of State; in the office of the Idaho Secretary of State; in the office of the Texas Secretary of State; in the office of the Washington Department of Licensing; in the office of the New Mexico Secretary of State; in the office of the North Dakota Secretary of State; in the office of the Oregon Secretary of State; in the office of the Utah Secretary of State; in the office of the Wyoming Secretary of State; in the office of the Georgia Superior Court Clerk's Cooperative Authority; in the office of the Puerto Secretary of State and in various jurisdictions or political subdivisions within New York, Arizona, Maryland, Montana, Texas, Washington, Puerto Rico, Georgia, Arkansas, Colorado, Idaho, New Mexico, North Dakota, Oregon, Utah, Wyoming, and Iowa (collectively the "Financing Statements").

         vi. Form of stock certificate evidencing the issuance by American Psych Systems Holdings, Inc. ("Parent") of the Warrant Shares and Shares to Lender.

         vii. The Amended and Restated Registration and Shareholders Rights Agreement between Purchaser, Parent, Lender, Nazem & Company IV, L.P. and Transatlantic Venture Partners, C.V. ("Registration Rights Agreement").

         viii. Form of the Subordination and Intercreditor Agreement between Bank of America Commercial Finance Corporation ("Bank of America"), Lender and Issuer (the "Intercreditor Agreement").

(the aforesaid being hereinafter collectively referred to as the "Note Documents").

         For purposes of this opinion, we have made, with your consent, and without further inquiry as to their accuracy or completeness, the following assumptions:

         a. We have examined and relied upon certificates of public officials and certificates of corporate officers of the Issuer and the Guarantors ("Officers' Certificates") with respect to the accuracy of material factual matters contained therein as well as copies, certified to our satisfaction, of such documents and records as we have deemed relevant and necessary as a basis for our opinions. While we have not conducted any independent investigation for this purpose, to our knowledge there are not any material untrue statements set forth in the Officers' Certificates. We have also relied upon the statements, representations and warranties of the various parties contained in the Note Documents, closing certificates delivered to Lender, and on the representations made by Lender, or otherwise conveyed to us by such parties or their respective agents, employees, officers or directors.

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CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 3

         b. We have assumed that the Note Documents were duly and properly authorized, executed, acknowledged where required, and delivered by each party required to be a party thereto (other than the Issuer and the Guarantors).

         c. We have assumed that the loan referenced in the Note Documents has been advanced to the Issuer as recited and defined therein and Lender has incurred an obligation, advanced monies or otherwise given value to Issuer.

         d. We have assumed that the Note Documents constitute the legally valid and binding obligation of the parties thereto other than the Issuer and the Guarantors and are enforceable against such parties in accordance with their respective terms.

         e. We have assumed the genuineness of all signatures, the legal capacities of all natural persons and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, including without limitation, the contents of schedules to such documents and the possible incompleteness of such schedules.

         f. We have assumed that the Issuer and Guarantors have rights in the personal property described in the Financing Statements and that value has been given to the Issuer.

         g. We have assumed that the Issuer and Guarantors have valid, legal and enforceable ownership interests in the Collateral. We have not made or undertaken to make any investigation of the status of title to any property or property rights or interests which are purportedly included in Collateral and express no opinion with respect to the existence or ownership of any such property, property rights or interests therein or the title thereto, the validity or priority of any liens thereon, or the adequacy or accuracy of the descriptions thereof.

         With your permission, we have based our conclusion set forth in Paragraph 7 with respect to the Financing Statements for filing in Arizona, Maryland, Montana, Texas, Washington, Puerto Rico, Georgia, Arkansas, Colorado, Idaho, New Mexico, North Dakota, Oregon, Utah, Wyoming and Iowa (the "Selected States") solely upon our review of Sections 9-401 and 9-402 and related sections defining the terms therein used in the UCC as set forth in the CCH Secured Transactions Guide, copies of which sections are incorporated herein by this reference and referred to herein as the "Selected State UCC Provisions." We have assumed that the Selected States UCC Provisions are in effect on the date hereof in the Selected States in the form annexed hereto, and have not been modified in any respect by any other statute, regulation or decision with respect to the laws of the Selected States. We have assumed that no fixture filings are required in order to perfect a security interest in the Collateral under the laws of the Selected States.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 4


         Our opinion in Paragraph 7 is subject to the following further qualifications: Continued perfection of the security interests will require the filing of continuation statements within six months prior to the expiration of five (5) years in New York, Ohio, Montana, District of Columbia, Texas, Washington, Puerto Rico, Arkansas, Colorado, Idaho, New Mexico, North Dakota, Oregon, Utah, Wyoming and Iowa, five (5) years or 20 days following a specific maturity date in Georgia, six (6) years in Arizona and twelve (12) years in Maryland from the date of the original filings. Security interests in accounts, contract rights or other general intangibles arising from transactions with the United States or any State or any agency, department or instrumentality of such sovereign may not be subject to perfection and, in those cases where it may be perfected, may not be enforced unless there is compliance with various statutory provisions. Unless new appropriate financing statements or appropriate amendments are filed in t he appropriate offices, perfection of the security interests described in the Financing Statements may be terminated if a grantor of a security interest so changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, or changes its principal place of business, or in the case of tangible personal property, if such property is removed from a state or other local jurisdiction in which a Financing Statement has been validly and properly filed. In the case of property which becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest from a security agreement entered into by the debtor before the commencement of the case.

         Our opinions are also subject to the remaining paragraphs below:

         a. The effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors or secured parties, including fraudulent transfer laws.

         b. Limitations which may arise under general principles of equity including concepts of materiality, reasonableness, good faith and fair dealings (regardless of whether considered in a proceeding at law or in equity).

         c. Limitations upon the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance) which may arise under general or statutory principles of equity.

         d. Limitations regarding enforceability of provisions for indemnification where such indemnification would be violative of any law, rule or regulation (including without limitation any federal or state securities law or regulation) or would be contrary to public policy.

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CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 5

         e. Limitations on the exercise or attempted exercise of any right or remedy if such exercise or attempted exercise is not undertaken in a commercially reasonable manner or is deemed to be in breach of the covenant of good faith and fair dealing implied under applicable law.

         f. Limitations which may arise from the intervention of any state and federal regulatory agencies having jurisdiction, or purporting to have jurisdiction, over the Issuer, the Guarantors or their affiliates.

         Statements as to our knowledge, or to the effect that we have no knowledge, with respect to the existence, nonexistence or absence of facts are not intended to signify that we have undertaken an independent investigation with reference to such facts and no inference relative thereto should be made. References to our knowledge indicate only that we have actual knowledge of such facts, and references to our lack of knowledge indicate that no information has come to our attention that would give us actual knowledge of such facts. In the course of our representation of the Issuer and Guarantors in connection with the above-referenced loan and the delivery of the opinions set forth below, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which we have relied are not accurate and complete.

         In addition, we have assumed that there are no oral or written modifications of or amendments to the Note Documents and there has been no waiver of any of the provisions of the Note Documents by actions or conduct of the parties or otherwise.

         Except to the extent required in rending the opinion expressed herein, we have made no special investigation or review of any laws, rules, regulations, judgments, decrees, franchises, certificates, permits, or the like. In addition, we have made no independent examination or investigation to certify the accuracy or completeness of any financial, accounting, or statistical information furnished by the Issuer or a Guarantor to any party, or with respect to any other accounting or financial matters, and we express no opinion with respect thereto. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         Based upon the foregoing, we are of the opinion that:

         1. Each of the Issuer and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or, if a limited partnership, is duly organized, validly existing and in good standing; and to our knowledge has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted and, based solely on the Officers' Certificate and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 6


certificate of State Officials, is duly qualified, or licensed as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties and the nature of its business requires such qualification or licensing, except where the failure to so qualify or be licensed could not reasonably be expected to have a materially adverse effect upon its ability to enter into or perform its obligations under the Note Documents to which it is a party.

         2. Each of the Issuer and each Guarantor has full legal power and authority required to enter into, execute and deliver the Note Documents to be executed by it and to perform fully its obligations thereunder. The Certificate of Incorporation of Parent has been properly amended by the adoption and filing of the Certificate of Amendment to the Certificate of Incorporation dated September 15, 2000.

         3. Each of the Issuer and each Guarantor has taken all corporate actions necessary to authorize it to enter into, deliver and to perform its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby.

         4. Each of the Note Documents to which the Issuer or any Guarantor is a party is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         5. Neither the execution and delivery by Issuer or Guarantors of the Note Documents to which they are a party, nor the performance by Issuer or Guarantors of their obligations thereunder, (i) conflicts with, results in breach of or constitutes a default under any provision of the Articles or Certificates of Incorporation, Bylaws or limited partnership agreement of Issuer or Guarantors, (ii) to our knowledge, conflicts with, results in a breach of or constitutes a default under any federal or applicable state statute, law or regulation, (iii) to our knowledge, conflicts with, results in a breach of or constitutes a default or creates in any party a right to accelerate any material agreement or instrument to which Issuer or Guarantors are a party or by which any of their properties are bound or affected, (iv) will, to our knowledge, result in the imposition of any material lien upon any of their material properties except for the liens created by or provided for in the Note Documents, or (v) except as set fort h in the Note Agreement, requires, to our knowledge, the approval or consent of any holder (or trustee of any holder) of any indebtedness or any other obligation or agreement of Issuer or Guarantors.

         6. To our knowledge, under existing provisions of law, no Issuer or Guarantor is required to obtain (except as has heretofore been obtained) any consent, approval, authorization, permit or license from, or effect (except as has heretofore been effected) any filing or registration with, any governmental or regulatory authority in connection with the execution, delivery or performance, in accordance with their respective terms, of the Note Documents to which it is a party and the granting of the Liens pursuant to the Security Agreement and the Pledge Agreement, except for the filings and/or recordations referred to in Paragraph 7 below.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 7


         7. The Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Lender a valid security interest in all of the right, title and interest of the Issuer and the Guarantors in, to and under the Collateral described therein, in each case as security for the obligations purported to be secured thereby. Assuming (i) the Issuer and the Guarantors have rights in or title to the Collateral required under the Note Documents, (ii) the Financing Statements have been duly executed and properly filed in all of the applicable offices, (iii) all filing and registration fees and taxes in respect of such filings have been paid, and (iv) Lender has incurred obligations, advanced monies, or otherwise given value, the Lien of the Security Documents in the Collateral described in the Security Documents other than certificates representing securities will be perfected by the filing of the Financing Statements, appropriately completed, describing such Collateral.

         8. The Pledged Securities are duly authorized, validly issued and outstanding and fully paid and non-assessable and, to our knowledge, and are free and clear of all restrictions on transfer created by the Issuer or Guarantors (other than those imposed by state and federal securities laws). Based solely on our review of the stock ledgers of Issuer and the Guarantors and the Officers' Certificate, Schedule 5.01(f)(i) to the Note Agreement completely and accurately sets forth with respect to each such person the number, title and ownership of the classes and/or series of equity securities which constitute the authorized and issued and outstanding capital stock of Issuer and the Guarantors. Furthermore, based solely on our review of the stock ledgers of such person and the Officers' Certificates, but without other independent investigation, to our knowledge there are no outstanding options, warrants, convertible securities, pre-emptive rights or other rights to acquire equity securities or interests of the Issue r or the Guarantors except as listed on
Schedule 5.01(f)(ii)(a) to the Note Agreement.

         9. The Shares and Warrant Shares to be issued upon execution of the Note Documents and payment of the purchase price of the Notes by Lender have been duly authorized and upon issuance will be validly issued, fully paid and non-assessable.

         10. To our knowledge and except as set forth in the Note Agreement and the schedules and exhibits thereto, there are no judgments or orders or actions, no arbitration proceedings and no actions, suits or proceedings, at law or in equity, by or before any governmental authority pending against, affecting or with respect to (i) the transactions contemplated by the Note Agreement, (ii) any Issuer or Guarantor, which have a materially adverse effect upon the ability of such Issuer or Guarantor to perform their obligations under the Note Documents to which it is a party.

         11. To our knowledge based upon the Officers' Certificates, neither the Issuer nor any Guarantor is (i) an "investment company" under the Investment Company Act of 1940, (ii) subject to regulation under (A) the Public Utility Holding Company Act of 1935, or (B) the

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

CANPARTNERS INVESTMENTS IV, LLC
September 15, 2000
Page 8


Federal Power Act, or (C) any United States or state statute or regulation limiting such Issuer or Guarantor's ability to incur indebtedness for money borrowed as contemplated by the Note Agreement. To our knowledge, neither the Issuer nor the Guarantors are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" or "margin security" within the meanings of Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System.

         This opinion is rendered to you only in connection with the transactions referred to herein. Accordingly, this opinion may not be reproduced, delivered to or relied upon by any person other than you and your successors and assigns under the Note Agreement, any governmental agency regulating you or your operations, your counsel, Sidley & Austin, your independent auditors, or pursuant to order or legal process of any court or governmental agency or authority, and it may not be relied upon for any other purpose whatsoever.

         We are members, among other jurisdictions, of the Bar of the State of Maryland, State of New York and the District of Columbia and in reference to the Note Agreement do not purport to be an expert or give any opinion except as to matters involving the laws of the State of Maryland, State of New York, District of Columbia, the Delaware General Corporation Law and the laws of the United States. As to all matters governed by the laws of jurisdictions other than the State of Maryland, State of New York, District of Columbia, the Delaware General Corporation Law or the laws of the United States of America, we have, unless otherwise noted above, assumed that the laws of such jurisdictions are the same as the laws of the State of Maryland, State of New York, and District of Columbia and we express no opinion herein as to the effect that the laws of other jurisdiction might have on the subject matter of this opinion under conflict of laws principles or otherwise.

         This opinion speaks solely as of its date and we undertake no obligation to advise you of any changes that may occur after the date thereof.

                                       Sincerely,

                                       MINTZ, LEVIN, COHN, FERRIS,
                                       GLOVSKY and POPEO, P.C.


                                       /s/ Mintz, Levin, Cohn, Ferris,
                                           Glovsky and Popeo, P.C.

                                SCHEDULE 1.01(B)

                                     Liens

                                                            LIENS AGAINST

                                     AMERICAN PSYCH SYSTEMS HOLDINGS, INC. AND ITS SUBSIDIARIES

                                     (unless noted otherwise, all liens listed are UCC filings)

                      Note: This table is based on the results of the searches described on attached Annex A.



Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych Systems        Delaware                      M-Core Credit              11/25/1998        Leased telephone system
Holdings, Inc.                                              Corporation                199853337

American Psych Systems        Maryland                      NationsBank, N.A.          7/26/1999         PC computers and
Holdings, Inc.                                              (assignee of Butler        181014687         accessories
                                                            Capital Corporation)

American Psych Systems        Maryland                      M-Core Credit              11/10/1998        Leased office chairs
Holdings, Inc.                                              Corporation                39100000034723

American Psych Systems        Maryland                      M-Core Credit              11/25/1998        Leased telephone system
Holdings, Inc.                                              Corporation                39100000037132

American Psych Systems        Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Holdings, Inc.                                              Corporation, as Agent      39100000042327

American Psych Systems        Maryland                      The Columbia Bank          7/26/1999         PC computers and
Holdings, Inc.                                              (assignee of Butler        181014688         accessories
                                                            Capital Corporation)

American Psych Systems        Maryland                      Farmers and Mechanics      3/8/2000          Computer equipment
Holdings, Inc.                                              National Bank (assignee    181038565
                                                            of Butler Capital
                                                            Corporation)




                                                                                                                        Page 1 of 9


Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych Systems        New York                      M-Core Credit              11/25/1998        Leased equipment
Holdings, Inc.                                              Corporation                250350

American Psych Systems        New York                      NationsCredit Commercial   12/21/1998        Blanket filing
Holdings, Inc.                                              Corporation, as Agent      266976

American Psych Systems        Ohio                          NationsCredit Commercial   12/21/1998        Blanket filing
Holdings, Inc.                                              Corporation, as Agent      AP0108313

American Psych Systems        Texas                         NationsCredit Commercial   12/21/1998        Blanket filing
Holdings, Inc.                                              orporation, as Agent       98-251216

American Psych Systems Inc.   Maryland                      NTFC Capital Corporation   10/2/1995         Leased Norstar equipment
                                                                                       152757140
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC filing is
                                                                                                         only intended to make the
                                                                                                         lease a matter of public
                                                                                                         record.

American Psych Systems        Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
of Texas, Inc.                                              Corporation, as Agent      39100000042519

American Psych Systems, Inc.  Maryland                      Dana Commercial            12/11/1995        Leased equipment
                                                            Credit Corporation         153458193

American Psych Systems, Inc.  Maryland                      M-Core Credit              12/21/1995        Leased equipment
                                                            Corporation                153568028


                                                                                                                        Page 2 of 9



Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych Systems, Inc.  Maryland                      Norwest Equipment          1/18/1996         Leased equipment
                                                            Finance, Inc. (assignee    160188340
                                                            of Sun Data, Inc.)
                                                                                                         Note: It is stated that
                                                                                                         the UCC filing is for
                                                                                                         precautionary purposes
                                                                                                         only and is not to be
                                                                                                         construed as indicating
                                                                                                         that the transaction is
                                                                                                         other than a true lease.

*American Psych Systems, Inc. Maryland                      HCFP Funding, Inc.         3/5/1998          Blanket filing
                                                                                       180688056

American Psych Systems, Inc.  Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042454

American Psych Systems, Inc.  Maryland                      Lucent Technologies Inc.   9/20/1999         Definity Upgrade and CMS
                                                                                       181929781

American Psych Systems, Inc.  Texas                         NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      98-251217

*American Psych Systems, Inc. Maryland                      Canpartners Investments    2/11/1998         Blanket filing
Psych Systems PPO, Inc.                                     IV, LLC, as Agent          180427678
CHS Managed Services
American Psych Systems
(f/k/a Principal
Behavioral Health Care, Inc.)
Maryland Psych Systems, L.P.
Maryland Psych Systems, Inc.
Psych Systems Holdings, Inc.

American Psych Systems, Inc., New York                      Colonial Pacific Leasing   2/26/1997         Leased equipment
DBA CH/ECP Systems                                          (assignee of Blue Chip     039924
                                                            Capital Corp.)



                                                                                                                        Page 3 of 9


Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998           Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

Az Care, Inc.                 Arizona                       Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         01091592
                                                            Corporation, as Agent

CH/ECP Systems, Inc.          Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042460

CH/ECP Systems, Inc.          New York                      M-Core Credit Corporation  12/18/1995        Leased equipment
                                                                           252162

CHS Managed Services, Inc.    Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042458

Community Behavioral Health   Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Network, LLC                                                Corporation, as Agent      39100000042523

Manhattan Psych Systems, L.P. Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042493

Manhattan Psych Systems, L.P. New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      267074

Metropolitan IPA, Inc.        Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042461

Metropolitan IPA, Inc.        New York                      NationsCredit Commercial   12/21/1998         Blanket filing
                                                            Corporation, as Agent      266992

New York Psych Systems, Inc.  Maryland                      NationsCredit Commercial   1/6/1999           Blanket filing
                                                            Corporation, as Agent      39100000042464



                                                                                                                        Page 4 of 9


Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

New York Psych Systems, Inc.  New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      266998

New York Psych Systems, LP.   Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042465

New York Psych Systems, L.P.  New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      267002

Psych Systems Holdings, Inc.  Delaware                      M-Core Credit Corporation  11/10/1998        Leased office chairs
                                                                                       199850387

Psych Systems Holdings, Inc.  Idaho                         Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         B 852409
                                                            Corporation, as Agent

Psych Systems Holdings, Inc.  Maryland                      M-Core Credit Corporation  11/10/1998        Leased office chairs
                                                                                       39100000034611

Psych Systems Holdings, Inc.  Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042456

Psych Systems Holdings, Inc.  Montana                       Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         573251
                                                            Corporation, as Agent

Psych Systems Holdings, Inc.  New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      266986

Psych Systems Holdings, Inc.  Texas                         NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      98-251218



                                                                                                                        Page 5 of 9

Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998           Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

Psych Systems Holdings, Inc.  Utah                          Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         99-660406
                                                            Corporation, as Agent

Psych Systems IPA, Inc.       Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042467

Psych Systems IPA, Inc.       New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      267009

Psych Systems of Cincinnati,  Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
L.P.                                                        Corporation, as Agent      39100000042528

Psych Systems of Cincinnati,  Ohio                          NationsCredit Commercial   12/21/1998        Blanket filing
L.P.                                                        Corporation, as Agent      AP0108488

*Psych Systems of Cincinnati, Ohio                          HCFP Funding, Inc.         3/5/1998          Blanket filing
L.P.                                                                                   AP0030874

                                                                                       11/6/1998         Partial Release of all
                                                                                       19983220098       collateral other than
                                                                                                         accounts receivable and
                                                                                                         all related books, records
                                                                                                         and proceeds.

Psych Systems of Long Island, Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Inc.                                                        Corporation, as Agent      39100000042468

Psych Systems of Long Island, New York                      NationsCredit Commercial   12/21/1998        Blanket filing
Inc.                                                        Corporation, as Agent      267012

Psych Systems of Long Island, New York                      HCFP Funding, Inc.         3/19/1998         Blanket filing
Inc.                                                                                   058542
Psychiatric Services of Long
Island, P.C.



                                                                                                                        Page 6 of 9

Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

Psych Systems of Manhattan,   Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Inc.                                                        Corporation, as Agent      39100000042514

Psych Systems of Manhattan,   New York                      HCFP Funding, Inc.         3/6/1998          Blanket filing
Inc.                                                                                   048444

Psych Systems of Manhattan,   New York                      NationsCredit Commercial   12/21/1998        Blanket filing
Inc.                                                        Corporation, as Agent      267077

Psych Systems of Westchester, Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Inc.                                                        Corporation, as Agent      39100000042473

Psych Systems of Westchester, New York                      NationsCredit Commercial   12/21/1998        Blanket filing
Inc.                                                        Corporation, as Agent      267066

*Psych Systems of             New York                      HCFP Funding, Inc.         3/5/1998          Blanket filing
Westchester, LP                                                                        047015

Psych Systems PPO, Inc.       Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042516

Southwestern Community        Texas                         NationsCredit Commercial   12/21/1998        Blanket filing
Behavioral Care LLC                                         Corporation, as Agent      98-251219

Suffolk Psych Systems, L.P.   Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
                                                            Corporation, as Agent      39100000042471

Suffolk Psych Systems, L.P.   New York                      NationsCredit Commercial   12/21/1998        Blanket filing
                                                            Corporation, as Agent      267058



                                                                                                                        Page 7 of 9

Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

Vocational Resources, Inc.    Montana                       U.S. Bancorp Leasing &     2/5/1998          Office furniture and
                                                            Financial                  529072            equipment

Vocational Resources, Inc.    Montana                       U.S. Bancorp Leasing &     11/19/1997        Office furniture and
                                                            Financial                  523050            equipment and Lucent
                                                                                                         Technologies Definity

Vocational Resources, Inc.    North Dakota                  U.S. Bancorp Leasing &     12/29/1997        Office furniture and
                                                            Financial                  97-737679         equipment

Vocational Resources, Inc.    Washington                    U.S. Bancorp Leasing &     2/6/1998          Office furniture and
                                                            Financial                  98-037-0100       equipment

Vydas Resources, Inc.         Arizona                       Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         01091591
                                                            Corporation, as Agent

Vydas Resources, Inc.         Idaho                         Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         B 852408
                                                            Corporation, as Agent

Vydas Resources, Inc.         Montana                       Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         573252
                                                            Corporation, as Agent

Vydas Resources, Inc.         North Dakota                  Banc of America            1/25/2000         Blanket filing
                                                            Commercial Finance         00-914631
                                                            Corporation, as Agent

Vydas Resources, Inc.         Utah                          Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         99-660407
                                                            Corporation, as Agent

Vydas Resources, Inc.         Washington                    Banc of America            11/4/1999         Blanket filing
                                                            Commercial Finance         99-308-0004
                                                            Corporation, as Agent


                                                                                                                        Page 8 of 9

Debtor Name                   Filing Jurisdiction                                      File Date         Collateral Description and
(as it appears on the UCC-1)  (all are state-level unless   Secured Party Name         File No.          Comments
                              noted otherwise)
----------------------------------------------------------------------------------------------------------------------------------
American Psych System, Inc.   Maryland                      Minolta Business           7/7/1998          Leased Minolta equipment
                                                            Systems, Inc.              39100000015794
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

American Psych System, Inc.   Maryland                      Minolta Business           1/13/1999         Leased Minolta equipment
                                                            Systems, Inc.              39100000043756
                                                                                                         Note: It is stated that it
                                                                                                         is a lease transaction and
                                                                                                         that the UCC is filed for
                                                                                                         notification purposes
                                                                                                         only.

Westchester Behavioral        Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
Health Network, LLC                                         Corporation, as Agent       39100000042526

Westchester Psych Systems,    Maryland                      NationsCredit Commercial   1/6/1999          Blanket filing
L.P.                                                        Corporation, as Agent      39100000042479

Westchester Psych Systems,    New York                      NationsCredit Commercial   12/21/1998        Blanket filing
L.P.                                                        Corporation, as Agent      267070

* To be terminated in accordance with the Post-Closing Undertaking.

                                SCHEDULE 4.02(h)

                                   Litigation

The following could reasonably be expected to have a material and adverse affect on (i) the assets, operations, business or condition (financial or otherwise) of the Issuer or its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their respective Obligations hereunder or (iii) the rights and remedies of the Purchaser:

1. COMPREHENSIVE CARE CORPORATION, INC.; COMPREHENSIVE BEHAVIORAL CARE, INC.; AND COMPREHENSIVE HEALTH ASSOCIATES, INC. VS. RICHARD POWERS AND AMERICAN PSYCH SYSTEMS, INC., In the Circuit Court of the Thirteenth Judicial Circuit, In and For Hillsborough County, Florida, Case Number 99-04132. Richard Powers, Sr. VP of APS, was formerly employed by Comprehensive Care Corp. ("CCC") in a senior sales position. He was responsible for bringing the Humana of Puerto Rico contract to CCC. Richard Powers left CCC and several months later was hired by APS. Humana PR terminated its contract with CCC and sent out an RFP to which APS responded. APS was awarded the contract and CCC sued APS for tortious interference with a contract and sued Richard Powers for breach of his Resignation Agreement wherein Richard Powers had agreed not to "interfere" with CCC's existing business; and

2. Claim by the Attorney General for the State of New York to recoup certain Medicaid payments made to partial hospitalization programs formerly owned and operated by certain of the Subsidiary entities. The AG claims that APS billed for 6 hours of service when only 5 hours of service were performed during week days. The AG further claims that APS improperly billed for Saturday services becuase you cannot bill for any day in which less that four hours of services were rendered and the AG claims APS only rendered three hours on Saturdays.

                                SCHEDULE 5.01(c)

                         Changes to Financial Condition

                                      NONE

                              SCHEDULE 5.01(d)(ii)

                               Material Agreements

Parent and its Subsidiaries have the following material agreements:

      1. That certain Agreement for the Provision of Services, dated June 1, 2000, by and between Christiana Care Health Plans and American Psych Systems, Inc.

      2. That certain Behavioral Health Services Agreement, dated September 26, 1997, by and between American Psych Systems, Inc., an Iowa corporation (formerly, Principal Behavioral Health Care, Inc.), American Psych Systems Holdings, Inc., a Delaware corporation (formerly American Psych Systems, Inc.), Principal Health Care, Inc., an Iowa corporation, and certain listed subsidiaries of Principal Health Care.

      3. That certain State of Georgia, Department of Human Resources Contract, dated June 10, 1999, by and between the State of Georgia and American Psych Systems, Inc.

      4. That certain Agreement for the Provision of Services, dated January 1, 2000, by and between American Psych Systems, Inc. and George Washington University Health Plan, Inc.

      5. That certain Mental and Behavioral Health Services Agreement (Reform Program), dated May 1, 1999, by and between Humana Health Plans of Puerto Rico, Inc. and American Psych Systems of Puerto Rico, Inc.

      6. That certain Agreement for the Provision of Services, dated January 1, 1999, by and between Kaiser Foundation Health Plan of Kansas and American Psych Systems, Inc.

      7. That certain Agreement for the Provision of Services, dated January 1, 2000, by and between Partners National Health Plan of Indiana, Inc. and American Psych Systems, Inc.

      8. That certain Agreement for the Provision of Services, dated December 1, 1998, by and between Priority and American Psych Systems, Inc.

      9. That certain Mental Health/Substance Abuse Services Agreement, dated July 19, 2000, by and between the State of Maryland and American Psych Systems, Inc.

      10. That certain Contract, effective August 1, 2000, by and between the State of West Virginia, Department of Health and Human Resources, Bureau for Medical Services and American Psych Systems, Inc.

      11. That certain Employee Assistance Program Agreement, effective November 1, 1998, by and between Blue Cross and Blue Shield of Montana, Inc. and Vydas Resources, Inc.

      12. That certain Utilization Management Agreement, effective January 1, 1999, by and between Blue Cross and Blue Shield of Montana, Inc. and Vydas Resources, Inc.

      13. That certain BlueChip Utilization Management Agreement, effective October 1, 1999, by and between Blue Cross and Blue Shield of Montana, Inc. and Vydas Resources, Inc.

      14. That certain Integrated Behavioral Health Program Services Agreement, dated December 22, 1999, by and between Regence Blue Shield of Idaho and Vydas Resources, Inc.

      15. That certain Employee Assistance Program and Individual Assistance Program Services and Profit-Sharing Agreement, effective July 1, 1999, by and between Regence Blue Shield of Idaho and Vydas Resources, Inc.

      16. That certain Contract for Services, Employee Assistance Program, effective September 1, 1993, by and between Blue Cross and Blue Shield of Utah and Vydas Resources, Inc.

      17. That certain Employee Assistance Program Agreement, dated February 24, 1997, by and between Blue Cross and Blue Shield of North Dakota and Vydas Resources, Inc.

      18. That certain Development Services Agreement, dated March 31, 2000, by and between XCare.net and American Psych Systems, Inc.

      19. That certain Promissory Note, in the principal amount of 985,878.08, dated March 31,2000, by and between Kenneth A. Kessler, as Borrower and American Psych Systems Holdings, Inc. as Lender.

      20. That certain Employment Agreement, dated April 3, 1995, as amended on September 26, 1997 and December 23, 1998, by and between Kenneth
            A. Kessler, MD and American Psych Systems, Inc.

      21. Those certain Employment Agreements, dated October 18, 1999, by and between Clifford Larsen, Wayne Knutson, Deleslie D. Gianchetta and Arthur Held and American Psych Systems, Inc.

      22. That certain Employment Agreement, dated January 5, 2000, by and between Richard Kodora and American Psych Systems, Inc.

      23. That certain Employment Agreement, dated March 28, 1995, by and between Patti Ableson and American Psych Systems, Inc.

      24. That certain Credit Agreement, dated December 23, 1998, by and between Bank of America, NA (successor in interest to NationsCredit Commercial Corporation) and Psych Systems Holdings, Inc., American Psych Systems Holdings, Inc. and the Lenders listed therein.

      25. That certain Promissory Note made in favor of Kenneth A. Kessler, dated August 21, 2000, in the principal amount of $750,000 (to be paid off at Closing).

American Psych Systems, Inc.       Schedule 5.01 (e)       Permits and Licenses
Parents and Subsidiaries have the following Permits and Licenses:

COMPLIANCE SUMMARY TABLE / February 14, 2001     * New License Requirement
====================================================================================================================================
       STATE          PHC/APS    APS   PPO                 TPA LICENSE STATUS       UR LICENSE STATUS       RENEWALS
                        START    COI
------------------------------------------------------------------------------------------------------------------------------------
1. Alabama             6/1/94    Yes   N/A                 N/A                      Expires 7/01/01
------------------------------------------------------------------------------------------------------------------------------------
2. Arkansas           6/30/00    Yes   N/A                 Licensed 6/00            Expires 8/9/02          Awaiting TPA
                                                           Expires 1/1/01; Filed                            Renewal Certificate
                                                           Renewal 1/1/01                                   for 2001
------------------------------------------------------------------------------------------------------------------------------------
3. Arizona             1/1/96    Yes   N/A                 N/A                      Expires 7/1/01
------------------------------------------------------------------------------------------------------------------------------------
4. Delaware            4/1/94    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------
5. Florida             6/1/94    Yes   N/A                 Licensed 6/10/99;        Refiled;
                                                           Perpetual upon           Expires 9/7/01
                                                           annual update filing
------------------------------------------------------------------------------------------------------------------------------------
6. Georgia             7/1/95    Yes   N/A                 Licensed 3/20/98;        Expires 6/30/01         Awaiting TPA
                                                           Active Filed                                     renewal Certificate
                                                           Annual Report
------------------------------------------------------------------------------------------------------------------------------------
7. Idaho              7/14/00    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------
8. Illinois            1/1/95    Yes   PPO Filed           Licensed:Expires         Expires 8/13/02
                                       5/11/99;            5/13/01
                                       Supplemental
                                       Response
                                       To Be Filed
------------------------------------------------------------------------------------------------------------------------------------
9. Indiana             1/1/95    Yes   PPO: since 3/97     Licensed:Expires         Expires 6/30/01
                                                           6/30/01
------------------------------------------------------------------------------------------------------------------------------------
10. Iowa               1/1/96    Yes   PPO: since 3/4/97   Licensed:Expires         Renewed 9/99;
                                                           9/3/02                   Expires with
                                                                                    URAC expiration
                                                                                    7/1/01
------------------------------------------------------------------------------------------------------------------------------------
11. Kansas             1/1/96    Yes   N/A                 Licensed: Expires        UR: Expires
                                                           5/8/01                   7/1/01
------------------------------------------------------------------------------------------------------------------------------------
12. Kentucky           1/1/01   Need   Unknown             Filed TPA                Filed UR                Awaiting response
                                                           Application 1/01         Application 1/01        to 2 Application
                                                                                                            filings
------------------------------------------------------------------------------------------------------------------------------------
13. Louisiana          8/1/94    Yes   N/A                 Do Not Have;             UR: Expires             *Need To File
                                                           Need To File             3/31/01                 MNRO
                                                           In the process                                   Application ASAP
                                                           of filing now
------------------------------------------------------------------------------------------------------------------------------------
14. Maryland           4/1/94    Yes   N/A                 Licensed;Expires         UR: Expires             *Contracting Provider
                                                           6/30/01                  4/18/01                 Registration
                                                                                                            Expires 7/23/02
------------------------------------------------------------------------------------------------------------------------------------
15. Michigan         12/23/98    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------
16. Missouri           1/1/96    Yes   N/A                 Licensed 2/6/98;         UR: 6/24/01             Renewal Date
                                                           Perpetual/Active,                                3/01/01
                                                           upon annual
                                                           renewal; fee payment
------------------------------------------------------------------------------------------------------------------------------------
17. Montana           9/26/84    No    N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
18. Nebraska           1/1/95    Yes   N/A                 Licensed;                UR: Expires             Renewal Date
                                                           Perpetual/Active         7/6/01                  3/01/01
                                                           Upon Annual
                                                           Report fee payment
------------------------------------------------------------------------------------------------------------------------------------
19. New York           1/4/00    Yes   N/A                 No                       Renewed;Expires
                                                                                    9/1/01
------------------------------------------------------------------------------------------------------------------------------------
20. New Jersey       12/22/97    Yes   N/A                 N/A                      N/A
                                                                                    (URAC)
------------------------------------------------------------------------------------------------------------------------------------
21. North Carolina     4/1/95    Yes   N/A; Insurer        Licensed:Expires         N/A
                                       Responsible         7/1/01
                                       for UR
------------------------------------------------------------------------------------------------------------------------------------
22. Ohio              3/27/00    Yes   N/A;UR for          Licensed:Expires         N/A
                                       Providers Only      6/30/01
------------------------------------------------------------------------------------------------------------------------------------
23. Pennsylvania          TBA    Yes   FILED 3/17/98;      No                       UR: Expires
                                       Needs Amended                                10/14/02
                                       response
------------------------------------------------------------------------------------------------------------------------------------
24. South Carolina     4/1/95    Yes   N/A                 Licensed 7/24/97;        UR:Expires              Renewal Date
                                                           Active File Pending      6/30/02                 3/01/01
                                                           annual renewal
------------------------------------------------------------------------------------------------------------------------------------
25 South Dakota        1/1/01   Need   Unknown             Working on TPA           UR: Application         Awaiting UR
                                                           filing now               Filed 1/01              Approval; Submit
                                                                                                            TPA Application
------------------------------------------------------------------------------------------------------------------------------------
26. Tennessee          1/1/01   Need   Unknown             Performed by                                     Received UR
                                                           TN insurer                                       Certificate 3/26/01
------------------------------------------------------------------------------------------------------------------------------------
27. Texas            12/22/97    Yes   N/A                 Licensed 1/2/96 ;        UR: Good since          DOI to issue
                                                           Active Upon payment      2/13/96 Needs to be     renewal forms when
                                                           of annual fee            Investigated &          it has completed
                                                                                    Updated                 its UR reorganization.
                                                                                                            APS has never recv'd
                                                                                                            update
------------------------------------------------------------------------------------------------------------------------------------
28. Utah              7/26/00    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------
29. Virginia         12/22/97    Yes   N/A                 N/A                      Approved; Expires
                                                                                    6/30/01
------------------------------------------------------------------------------------------------------------------------------------
30. Wash. D.C.         4/5/97    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------
31. Washington        3/23/00    Yes   N/A                 N/A                      N/A
(State)
------------------------------------------------------------------------------------------------------------------------------------
32. West Va.          9/15/99    Yes   N/A                 N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 5.01(f)(i)

                               Corporate Structure

                                  See Attached

                                  [FLOW CHART]

                               SCHEDULE 5.01(f)(i)

ENTITY                        AUTHORIZED      ISSUED AND OUTSTANDING      QUALIFIED JURISDICTIONS
--------------------------------------------------------------------------------------------------------
American Psych
Systems Holdings, Inc.
Class A Common                37,500,000      11,591,090                  Delaware, Maryland, Washington
Class B Common                2,000,000       0
Series I Preferred            8,227,050       7,067,514
Series II Preferred           2,600,000       2,500,886
Series A Preferred            1               0

Psych Systems
Holdings, Inc.                1,000           1,000**                     Delaware, Maryland

CHS Managed
Services, Inc.                1,000           100**                       Delaware

CH/ECP Systems, Inc.          10,000          5,690**                     New York

Psych Systems PPO, Inc.       200             100**                       New York

American Psych
Systems, Inc.                 1,000           1,000**                     Alabama, Arizona, Delaware,
                                                                          District Of Columbia, Florida,
                                                                          Georgia, Illinois, Indiana, Iowa,
                                                                          Kansas, Louisiana, Maryland,
                                                                          Michigan, Missouri, Nebraska,
                                                                          New Jersey, North Carolina,
                                                                          Pennsylvania, South Carolina,
                                                                          Texas, Virginia, West Virginia

New York Psych
Systems, Inc.                 100             100**                       New York

Suffolk Psych
Systems, LP
Partnership interest          100%            **                          New York

Westchester Psych
Systems, LP
Partnership interest          100%            **                          New York

New York Psych
Systems, LP                   83.34%          **                          New York

American Psych
Systems of Puerto
Rico, Inc.                    1,000           1,000**                     Puerto Rico

American Psych
Systems of Texas, Inc.

Vydas Resources, Inc.         50,000          710**                       Arizona, Arkansas, Colorado,

                                                                          Indiana, Montana, Nevada, New
                                                                          Mexico, North Dakota, Oregon,
                                                                          Utah, Washington, Wyoming,
                                                                          California
AzCare, Inc.                  120,000         30,000**                    Arizona

Psych Systems of
Westchester, Inc.             10,000          100**                       New York

Psych Systems of
Long Island, Inc.
Class A Common                5,000           4,200**                     New York
Class B Common                5,000           2,895**
(we own 83.3% of
issued and outstanding
stock)

Psych Systems of
Manhattan, Inc.               10,000          100**                       New York

**Stock Pledged to Bank of America, NA

                              SCHEDULE 5.01(f)(ii)

                          Owners of Pledged Securities

            See Organizational Chart attached as Schedule 5.01(f)(i)

                                  [FLOW CHART]

                             SCHEDULE 5.01(f)(ii)(a)

                   Rights of Conversion into Shares of Parent

See the following attached documents:

      1. That certain Shareholder's Rights Agreement, dated October 18, 1999, by and between American Psych Systems Holdings, Inc. and Combined Benefits Management, Inc.

      2. That certain Warrantholder's Rights Agreement, dated December 23, 1998, by and between American Psych Systems Holdings, Inc. and Bank of America, NA (formerly Nationscredit Commercial Corporation).

      3. That certain Registration Rights Agreement, dated September 26, 1997, as amended by that certain Amendment to Registration Rights Agreement dated December 23, 1998, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) (the "Company") and Canpartners Investments IV, LLC, Nazem & Company IV, LP and Transatlantic Venture Partners, CV. and the holders of securities of the Company.

      4. That certain Second Amended and Restated Registration Rights Agreement, dated June 17, 1996, as amended by that certain Amendment to the Second Amended and Restated Registration Rights Agreement on September 26, 1997, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and Applewood Associates, LP, Seneca Ventures, Woodland Partners, Woodland Venture Fund, Nazem & Company IV, LP, Oxford Health Plans, Inc. and Principal Health Care, Inc.

      5. That certain Registration Rights Agreement, dated February 3, 1995, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and KBL Healthcare, Inc. and its scheduled designees.

      6. That certain Registration Rights Agreement, dated February 3, 1995, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and the scheduled Investors.

      7. That certain Registration Rights Agreement, dated February 15, 1994, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and KBL Healthcare, Inc. and its scheduled designees.

      8. That certain Registration Rights Agreement, dated February 14, 1994, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and the scheduled Investors.

      9. That certain Anti-dilution Rights Agreement, dated February 3, 1995, by and between American Psych Systems Holdings, Inc. formerly American Psych Systems, Inc.) and the scheduled Investors.

      10. That certain Anti-dilution Rights Agreement, dated March 30, 1994, by and between American Psych Systems Holdings, Inc. formerly American Psych Systems, Inc.) and the scheduled Investors.

      11. That certain Anti-dilution Rights Agreement, dated March 30, 1994, as amended by the Amendment to the Anti-dilution Rights Agreement and Grant of Power of Attorney dated July 17, 1997, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc.) and KBL Healthcare, Inc. and its scheduled designees.

      12. That certain Second Amended and Restate Co-sale and Restricted Stock Agreement, dated June 17, 1996,as amended by that certain Consent, Waiver and Amendment Agreement dated September 26, 1997, by and between American Psych Systems Holdings, Inc. (formerly American Psych Systems, Inc., Applewood Associates, LP, Seneca Ventures, Woodland Partners, Woodland Venture Fund, Nazem & Company IV, LP, Oxford Health Plans, Inc., Kenneth A. Kessler, MD and John C. Heffner.

      13. See also the Warrant Ledger and Stock Option Ledger which are attached.

Warrants
APS                                                   Vesting Legend
05/11/00                                              33.33%/yr beginning on 1st anniv. date of grant
Unaudited                                             fully vested on grant date
                                                      20%/yr beginning on 1st anniv. date of grant
                                                      20%/yr for 1st 42 months
                                                      of employment, 100% vest
                                                      thereafter. IPO, 100% vest
                                                      One year at 100% Immediate
                                                      and full vesting upon IPO
                                                      125k every 90 days after
                                                      1st anniversary of grant
                                                      date 557548 exercisable
                                                      upon 2 consecutive qtrs of
                                                      default

                                   Extension     Grant   Warrants  Warrants    Warrants     Warrants   Exercise  Expiration Vesting
              Name                      Date      Date    Granted Exercised   Rescinded  Outstanding      Price        Date   Terms

Warrants
APS                                                   Vesting Legend
05/11/00                                              33.33%/yr beginning on 1st anniv. date of grant
Unaudited                                             fully vested on grant date
                                                      20%/yr beginning on 1st anniv. date of grant
                                                      20%/yr for 1st 42 months
                                                      of employment, 100% vest
                                                      thereafter. IPO, 100% vest
                                                      One year at 100% Immediate
                                                      and full vesting upon IPO
                                                      125k every 90 days after
                                                      1st anniversary of grant
                                                      date 557548 exercisable
                                                      upon 2 consecutive qtrs of
                                                      default

                                   Extension     Grant   Warrants  Warrants    Warrants     Warrants   Exercise  Expiration Vesting
              Name                      Date      Date    Granted Exercised   Rescinded  Outstanding      Price        Date   Terms
------------------------------------------------------------------------------------------------------------------------------------
1991
Silverman, John L.                             10/15/91     90,000                 90000      0           $0.00      6/30/95   B

1992

Epstein, Steven B.                  01/24/00    1/24/92     30,000                 30000      0           $1.00      1/24/97   A
Pinkert, Michael S.                             1/24/92     30,000                 30000      0           $1.00      1/24/97   A
Ryback, Ralph                                   4/16/92     23,750                 23750      0           $1.00      4/16/97   B

1993
Kessler, Ken                      04/01/2000     4/1/93    762,199    762199                  0           $0.90       4/1/98   B
Kessler, Ken                        12/11/01   12/12/93     40,984                          40984         $1.22     12/11/98   B
Brodsky, Curtis                   04/01/2000     4/1/93      3,303                  3303      0           $0.90       4/1/98   B
Heffner, John C.                  04/01/2000     4/1/93     55,556                 55556      0           $0.90       4/1/98   B
Silverman, John L.                04/01/2000     4/1/93     26,558                 26558      0           $0.90       4/1/98   B
Steiner, Matthew & Mary           04/01/2000     4/1/93      3,320                  3328      0           $0.90       4/1/98   B
Tremaine, Myron & Anne            04/01/2000     4/1/93      8,889                  8889      0           $0.90       4/1/98   B
Weissberg, Allan                  04/01/2000     4/1/93     11,111                 11111      0           $0.90       4/1/98   B
Freedman, Richard A.              04/01/2000     4/1/93      3,886                  3886      0           $0.90       4/1/98   B
Pinkert, Michael S.               04/01/2000     4/1/93     42,744                42,744      0           $0.90       4/1/98   B
Rinaldo, David & Susan            04/01/2000     4/1/93      9,714                 9,714      0           $0.90       4/1/98   B
Wishner, Mark J.                  04/01/2000     4/1/93      3,886                 3,886      0           $0.90       4/1/98   B
Bartscht, Karl G.                 04/01/2000     4/1/93      1,660                 1,660      0           $0.90       4/1/98   B
Murray, Judith & James            04/01/2000     4/1/93      3,320                 3,320      0           $0.90       4/1/98   B

Warrants
APS                                                   Vesting Legend
05/11/00                                              33.33%/yr beginning on 1st anniv. date of grant
Unaudited                                             fully vested on grant date
                                                      20%/yr beginning on 1st anniv. date of grant
                                                      20%/yr for 1st 42 months
                                                      of employment, 100% vest
                                                      thereafter. IPO, 100% vest
                                                      One year at 100% Immediate
                                                      and full vesting upon IPO
                                                      125k every 90 days after
                                                      1st anniversary of grant
                                                      date 557548 exercisable
                                                      upon 2 consecutive qtrs of
                                                      default

                                   Extension     Grant   Warrants  Warrants    Warrants     Warrants   Exercise  Expiration Vesting
              Name                      Date      Date    Granted Exercised   Rescinded  Outstanding      Price        Date   Terms
------------------------------------------------------------------------------------------------------------------------------------
1994
Baron, Jessica R.                                3/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Bartscht, Karl G.                   02/19/01    2/19/94        448                           448          $1.00      2/18/99   E
Bergman, Barry & Lisa                            5/2/94      7,500                  7500      0           $1.50      5/31/97   B
Berk, Zachary C.                                6/15/94     11,133                11,133      0           $1.00      5/31/99   B
Boltres, George Jr.                             3/30/94     12,500                12,500      0           $1.50      5/31/97   B
Brodsky, Curtis                                 2/19/01    2/19/94       892                 892          $1.00      2/18/99   E
Brodsky, Curtis                                 2/19/01    2/19/94       892                 892          $1.00      2/18/99   E
B&J Mgmt Corp.                                  3/30/94     12,500                12,500      0           $1.50      5/31/97   B
Cohen Family Trust                               5/2/94      5,000                 5,000      0           $1.50      5/31/97   B
Davis, Jordan S.                                3/30/94      8,900                 8,900      0           $1.00      5/31/99   B
Davis, Mitchell                                  5/2/94      1,250                 1,250      0           $1.50      5/31/97   B
DeSimone, Arthur R.                              5/2/94      5,000                 5,000      0           $1.50      5/31/97   B
Elkin, Richard                                   5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Epstein, Steven                                 11/1/94     25,000                25,000      0           $1.00     10/31/99   B
Fox, Barry M.                                   3/30/94      6,250                 6,250      0           $1.50      5/31/97   B
Frank, Brian L.                                  5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Fredricks, Henry                                3/30/94     12,500                12,500      0           $1.50      5/31/97   B
French, Irene B.                                3/30/94      3,000                 3,000      0           $1.00      5/31/99   B
Friedman, Richard S.                02/19/01    2/19/94      1,048                          1,048         $1.00      2/18/99   E
Gasorek, Lewis E.                                5/2/94      5,000                 5,000      0           $1.50      5/31/97   B
Gerber, Richard & Naomi             02/19/01    2/19/94      2,241                          2,241         $1.00      2/19/99   E
Geronemus, Roy                                  3/30/94     12,500                12,500      0           $1.50      5/31/97   B
Heffner, John C.                    02/19/01    2/19/94     15,000                         15,000         $1.00      2/18/99   E
Hornig, George R.                                5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Hudson, P. Donald                                5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Jacobs, Lisette S.                               5/2/94      2,500                 2,500      0           $1.50      3/31/97   B
Juliano, Michael                                 5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Kaplan, Beth                                    7/18/94      6,250                 6,250      0           $1.50      5/31/97   B
KBL Healthcare, Inc.             Transferred    3/30/94     33,400                            0           $1.00      5/31/99   B
Kessler, Ken                        02/19/01    2/19/94    205,794                         205,794        $1.00      2/19/99   E
Kessler, Ken                        11/08/01    11/8/94     32,670     32670                  0           $1.35
Kim Family Trust                                 5/2/94      6,250                 6,250      0           $1.30      5/31/97   B
Koppelman, Scott J.                              5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Krauss Marlene                                  6/15/94     22,267                22,267      0           $1.00      5/31/99   B
Lowenbraun, Niel I.                              5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Lubin, Daniel C.                                3/30/94      4,700                 4,700      0           $1.00      5/31/99   B
Mangold, Karl G. & Janet L.                      5/2/94     12,500                12,500      0           $1.50      5/31/97   B
Merrill, George V.                               5/2/94      3,750                 3,750      0           $1.50      3/31/97   B

Warrants
APS                                                   Vesting Legend
05/11/00                                              33.33%/yr beginning on 1st anniv. date of grant
Unaudited                                             fully vested on grant date
                                                      20%/yr beginning on 1st anniv. date of grant
                                                      20%/yr for 1st 42 months
                                                      of employment, 100% vest
                                                      thereafter. IPO, 100% vest
                                                      One year at 100% Immediate
                                                      and full vesting upon IPO
                                                      125k every 90 days after
                                                      1st anniversary of grant
                                                      date 557548 exercisable
                                                      upon 2 consecutive qtrs of
                                                      default

                                   Extension     Grant   Warrants  Warrants    Warrants     Warrants   Exercise  Expiration Vesting
              Name                      Date      Date    Granted Exercised   Rescinded  Outstanding      Price        Date   Terms
------------------------------------------------------------------------------------------------------------------------------------
Miller, Edwin L.                                 5/2/94     12,500                12,500      0           $1.50      5/31/97   B
Miller, Melvin                                  3/30/94     12,500                12,500      0           $1.50      5/31/97   B
Murray, Judith & James              02/19/01    2/19/94        897                           897          $1.00      2/19/99   E
Napack, Marcia Y.                                5/2/94      2,500                 2,500      0           $1.50      5/31/97   B
Pinkert, Michael S.                 02/19/01    2/19/94     11,541                         11,541         $1.00      2/18/99   E
Rand, Rhonda                                    3/30/94      6,250                 6,250      0           $1.50      5/31/97   B
Ravikumar, Sundaram                             7/18/94     25,000                25,000      0           $1.50      5/31/97   B
Rinaldo, David & Susan              02/19/01    2/19/94      2,623                          2,623         $1.00      2/19/99   E
Salm, Alex                                       5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Schiff, Sheldon J.                               5/2/94      3,750                 3,750      0           $1.50      5/31/97   B
Schwab, Eileen Caufield                         3/30/94      6,250                 6,250      0           $1.50      5/31/97   B
Schwab, Terrance W.                             3/30/94      6,250                 6,250      0           $1.50      5/31/97   B
Silverman, John L.                  02/19/01    2/19/94      7,171                          7,171         $1.00      2/18/99   E
Solomon, Michael                                3/30/94      6,250                 6,250      0           $1.50      5/31/97   B
Spielman, Melvin                                 5/2/94     12,500                12,500      0           $1.50      5/31/97   B
Steiner, Matthew & Mary             02/19/01    2/19/94        897                           897          $1.00      2/19/99   E
Takemoto, Satoru & Chizuko                       5/2/94      6,250                 6,250      0           $1.50      5/31/97   B
Tiedemann Boltres Partners, L.P.                3/30/94    100,000               100,000      0           $1.50      5/31/97   B
Tremaine, Ann B.                    02/19/01    2/19/94      2,400                          2,400         $1.00      2/18/99   E
U.S. Group, Inc.                                 5/2/94     25,000                25,000      0           $1.50      5/31/97   B
Weissburg, Allan A.                 02/19/01    2/19/94      3,000                          3,000         $1.00      2/18/99   E
Williams, Robert I.                              5/2/94     25,000                25,000      0           $1.50      5/31/97   B
Wishner, Mark J.                    02/19/01    2/19/94      1,048                          1,048         $1.00      2/18/99   E
Zelman, Martin                                   5/2/94     18,750                18,750      0           $1.50      5/31/97   B

1995
Davis, Jordan S.                                 2/3/95     12,592                12,592      0           $1.35      1/31/00   B
Davis, Jordan S.                                 5/1/95      1,389                 1,389      0           $1.35      1/31/00   B
DiFalco, Nicholas                                2/3/95      3,690                 3,690      0           $1.35      1/31/00   B
D.H. Blair & Co.                                 2/3/95     37,408                37,408      0           $1.35      1/31/00   B
Elkin, Richard                                   2/3/95     15,736                15,736      0           $1.35      1/31/00   B
French, Irene                                    2/3/95      2,000                 2,000      0           $1.35      1/31/00   B
GKN Securities Corp.                             5/1/95      5,186                 5,186      0           $1.35      1/31/00   B
Gladstone, Robert                                5/1/95      2,594                 2,594      0           $1.35      1/31/00   B
Gladstone, Roger                                 5/1/95      2,594                 2,594      0           $1.35      1/31/00   B
KBL Healthcare                                   5/1/95     11,550                11,550      0           $1.35      1/31/00   B
KBL Healthcare                                   2/3/95     71,345                71,345      0           $1.35      1/31/00   B
Koppelman, Scott                                 2/3/95      7,424                 7,424      0           $1.35      1/31/00   B
Nussbaum, David                                  5/1/95      2,594                 2,594      0           $1.35      1/31/00   B
Reisley, Robert                                 2/27/95      9,241                 9,241      0           $1.35      1/31/00   B

Warrants
APS                                                   Vesting Legend
05/11/00                                              33.33%/yr beginning on 1st anniv. date of grant
Unaudited                                             fully vested on grant date
                                                      20%/yr beginning on 1st anniv. date of grant
                                                      20%/yr for 1st 42 months
                                                      of employment, 100% vest
                                                      thereafter. IPO, 100% vest
                                                      One year at 100% Immediate
                                                      and full vesting upon IPO
                                                      125k every 90 days after
                                                      1st anniversary of grant
                                                      date 557548 exercisable
                                                      upon 2 consecutive qtrs of
                                                      default

                                   Extension     Grant   Warrants  Warrants    Warrants     Warrants   Exercise  Expiration Vesting
              Name                      Date      Date    Granted Exercised   Rescinded  Outstanding      Price        Date   Terms
------------------------------------------------------------------------------------------------------------------------------------
Reisley, Robert L.                               5/1/95      7,437                 7,437      0           $1.35      1/31/00   B
Salm, Alex                                       2/3/95     10,393                10,393      0           $1.35      1/31/00   B
Solomon, Michael G.                              2/3/95     14,251                14,251      0           $1.35      1/31/00   B

1996
Applewood Associates, L.P.                      6/17/96     71,271                         71,271         $1.22      6/17/01   B
Nazem & Company IV, L.P.                        6/17/96    409,836                         409,836        $1.22      6/17/01   B
Oxford Health Plus, Inc.                        6/17/96    614,754                         614,754        $1.22      6/17/01   B
Seneca Ventures                                 6/17/96      8,197                          8,197         $1.22      6/17/01   B
Woodland Partners                               6/17/96     10,246                         10,246         $1.22      6/17/01   B
Woodland Venture Fund                           6/17/96     12,295                         12,295         $1.22      6/17/01   B

1997
Nazem & Co.                                     9/26/97     29,762                         29,762         $0.01      9/26/07   B
Transatlantic Venture                           9/26/97     59,524                         59,524         $0.01      9/26/07   B
Canpartners, Inc.                               9/26/97    910,714                         910,714        $0.01      9/26/07   B
Nazem & Co.                                     9/26/97     29,762                29,762                  $0.01      9/26/07   G
Transatlantic Venture                           9/26/97     59,524                59,524                  $0.01      9/26/07   G
Canpartners, Inc.                               9/26/97    910,714               910,714                  $0.01      9/26/07   G
Nazem & Co.                                     9/26/97      8,929                          8,929         $3.50      9/26/03   B
Transatlantic Venture                           9/26/97     17,857                         17,857         $3.50      9/26/03   B
Canpartners, Inc.                               9/26/97    273.214                         273,214        $3.50      9/26/03   B

1998
Nations Credit                                 12/23/98  1,853,848                        1,296,299       $0.01     12/23/08

2000
Kenneth A. Kessler, M.D.                       08/21/00     75,000                         75,000         $0.01      8/21/05   B

                                               Totals    7,556,963   794,869   2,076,379  4,094,774

Stock Options-FAS 123
APS                              Employee Status Legend                         Vesting Legend
12/31/99                         Employee                                       33.33%/yr beginning on 1st anniv. date o
Unaudited                        Independent Contractor/Consultant              fully vested on grant date
                                 Board Member                                   20%/yr beginning on 1st anniv. date of gr
                                 Terminated (date)                              20%/yr for 1st 42 months of employment,
                                                                                One year at 100%

                         Employee      Grant      Options    Options     Options      Options   Exercise Expiration     Pd Vesting
Name                       Status       Date      Granted  Exercised   Rescinded  Outstanding      Price       Date  (yrs)  Terms
------------------------------------------------------------------------------------------------------------------------------------
NONSTATUTORY/NONQUALIFIED

1992
Greenwood, L.              C        07/22/92        8,168           0       8,168            0     $0.61     7/22/97   3      A
Prunier, P.                C        08/24/92       10,891           0      10,891            0     $0.61     8/24/97   0      B

1993
Ryback, R.                 C        06/01/93       12,251           0      12,251            0     $0.61      6/1/98   0      B
Ryback, R.                 C        10/14/93        7,500           0       7,500            0     $1.00    10/14/98   0      B

1994
Feather, J.                C        02/01/94       10,000           0      10,000            0     $1.00      2/1/99   0      B

1995
Becker, B.                 B        04/21/95       25,000           0      25,000            0     $1.22     4/21/00   5      C

1996
Bailey, P.                 E        03/01/96       16,000           0           0       16,000     $1.22      3/1/01   5      C

2000
Epstein, S                 B        04/14/00      150,000           0           0      150,000     $2.85     4/14/05   5      F

INCENTIVE STOCK OPTIONS (ISO)
1994
Huffman, C.                E        01/01/94        1,200           0       1,200            0     $1.00      1/1/99   5      C
Harris, C.                 E        07/18/94        6,500           0       6,500            0     $1.00     7/18/99   5      C
Kabb, G.                   E        09/01/94        4,000           0       4,000            0     $1.00      9/1/99   5      C
Watkinson, W.              E        09/01/94        4,000           0       4,000            0     $1.00      9/1/99   5      C
Mulvaney, S.               E        07/25/94        4,000           0       4,000            0     $1.00     7/25/99   5      C
Ebert, A.            T (10/30/98)   07/28/94        4,000           0       4,000            0     $1.00     7/28/99   5      C

1995
Abelson, P.                E        04/21/95       25,000           0      25,000            0     $1.22     4/21/00   3      A
Belcher, J.                E        04/21/95        5,000           0       5,000            0     $1.22     4/21/00   5      C
Borkowski, M.              E        04/21/95        4,000           0       4,000            0     $1.22     4/21/00   5      C
Cassidy, N.                E        04/21/95       12,500           0      12,500            0     $1.22     4/21/00   5      C
Demazo, J.                 E        04/21/95       12,500           0      12,500            0     $1.22     4/21/00   5      C
Harris, C.            T (5/31/99)   08/11/95        6,300           0           0         6300     $1.22     8/11/00   5      C
Huffman, C.                E        08/11/95        6,300           0           0        6,300     $1.22     8/11/00   5      C
Juengling, C.              E        08/11/95      175,000       5,000           0       170000     $1.22     8/11/00   5      C
Juchniewicz, M.            E        08/11/95        7,500           0           0        7,500     $1.22     8/11/00   5      C
Schleuter, M.              E        08/11/95       12,500           0           0       12,500     $1.22     8/11/00   5      C
Ebert, A.            T (10/30/98)   10/27/95        5,000           0       5,000            0     $1.22    10/27/00   5      C
Ebert, A.            T (10/30/98)   12/01/95       21,000           0      21,000            0     $1.22               5      C
Bailey, P.                 E        12/15/95       50,000           0           0       50,000     $1.22    12/15/00   5      C
Chesney, S.                E        12/15/95       55,000           0           0            0     $1.22    12/15/00   5      C

1996
Boedges, C.                E        03/01/96        2,500           0           0        2,500     $1.22      3/1/01   5      C
Klein, M.                  E        03/01/96        5,000           0           0        5,000     $1.22      3/1/01   5      C
LaMaster, K.               E        03/01/96       10,000           0           0       10,000     $1.22      3/1/01   5      C
Liss, M.                   E        03/01/96        2,500           0           0        2,500     $1.22      3/1/01   5      C
Rafferty, C.               E        03/01/96        5,000           0           0        5,000     $1.22      3/1/01   5      C
Zazlov, M.                 E        03/01/96        5,000           0           0        5,000     $1.22      3/1/01   5      C
Ebert, A.                  E        05/03/96       16,000           0           0       16,000     $1.22      5/3/01   5      C
Ebert, A.                  E        05/03/96        9,435           0           0        9,435     $1.22      5/3/01   5      C
Freedman, R.               E        05/03/96       25,000      20,000           0        5,000     $1.22      5/3/01   5      C
Blevins, T.           T (5/30/97)   07/19/96       35,000       7,000      28,000            0     $1.22     7/19/01   5      C
Harris, C.            T (5/31/99)   07/19/96       28,500           0           0       28,500     $1.22     7/19/01   5      C
Mulvaney, S.               E        07/19/96        3,500           0           0        3,500     $1.22     7/19/01   5      C
McKle, P.            T (10/30/98)   12/13/96         2500           0        2500            0     $1.22    12/13/01   5      C
Owens, E.             T (9/26/97)   12/13/96       60,000           0      60,000            0     $1.22    12/13/01   5      C
Kaitz, R. MD               C        12/13/96       12,500           0           0       12,500     $1.22    12/13/01   5      C
Kaitz, R. MD               C        12/13/96        5,000           0           0        5,000     $1.22    12/13/01   5      C


Kaitz, R. MD               C        12/13/96        7,500           0           0        7,500     $1.22    12/13/01   5      C
Kaitz, R. MD               C        12/13/96        5,000           0           0        5,000     $1.22    12/13/01   5      C
Santiago, R.               E        12/13/96        4,000           0           0        4,000     $1.22    12/13/01   5      C
Schaffner, C.         T (7/10/98)   12/13/96       20,000           0      20,000            0     $1.22    12/13/01   5      C

1997
Taylor, S.                 E        04/18/97       50,000           0           0       50,000     $1.22     4/18/02   5      C
McCluskey, C.              E        04/18/97       20,000           0           0       20,000     $1.22     4/18/02   5      C
Schaffner, C.         T (7/10/98)   09/19/97          970           0         970            0     $1.44     9/19/02   5      C
Santiago, R.               E        09/19/97          440           0           0          440     $1.44     9/19/02   5      C
Thompson, A.               E        09/19/97        4,000           0           0        4,000     $1.44     9/19/02   5      C
Bucello, G                 E        09/19/97       15,000           0           0       15,000     $1.44     9/19/02   5      C
Roybal, H                  E        09/19/97      130,000           0           0      130,000     $1.44     9/19/00   3      A
Epstein, S.                B        11/21/97      100,000           0           0      100,000      1.44    11/21/07  10      B

1998
Afrangui, I                E        03/13/98        7,500           0           0        7,500     $1.44     3/13/03   5      C
Beland, R.            T (2/8/00)    03/13/98       75,000           0      75,000            0     $1.44     3/13/03   5      C
Bucello, G.                E        03/13/98        5,000           0           0        5,000     $1.44     3/13/03   5      C
Collins, R.                E        03/13/98        7,500           0           0        7,500     $1.44     3/13/03   5      C
Donhesier, G.              E        03/13/98        4,100           0           0        4,100     $1.44     3/13/03   5      C
Hoehn, K.                  E        03/13/98        4,000           0           0        4,000     $1.44     3/13/03   5      C
Hunsaker, D.               E        03/13/98      180,000           0           0      180,000     $1.44     3/13/01   3      D
Lentz, R.             T (2/22/00)   03/13/98       15,000           0      15,000            0     $1.44     3/13/03   5      C
Livingston, M.             E        03/13/98        7,500           0           0        7,500     $1.44     3/13/03   5      C
Louis-Charles, C.          E        03/13/98       15,000           0           0       15,000     $1.44     3/13/03   5      C
Santiago, R.               E        03/13/98          404           0           0          404     $1.44     3/13/03   5      C
Schaffner, C.              E        03/13/98          970           0           0          970     $1.44     3/13/03   5      C
Thompson,A.                E        03/13/98        6,000           0           0        6,000     $1.44     3/13/03   5      C
Van der Heide, L.          E        03/13/98       15,000           0           0       15,000     $1.44     3/13/03   5      C
Walker, R.                 E        03/13/98        7,500           0           0        7,500     $1.44     3/13/03   5      C
Sheilds, E.           T (9/10/99)   08/01/98       15,000           0      15,000            0     $1.44      8/1/03   5      C
Kessler, K.                E        01/01/98      115,877           0           0      115,877     $1.44      1/1/01   3      A
Roybal, H.                 E        01/01/98       11,458           0           0       11,458     $1.44      1/1/01   3      A
Talyor, S.                 E        01/01/98       13,310           0           0       13,310     $1.44      1/1/01   3      A
DaRe, S.                   E        12/04/98      100,000           0           0      100,000     $1.44     12/4/03   5      C

1999
Johnson, B.                E        02/19/99        7,500           0           0        7,500     $1.44     2/19/04   5      C
Shields, E.           T (9/10/99)   02/19/99        5,000           0       5,000            0     $1.44     2/19/04   5      C
DaRe, S.                   E        05/28/99       25,000           0           0       25,000     $1.44     5/28/04   5      C
Singh, A.                  E        05/28/99        5,000           0           0        5,000     $1.44     5/28/04   5      C
Zgorski, K.                E        05/28/99       35,000           0           0       35,000     $1.44     5/28/04   5      C

Rosenberg, M.              E        05/28/99       47,000           0           0       47,000     $1.44     5/28/04   5      C
Powers, R.                 E        05/28/99       66,666           0           0       66,666     $1.44     5/28/04   0      B
Feeley, C.            T (1/3/00)    09/17/99        5,000           0       5,000            0     $1.44     9/17/04   5      C
May, D.               T (6/6/00)    09/17/99        7,500           0       7,500            0     $1.44     9/17/04   5      C
Graves, A.                 E        09/17/99       75,000           0           0       75,000     $1.44     9/17/04   5      C
Cakora, G.                 E        09/17/99        2,000           0           0        2,000     $1.44     9/17/04   5      C
Stewart, B.                E        09/17/99        1,500           0           0        1,500     $1.44     9/17/04   5      C
Jones, B.                  E        12/03/99        1,000           0           0        1,000     $2.85     12/3/05   5      C
Finley, S.            T (4/7/00)    12/03/99        1,000           0       1,000            0     $2.85     12/3/05   5      C
Bennett, S.                E        12/03/99        1,000           0           0        1,000     $2.85     12/3/05   5      C
Bennett, S.                E        12/03/99        3,000           0           0        3,000     $2.85     12/3/05   5      C
Tavener, J.                E        12/03/99        1,000           0           0        1,000     $2.85     12/3/05   5      C
Skocik, J.                 E        12/03/99        1,000           0           0        1,000     $2.85     12/3/05   5      C
Aranas, N.            T (4/18/00)   12/03/99        1,000           0        1000            0     $2.85     12/3/05   5      C
Howell, D.                 E        12/03/99        2,000           0           0        2,000     $2.85     12/3/05   5      C
McAuliffe, H.         T (3/10/00)   12/03/99        3,000           0       3,000            0     $2.85     12/3/05   5      C
Hoehn, K.                  E        12/03/99       10,000           0           0       10,000     $
2.85     12/3/05   5      C
Woodle, D.                 E        12/03/99       10,000           0           0       10,000     $2.85     12/3/05   5      C
Gross, C.                  E        12/03/99       20,000           0           0       20,000     $2.85     12/3/05   5      C
Brock, N.                  E        12/03/99      100,000           0           0      100,000     $2.85     12/3/05   5      C
Rodriguez, R.              E        03/22/99       60,000           0           0       60,000     $2.85     3/22/05   1      E
Larson, C.                 E        10/18/99      125,000           0           0      125,000     $2.85     12/3/05   5      C
Gianchetta, D.             E        10/18/99       90,000           0           0       90,000     $2.85     12/3/05   5      C
Knutson, W.                E        10/18/99       75,000           0           0       75,000     $2.85     12/3/05   5      C
Held, A.                   E        10/18/99       20,000           0           0       20,000     $2.85     12/3/05   5      C

2000
Bogumill, P.               E        04/14/00       10,000           0           0       10,000     $2.85     4/14/05   5      C
Childers, C.               E        04/14/00       10,000           0           0       10,000     $2.85     4/14/05   5      C
Cochrane, T.               E        04/14/00      125,000           0           0      125,000     $2.85     4/14/05   5      C
Dahlman, R.                E        04/14/00        2,000           0           0        2,000     $2.85     4/14/05   5      C
Fisher, L.                 E        04/14/00       35,000           0           0       35,000     $2.85     4/14/05   5      C
Huber, J.                  E        04/14/00       30,000           0           0       30,000     $2.85     4/14/05   5      C
Johnson, D.                E        04/14/00       10,000           0           0       10,000     $2.85     4/14/05   5      C
Johnson, L.                E        04/14/00       10,000           0           0       10,000     $2.85     4/14/05   5      C
Jones, S.                  E        04/14/00        4,000           0           0        4,000     $2.85     4/14/05   5      C
Kodora, R.                 E        04/14/00      150,000           0           0      150,000     $2.85     4/14/05   5      C
McLaughlin, D.             E        04/14/00        7,500           0           0        7,500     $2.85     4/14/05   5      C
Muller, Lynn               E        04/14/00        5,000           0           0        5,000     $2.85     4/14/05   5      C
Murray, Laura              E        04/14/00        1,000           0           0        1,000     $2.85     4/14/05   5      C
Powers, R.                 E        04/14/00       33,333           0           0       33,333     $2.85     4/14/05   5      C
Thomas, Lisa               E        04/14/00        2,500           0           0        2,500     $2.85     4/14/05   5      C
Zickel, Mark               E        04/14/00       25,000           0           0       25,000     $2.85     4/14/05   5      C

TOTAL                                           3,118,073      32,000     421,480    2,609,593
                                                ================================================================================
                                                  460,333

                             SCHEDULE 5.01(f)(ii)(b)

             Rights of Conversion into Shares of Non-Parent Obligors

                                      NONE

                             SCHEDULE 5.01(f)(ii)(c)

          Rights of Conversion into Shares of Non-Obligor Subsidiaries

                                      NONE

                                SCHEDULE 5.01(i)

           Chief Executive Office of Obligors and Location of Records

The Chief Executive Office and location of the records concerning the Collateral or any goods included in the Collateral for Parent and all of its subsidiaries, except those specified below, is as follows:

6705 Rockledge Drive, Suite 200
Bethesda, MD 20817

and

11941-M Bournefield Way
Silver Spring, MD 20904

The location of the records concerning the Collateral or any goods included in the Collateral for certain Obligors is as follows:

Vydas Resources, Inc. and AzCare, Inc.
3011 Palmer Street
Missoula, MT 59808-6090

American Psych Systems of Puerto Rico, Inc.
2 Chardon Avenue
Annex Building, 2nd Floor
Hato Rey, PR 00918

                                SCHEDULE 5.01(n)

                                 Material Assets

                                  See Attached

                          Fixed Assets Inventory List

Ranges:
Asset ID:       First to Last
Description:    First to Last
Asset Type:     First to Last       Cost Basis:      First to Last
Structure ID:   First to Last       Accum Depr:      First to Last
Class ID:       First to Last       Net Book:        First to Last
Location ID:    02 to 02            Amort Code:      First to Last
Property Type:  First to Last       Pl in Svc Date:  First to Last
Quantity:       First to Last       Acquire Date:    First to Last

Sorted By: Asset ID

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
Printer                                     COMP00000000030-1    02                1         982.41          982.41            0.00
CCS Mini 230w & Backup                      COMP00000000031-1    02                1       2,579.02        2,579.02            0.00
Computer Proliant 6000                      COMP00000000032-1    02                1      17,011.05       17,011.05            0.00
Upgrade Great Plains Software               COMP00000000033-1    02                1      13,900.00       13,900.00            0.00
Compaq Smart Array 2/p                      COMP00000000034-1    02                1       5,217.46        5,217.46            0.00
Computers                                   COMP00000000035-1    02                1       2,041.60        1,984.88           56.72
Computers                                   COMP00000000036-1    02                1       7,295.56        6,890.22          405.34
Server Hard Drives                          COMP00000000037-1    02                1       2,355.00        2,093.36          261.64
Computer                                    COMP00000000038-1    02                1       2,437.77        1,897.61          540.16
View- 17 inch.                              COMP00000000039-1    02                1         625.85          469.91          155.94
Computer- Q4550                             COMP00000000040-1    02                1       1,249.50          938.12          311.38
Lap Top Computer                            COMP00000000041-1    02                1       3,241.40        2,433.65          807.75
Compaq DLT 15/30GB Tape Drive               COMP00000000042-1    02                1       2,401.14        1,802.76          598.38
4550MB SeaGate Ultra SCSI                   COMP00000000043-1    02                1         566.37          425.25          141.12
CMPQ DP2000                                 COMP00000000044-1    02                1       1,468.00        1,102.21          365.79
RPTS Upgrade                                COMP00000000045-1    02                1         922.00          691.49          230.51
Call Master III                             COMP00000000046-1    02                1       4,725.00        3,547.53        1,177.47
Toshiba Satellite 225 CDS                   COMP00000000047-1    02                1       1,020.46          766.14          254.32
Compaq DeskPro 6000                         COMP00000000048-1    02                1       2,934.68        2,203.33          731.35
Compaq Proliant 2500 4.3 GIG                COMP00000000049-1    02                1       1,683.94        1,264.31          419.63
Compaq DLT Tape Drive                       COMP00000000050-1    02                1       2,412.00        1,810.96          601.04
View- 17 inch.                              COMP00000000051-1    02                1       1,176.35          883.20          293.15
T/Nova ECS R5 Station Ad                    COMP00000000052-1    02                1       2,984.35        2,240.65          743.70
CMPQ DP 2000                                COMP00000000053-1    02                1       2,936.00        2,204.34          731.66
View- 17 inch.                              COMP00000000054-1    02                1       1,117.20          838.79          278.41
CMPQ DP 400                                 COMP00000000055-1    02                1       4,902.00        3,680.44        1,221.56
Computer Equipment                          COMP00000000056-1    02                1       1,249.50          938.12          311.38
Computer Equipment                          COMP00000000057-1    02                1       1,246.35          935.74          310.61
Computer Equipment                          COMP00000000058-1    02                1         949.70          713.04          236.66
Compaq DP2000 P233X 32/2.1                  COMP00000000059-1    02                1       6,228.00        4,501.50        1,726.50
Sun Data Station 175213                     COMP00000000060-1    02                1       1,614.00        1,166.55          447.45
Compaq 4540 AMD K6 233MMX                   COMP00000000061-1    02                1       1,134.00          819.63          314.37
Pinnacle Software                           COMP00000000062-1    02                1       4,500.00        3,252.52        1,247.48
Belk Omni                                   COMP00000000063-1    02                1         567.00          394.17          172.83
Arcserve v6.5                               COMP00000000064-1    02                1         861.00          598.50          262.50
Compaq DeskPro                              COMP00000000065-1    02                1         969.00          673.64          295.36
Compaq DP2000                               COMP00000000066-1    02                1       1,743.47        1,212.01          531.46
Compaq DP2000                               COMP00000000067-1    02                1       1,734.47        1,205.76          528.71
Compaq DP2000                               COMP00000000068-1    02                1       1,573.47        1,093.83          479.64
Compaq DP2000                               COMP00000000069-1    02                1       1,573.47        1,093.83          479.64
APC UPS Office 250 and 1400                 COMP00000000070-1    02                1       1,613.15        1,121.37          491.78
Compaq DeskPro                              COMP00000000071-1    02                1         969.00          673.64          295.36
Compaq DeskPro                              COMP00000000072-1    02                1         969.00          673.64          295.36
Viewsonic 17" G773 Monitor                  COMP00000000073-1    02                1         472.91          328.72          144.19
Viewsonic 17" G773 Monitor                  COMP00000000074-1    02                1         472.91          328.72          144.19
MS Office 97 std full cd                    COMP00000000075-1    02                1         508.78          353.65          155.13
Viewsonic 17" G773 Monitor                  COMP00000000076-1    02                1         472.91          328.72          144.19
Arcserve for Windows NT v6.5                COMP00000000077-1    02                1         770.91          535.89          235.02
View 17" inch .26 G773 Monitor              COMP00000000078-1    02                1         666.75          463.51          203.24
ATI Xpert XL 4MB pci                        COMP00000000079-1    02                1         420.00          291.97          128.03
Compaq 4540 AMD K6 233MX 32                 COMP00000000080-1    02                1       1,197.00          832.09          364.91
Computer Equipment                          COMP00000000081-1    02                1         252.00          175.21           76.79
Computer Equipment                          COMP00000000082-1    02                1       2,046.00        1,422.28          623.72
CallMaster III                              COMP00000000083-1    02                1       3,890.00        2,704.15        1,185.85
Commpaq DP2000                              COMP00000000084-1    02                1       1,573.47        1,093.83          479.64
View 17" .26 G773 Monitor                   COMP00000000085-1    02                1         584.85          406.60          178.25
???                                         COMP00000000086-1    02                1       4,800.00        3,336.74        1,463.26
Internet Access                             COMP00000000087-1    02                1         750.00          521.37          228.63
PBH-LAN Baystack switch                     COMP00000000088-1    02                1       3,195.00        2,220.99          974.01
7th Floor Move, Pinnacle                    COMP00000000089-1    02                1      23,906.25       16,618.56        7,287.69
MS NT Server                                COMP00000000090-1    02                1       4,306.00        2,993.35        1,312.65
Install/Configure NT Server                 COMP00000000091-1    02                1         600.00          417.11          182.89
7th Floor Cabling                           COMP00000000092-1    02                1       5,106.40        3,549.72        1,556.68

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
7406 Plus                                   COMP00000000093-10   02                1       3,800.00        2,641.58        1,158.42
Software Development                        COMP00000000094-1    02                1       3,057.00        2,125.11          931.89
Software Development                        COMP00000000095-1    02                1       4,497.50        3,126.48        1,371.02
Software Development                        COMP00000000096-1    02                1       3,080.00        2,141.09          938.91
7th Floor Move                              COMP00000000097-1    02                1       4,860.40        3,378.70        1,481.70
Intra-LATA T-1 Local Loop                   COMP00000000098-1    02                1         767.20          533.33          233.87
Open T & M                                  COMP00000000099-1    02                1       1,041.25          723.84          317.41
Server Equipment/Labor                      COMP00000000100-1    02                1       6,296.62        4,377.16        1,919.46
PILLAR SOFTWARE                             COMP00000000101-1    02                1      30,100.00        7,536.74       22,563.26
Call Master III                             COMP00000000102-1    02                1       3,240.00        2,252.31          987.69
Compaq DeskPro                              COMP00000000103-1    02                1       1,046.53          727.53          319.00
Compaq DeskPro                              COMP00000000104-1    02                1       1,046.53          727.53          319.00
Compaq DeskPro                              COMP00000000105-1    02                1       1,046.53          727.53          319.00
Adapter Converter                           COMP00000000106-1    02                1       2,616.32        1,744.24          872.08
COMPUTER HARDWARE, SFTWRE, ACCES            COMP00000000107-1    02                1         504.54           98.28          406.26
TekBright 500v                              COMP00000000108-1    02                1         962.73          641.80          320.93
Fast Etherlink XL                           COMP00000000109-1    02                1         392.00          261.34          130.66
Belkin OmniView                             COMP00000000110-1    02                1         212.05          141.36           70.69
ABMS Directory on CD-Rom                    COMP00000000111-1    02                1       1,740.38        1,160.23          580.15
Compaq Computer                             COMP00000000112-1    02                1         539.50          359.69          179.81
Belkin OmniView                             COMP00000000113-1    02                1         212.05          141.36           70.69
Belkin OmniView                             COMP00000000114-1    02                1         212.05          141.36           70.69
Belkin OmniView                             COMP00000000115-1    02                1         212.05          141.36           70.69
Princeton 15.8 28 MM Ultra 72               COMP00000000116-1    02                1         369.16          246.08          123.08
SeaGate Ultra Wide SCSI 9100MB              COMP00000000117-1    02                1         784.16          522.76          261.40
SeaGate Ultra Wide SCSI 9100MB              COMP00000000118-1    02                1         784.16          522.76          261.40
Computers                                   COMP00000000119-1    02                1       4,514.55        3,009.67        1,504.88
Princeton 15.8 28 MM Ultra 72               COMP00000000120-1    02                1         369.16          246.08          123.08
Belk Omni                                   COMP00000000121-1    02                1       1,380.75          920.47          460.28
Cardiff Teleform                            COMP00000000122-1    02                1       4,246.00        2,830.64        1,415.36
Computer Software (Telephone)               COMP00000000123-1    02                1       3,090.00        2,059.98        1,030.02
Computer Software (Telephone)               COMP00000000124-1    02                1         705.00          469.98          235.02
MS Windows                                  COMP00000000125-1    02                1       3,906.00        2,604.00        1,302.00
Help Desk Tech Software                     COMP00000000126-1    02                1       2,685.00        1,789.98          895.02
Monitors 17" .28                            COMP00000000127-1    02                1       1,409.96          940.00          469.96
DEC DLT Compaq Type IIIXT                   COMP00000000128-11   02                1         541.87          361.23          180.64
Inteva P233 MMX                             COMP00000000129-5    02                1       3,071.94        2,047.95        1,023.99
Compaq PII 233 Desktop & Softwar            COMP00000000130-5    02                1       7,546.22        5,030.83        2,515.39
Compaq PII 233 Desktop                      COMP00000000131-5    02                1       7,177.38        4,784.91        2,392.47
Compaq PII 233 Desktop                      COMP00000000132-3    02                1       4,310.48        2,873.68        1,436.80
Zip Drive                                   COMP00000000133-1    02                1         504.00          336.00          168.00
Medical Software                            COMP00000000134-1    02                1       2,797.50        1,787.30        1,010.20
Compaq DeskPro                              COMP00000000135-1    02                1       8,595.96        5,491.89        3,104.07
Proxy Exchange SQL Server                   COMP00000000136-1    02                1       4,020.45        2,568.63        1,451.82
Sugar Loaf Systems                          COMP00000000137-1    02                1       3,867.00        2,470.61        1,396.39
Compaq Proliant                             COMP00000000138-1    02                1       2,306.00        1,473.31          832.69
Phaser 350-Color                            COMP00000000139-1    02                1       2,778.00        1,774.86        1,003.14
Fast Etherlink                              COMP00000000140-1    02                1         415.67          265.59          150.08
Cyber Autoboot                              COMP00000000141-1    02                1         876.80          560.21          316.59
Compaq Proliant                             COMP00000000142-1    02                1       2,658.00        1,698.14          959.86
Compaq                                      COMP00000000143-1    02                1       1,161.70          742.20          419.50
Ultrawide Pluggable                         COMP00000000144-1    02                1       1,640.00        1,047.81          592.19
AT&T Memory Board                           COMP00000000145-1    02                1       2,365.00        1,510.94          854.06
Compaq                                      COMP00000000146-1    02                1       4,442.98        2,838.60        1,604.38
Fast Etherlink                              COMP00000000147-1    02                1         803.37          513.29          290.08
Inteva                                      COMP00000000148-1    02                1       1,163.84          743.57          420.27
CMNecc Monitor                              COMP00000000149-1    02                1         812.24          518.92          293.32
Dynamics Btrieve Upgrade                    COMP00000000150-1    02                1       1,064.75          680.28          384.47
CMPQ Qicos                                  COMP00000000151-1    02                1       7,807.25        4,771.11        3,036.14
Lotus Software                              COMP00000000152-1    02                1         618.00          377.69          240.31
17" Nec Monitor                             COMP00000000153-1    02                1         750.00          458.31          291.69
Faxphone/Symantic                           COMP00000000154-1    02                1         892.00          545.13          346.87
CMPQ DP EN                                  COMP00000000155-1    02                1       7,450.00        4,552.75        2,897.25
Compaq DPro 6000 PII 233                    COMP00000000156-1    02                1       1,399.00          854.94          544.06
Compaq DPro 6000 PII 233                    COMP00000000157-1    02                1       1,422.41          869.24          553.17
TDPS Support                                COMP00000000158-1    02                1         510.00          311.69          198.31
Upgrade Visual Studios v6.0                 COMP00000000159-1    02                1         929.99          568.31          361.68
9.1GB SCSI Ultrawide Compaq 1000            COMP00000000160-1    02                1       2,327.03        1,422.08          904.95
Comp USA                                    COMP00000000161-1    02                1       2,991.70        1,828.24        1,163.46
Comp USA                                    COMP00000000162-1    02                1       1,173.50          717.16          456.34
Viking 128MB                                COMP00000000163-1    02                1       1,168.00          681.30          486.70
Compaq                                      COMP00000000164-1    02                1       7,320.30        4,270.16        3,050.14
Ultrawide                                   COMP00000000165-1    02                1       3,971.50        2,316.71        1,654.79

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
Viking                                      COMP00000000166-1    02                1         505.00          294.60          210.40
Netware                                     COMP00000000167-1    02                1       3,936.64        2,296.37        1,640.27
Sybase Two user                             COMP00000000168-1    02                1       1,210.00          705.83          504.17
Server 6.0 Upgrade                          COMP00000000169-1    02                1       5,594.00        3,263.17        2,330.83
Ultra SCSI                                  COMP00000000170-1    02                1         556.00          324.30          231.70
Super Monaural                              COMP00000000171-1    02                1       1,055.00          615.45          439.55
Proc. 1 Memory Pny.                         COMP00000000172-1    02                1       3,625.00        2,114.55        1,510.45
CMPQ DP2000                                 COMP00000000173-1    02                1       5,827.50        3,399.41        2,428.09
Unlimited BMP Disk                          COMP00000000174-1    02                1       6,198.00        3,615.52        2,582.48
Novell 3.2 Netware                          COMP00000000175-1    02                1       2,834.00        1,653.15        1,180.85
Compaq                                      COMP00000000176-1    02                1       3,331.16        1,850.63        1,480.53
Viking 128MB ECC Module                     COMP00000000177-1    02                1       1,926.00        1,070.00          856.00
Software & Hardware                         COMP00000000178-1    02                1       1,248.75          728.46          520.29
Computer Omni                               COMP00000000179-1    02                1       1,463.27        1,219.42          243.85
Crystal 6.0                                 COMP00000000180-1    02                1       2,434.00        1,352.21        1,081.79
Computer JetDirect                          COMP00000000181-1    02                1       1,126.78          625.99          500.79
ArcSurve                                    COMP00000000182-1    02                1       1,285.99          714.43          571.56
HP Advanced Switching                       COMP00000000183-1    02                1       7,568.06        4,204.45        3,363.61
SeaGate Hornet                              COMP00000000184-1    02                1         559.98          311.14          248.84
Compaq DeskPro                              COMP00000000185-1    02                1       5,720.00        3,177.79        2,542.21
Compaq DeskPro                              COMP00000000186-1    02                1       1,410.66          783.74          626.92
Compaq 2266 MII300 64/4.0                   COMP00000000187-1    02                1       3,837.21        2,131.79        1,705.42
Compaq Armada 3500 PII 300                  COMP00000000188-1    02                1       3,759.47        2,088.60        1,670.87
Backup Agent 2.0 for MS CD                  COMP00000000189-1    02                1         541.99          301.14          240.85
HP Advancestack Switching Hub               COMP00000000190-1    02                1         793.86          441.02          352.84
HP Mailbox 5bin w/ Stapler                  COMP00000000191-1    02                1       1,551.95          819.09          732.86
HPC LJet 8000 DN                            COMP00000000192-1    02                1       4,660.50        2,459.72        2,200.78
Compaq 1650 PII 266 64/4G 56K               COMP00000000193-1    02                1       3,583.50        1,891.28        1,692.22
Fast Etherlink                              COMP00000000194-1    02                1       1,550.00          861.14          688.86
Princeton Ultra-72 17"                      COMP00000000195-5    02                1       1,479.75          780.95          698.80
Windows NT 4.0 Server                       COMP00000000196-1    02                1       3,525.00        1,958.36        1,566.64
NEC 120LT MGX 200 32/2.1 8                  COMP00000000197-1    02                1       1,020.70          538.68          482.02
Compaq VIK 16MB DP 5133/5166                COMP00000000198-1    02                1       1,182.17          623.94          558.23
HP JetDirect 300X EtherNet 10/10            COMP00000000199-1    02                1         699.24          369.02          330.22
HP OfficeJet 300 Printer/Fax                COMP00000000200-1    02                1         876.00          462.31          413.69
USR 56K STD Voice Modem                     COMP00000000201-6    02                1         816.78          431.09          385.69
Map Info./Map Marker v3.7                   COMP00000000202-1    02                1       3,306.00        1,652.98        1,653.02
Arev. 2.12 Server License                   COMP00000000203-1    02                1       1,925.00          962.48          962.52
Compaq 5190 & Access                        COMP00000000204-1    02                1       2,407.65        1,203.83        1,203.82
3182-PLS 7406 Plus                          COMP00000000205-1    02                1       3,390.00        1,695.02        1,694.98
SeaGate Crystal Info. 7                     COMP00000000206-1    02                1       3,415.00        1,707.49        1,707.51
Compaq 5660 PII 450                         COMP00000000207-1    02                1       5,297.25        2,648.65        2,648.60
Compaqm Presario 2286                       COMP00000000208-5    02                1       3,020.00        1,510.01        1,509.99
Viking 64MB SDRAM                           COMP00000000209-1    02                1         548.00          273.98          274.02
Viking 64MB Modules + Memory                COMP00000000210-1    02                1       2,417.42        1,074.41        1,343.01
Compaq Pentium II Laptops                   COMP00000000211-2    02                1       3,300.00        1,375.02        1,924.98
MetaFrame and 10 User Bump Pack             COMP00000000212-1    02                1       6,418.06        2,674.20        3,743.86
Computer                                    COMP00000000213-1    02                1       2,001.72        2,001.72            0.00
Y2K Software                                COMP00000000214-1    02                1         514.00          185.63          328.37
Computers for Georgia                       COMP00000000215-1    02                1      31,830.36       11,494.32       20,336.04
HP 4000N Printer                            COMP00000000216-2    02                1       4,108.80        1,483.71        2,625.09
Great Plains Upgrade (from 12-16            COMP00000000217-1    02                1       4,014.94        1,449.87        2,565.07
PRN Ultra 72 17" Monitors                   COMP00000000218-4    02                1         894.91          298.31          596.60
RocketModed 6-port                          COMP00000000219-2    02                1       1,680.00          560.02        1,119.98
Compaq DeskPro PII 450                      COMP00000000220-1    02                1       1,568.00          522.70        1,045.30
Computer and Right Fax Equipment            COMP00000000221-1    02                1      25,449.85        8,483.28       16,966.57
SPSS Software and License                   COMP00000000222-1    02                1       1,826.00          608.65        1,217.35
Computer and Software                       COMP00000000223-1    02                1      17,571.68        5,857.21       11,714.47
PNY 128MB Compaq Proliant 2500              COMP00000000224-1    02                1         617.99          206.02          411.97
PC Equipment                                COMP00000000225-1    02                1       1,432.20          477.38          954.82
Misc. Comp. Parts- Upgrade                  COMP00000000226-1    02                1         739.69          246.58          493.11
Superstack II Dual Speed Hub                COMP00000000227-5    02                1       3,080.78          941.37        2,139.41
Armada 1700 P2-300 32M8                     COMP00000000228-1    02                1       2,872.95          877.82        1,995.13
MetaFrame Server, Support Pack O            COMP00000000229-1    02                1      22,182.69        6,778.07       15,404.62
Simple 32MB Module-Compaq Armada            COMP00000000230-1    02                1         792.00          242.00          550.00
Compaq Armada, OmniPage Scanner             COMP00000000231-1    02                1       3,852.00        1,177.00        2,675.00
Paradigm Server Upgrade                     COMP00000000232-1    02                1      68,970.25       21,074.24       47,896.01
Compaq Computers & Accessories              COMP00000000233-1    02                1      14,261.47        4,357.66        9,903.81
Compaq Armada                               COMP00000000234-1    02                1       2,215.56          676.95        1,538.61
Sony Z5055X PII 366                         COMP00000000235-1    02                1       3,138.45          958.98        2,179.47
Compaq Computers & Accessories              COMP00000000236-1    02                1      15,410.67        4,280.71       11,129.96
PC Equipment                                COMP00000000237-1    02                1       1,614.90          448.60        1,166.30
Computer-PRN Ultra 72                       COMP00000000238-1    02                1       1,342.36          410.18          932.18

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
Right Fax/Upgrade/Software Suppo            COMP00000000239-1    02                1      17,023.05        4,728.61       12,294.44
Taxes on Software License                   COMP00000000240-1    02                1       1,505.00          501.70        1,003.30
Laptop Computer                             COMP00000000241-1    02                1       2,603.99          650.98        1,953.01
PC Equipment                                COMP00000000242-1    02                1       1,614.90          403.74        1,211.16
DeskPro Computer/Acc. & Monitors            COMP00000000243-7    02                1       7,393.51        1,848.41        5,545.10
PC Equipment & Accessories                  COMP00000000244-10   02                1      11,703.99        2,875.79        8,828.20
Compaq Computers 7 Accessories              COMP00000000245-15   02                1      23,468.21        5,867.02       17,601.19
Windows NT Servers/MS SQL Server            COMP00000000246-1    02                1       3,006.51          751.60        2,254.91
18.2GB Pluggable 10K Drive                  COMP00000000247-1    02                1       6,148.90        1,537.21        4,611.69
Compaq 20/40GB Int. Drive & Acc.            COMP00000000248-1    02                1       4,642.55        1,160.64        3,481.91
Computer Equipment                          COMP00000000249-1    02                1      14,822.52        3,705.65       11,116.87
Memory kit/HD SCSI/Controller               COMP00000000250-1    02                1       6,534.42        1,633.59        4,900.83
SQL Server/Internet Connection              COMP00000000251-1    02                1       5,842.39        1,460.61        4,381.78
PC Equipment                                COMP00000000252-1    02                1       1,614.90          404.24        1,210.66
Computer Equipment-Y2K Servers              COMP00000000253-1    02                1      33,276.75        8,319.16       24,957.59
SDRAM Memory Kit                            COMP00000000254-1    02                1         782.32          173.84          608.48
Windows NT Server 7.0                       COMP00000000255-1    02                1       1,340.48          297.92        1,042.56
MS SQL Server 7.0                           COMP00000000256-1    02                1       1,662.94          369.52        1,293.42
Software License-ASAP Software              COMP00000000257-1    02                1       1,194.40          265.44          928.96
Y2K Upgrade                                 COMP00000000258-1    02                1         918.00          204.00          714.00
DeskPro EN P2-350                           COMP00000000259-9    02                1       8,099.91        1,800.00        6,299.91
Novell Server PLus                          COMP00000000260-1    02                1         878.18          195.12          683.06
Novell Server 25 User License               COMP00000000261-1    02                1       2,011.07          446.88        1,564.19
256MB SDRAM DIMM Memory Kit                 COMP00000000262-4    02                1       3,659.92          813.28        2,846.64
Smart Array 3200 Controller                 COMP00000000263-1    02                1       3,702.68          822.80        2,879.88
Proliant 1600 P2-450 Tower                  COMP00000000264-1    02                1       3,999.64          888.80        3,110.84
ArcServeit WorkGroup/Backup                 COMP00000000265-1    02                1       1,099.98          244.48          855.50
DeskPro EN P2-333 Computer                  COMP00000000266-1    02                1         599.96          133.36          466.60
KDS VS 9e 17/16inch Monitors                COMP00000000267-10   02                1       2,337.60          519.44        1,818.16
18.2GB Pluggable Wide Drive                 COMP00000000268-1    02                1       3,322.75          738.40        2,584.35
Armada M300 P2-333MHZ 64MB Compu            COMP00000000269-1    02                1       2,329.19          517.60        1,811.59
Armada 1700 P2-300 Computer                 COMP00000000270-2    02                1       3,848.08          855.12        2,992.96
DeskPro EN P2-350 Computer                  COMP00000000271-10   02                1       8,999.90        2,000.00        6,999.90
18.2GB Pluggable Wide SCSI                  COMP00000000272-4    02                1       3,319.31          737.60        2,581.71
Armada 1700 P2-300 Computer                 COMP00000000273-2    02                1       3,848.08          855.12        2,992.96
DeskPro P3-500                              COMP00000000274-4    02                1       6,671.20        1,482.48        5,188.72
17" Monitors                                COMP00000000275-7    02                1       1,769.60          393.28        1,376.32
Proliant 1600/128MB Memory                  COMP00000000276-1    02                1       3,150.80          700.16        2,450.64
9.1GB Pluggable Wide Ultra-2                COMP00000000277-5    02                1       3,092.00          687.12        2,404.88
Internal DLT Drive 20/40GB                  COMP00000000278-1    02                1       1,935.15          430.00        1,505.15
ArcServeit WorkGroup Backup Agen            COMP00000000279-1    02                1       1,099.98          244.48          855.50
17" Monitors                                COMP00000000280-5    02                1       1,168.10          227.57          940.53
????                                        COMP00000000281-1    02                1       1,578.00          525.98        1,052.02
???                                         COMP00000000282-1    02                1         945.30          945.30            0.00
COMPUTER EQUIP                              COMP00000000283-1    02                1     110,514.64       18,425.22       92,089.42
CON SNT                                     COMP00000000284-1    02                1       3,650.16          608.58        3,041.58
STRAND FIBERS                               COMP00000000285-1    02                1       8,200.00        1,367.10        6,832.90
COM DLT                                     COMP00000000286-1    02                1       5,080.69          847.08        4,233.61
COMPUTER, FIREWALL                          COMP00000000287-1    02                1       4,516.91          753.06        3,763.85
COMPUTER                                    COMP00000000288-1    02                1      20,877.73        3,480.78       17,396.95
COMPUTER                                    COMP00000000289-1    02                1       2,110.72          351.90        1,758.82
COMPUTER                                    COMP00000000290-1    02                1      25,051.84        4,176.72       20,875.12
COMPUTER                                    COMP00000000291-1    02                1       3,244.83          540.96        2,703.87
COMPUTER                                    COMP00000000292-1    02                1       2,477.03          412.98        2,064.05
Computers & Monitors                        COMP00000000293-1    02                1      13,112.19        2,186.10       10,926.09
Computers & Monitors                        COMP00000000294-1    02                1       2,540.88          423.60        2,117.28
Computers                                   COMP00000000295-1    02                1       4,658.00          776.58        3,881.42
COMPUTER                                    COMP00000000296-1    02                1       8,280.01        1,380.48        6,899.53
COMPUTER                                    COMP00000000297-1    02                1       2,454.23          409.20        2,045.03
COMPUTER                                    COMP00000000298-1    02                1       1,198.23          199.80          998.43
COMPUTER                                    COMP00000000299-1    02                1       1,194.23          199.08          995.15
COMPUTER                                    COMP00000000300-1    02                1       1,612.22          268.80        1,343.42
COMPUTER                                    COMP00000000301-1    02                1       2,299.40          383.34        1,916.06
Computer                                    COMP00000000302-1    02                1         284.95          284.95            0.00
BRAVO MS P/100                              COMP00000000303-1    02                1       2,004.66        1,893.26          111.40
AST 64MB JEDEC                              COMP00000000304-1    02                1       1,964.12        1,855.01          109.11
AST 64MB JEDEC                              COMP00000000305-1    02                1       1,964.13        1,855.02          109.11
BRAVO MS P/100                              COMP00000000306-1    02                1       2,004.66        1,893.26          111.40
BRAVO MS P/100                              COMP00000000307-1    02                1       2,004.66        1,893.26          111.40
BRAVO MS P/100                              COMP00000000308-1    02                1       2,004.66        1,893.26          111.40
BRAVO MS P/90                               COMP00000000309-1    02                1       1,934.27        1,826.81          107.46
BRAVO MS P/100                              COMP00000000310-1    02                1       2,004.66        1,893.26          111.40
BRAVO MS P/100                              COMP00000000311-1    02                1       2,004.66        1,893.26          111.40

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
BRAVO MS P/100                              COMP00000000312-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000313-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000314-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/90                               COMP00000000315-1    02                1       1,934.28        1,826.82          107.46
340 MB W/ HARD DRIVE                        COMP00000000316-1    02                1       1,926.69        1,819.66          107.03
BRAVO MS P/90                               COMP00000000317-1    02                1       1,934.27        1,832.48          101.79
BRAVO MS P/100                              COMP00000000318-1    02                1       2,004.67        1,893.33          111.34
5 USER CD-ROM                               COMP00000000319-1    02                1       1,702.50        1,607.91           94.59
PENTIUM 166                                 COMP00000000320-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000321-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000322-1    02                1       1,699.10        1,604.73           94.37
5 USER CD-ROM                               COMP00000000323-1    02                1       1,702.50        1,611.02           91.48
SQL UPGRADE 4.1                             COMP00000000324-1    02                1       1,813.52        1,712.80          100.72
TELEFORM MULTIU                             COMP00000000325-1    02                1       1,752.81        1,655.44           97.37
340MB W/ HARD DRIVE                         COMP00000000326-1    02                1       1,926.69        1,819.66          107.03
CORPORATE UPGRADE                           COMP00000000327-1    02                1       1,839.70        1,737.48          102.22
AST ASCENTIA LA                             COMP00000000328-1    02                1       1,852.00        1,749.08          102.92
AST BRAVO LC 5/                             COMP00000000329-1    02                1       1,884.59        1,779.89          104.70
BRAVO MS P/100                              COMP00000000330-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000331-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000332-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/90                               COMP00000000333-1    02                1       2,163.93        2,043.72          120.21
LAPTOP                                      COMP00000000334-1    02                1       2,041.69        1,928.24          113.45
12 PORT HUB                                 COMP00000000335-1    02                1       2,069.35        1,954.37          114.98
486/66                                      COMP00000000336-1    02                1       2,105.92        1,988.94          116.98
HP LASER JET 4                              COMP00000000337-1    02                1       2,163.14        2,042.99          120.15
BRAVO MS P/90                               COMP00000000338-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000339-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000340-1    02                1       2,025.17        1,912.63          112.54
BRAVO MS P/90                               COMP00000000341-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000342-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000343-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000344-1    02                1       2,163.93        2,043.72          120.21
LAPTOP                                      COMP00000000345-1    02                1       2,041.67        1,928.22          113.45
SURESTORE 6000E                             COMP00000000346-1    02                1       2,016.47        1,904.42          112.05
KVM SERVER SWITCH                           COMP00000000347-1    02                1       2,020.34        1,908.10          112.24
PENTIUM 166                                 COMP00000000348-1    02                1       1,699.10        1,604.73           94.37
BRAVO MS P/100                              COMP00000000349-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000350-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000351-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000352-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000353-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000354-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000355-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000356-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000357-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000358-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000359-1    02                1       2,004.67        1,893.33          111.34
BRAVO MS P/100                              COMP00000000360-1    02                1       2,004.67        1,893.33          111.34
PENTIUM 166                                 COMP00000000361-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000362-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000363-1    02                1       1,699.10        1,604.73           94.37
LOTUS SOFTWARE                              COMP00000000364-1    02                1       1,473.92        1,392.02           81.90
PENTIUM 166                                 COMP00000000365-1    02                1       1,465.54        1,384.13           81.41
PENTIUM 166                                 COMP00000000366-1    02                1       1,465.54        1,384.13           81.41
PENTIUM 166                                 COMP00000000367-1    02                1       1,465.54        1,384.13           81.41
SQL UPGRADE 4.1                             COMP00000000368-1    02                1       1,468.88        1,387.26           81.62
LOTUS SOFTWARE                              COMP00000000369-1    02                1       1,473.92        1,392.02           81.90
LOTUS SOFTWARE                              COMP00000000370-1    02                1       1,473.92        1,392.02           81.90
PENTIUM 166                                 COMP00000000371-1    02                1       1,465.53        1,384.12           81.41
LOTUS SOFTWARE                              COMP00000000372-1    02                1       1,473.92        1,392.02           81.90
LOTUS SOFTWARE                              COMP00000000373-1    02                1       1,473.92        1,392.02           81.90
LOTUS SOFTWARE                              COMP00000000374-1    02                1       1,473.92        1,392.02           81.90
LOTUS SOFTWARE                              COMP00000000375-1    02                1       1,473.92        1,392.02           81.90
PENTIUM 166                                 COMP00000000376-1    02                1       1,465.54        1,384.13           81.41
PENTIUM 166                                 COMP00000000377-1    02                1       1,465.53        1,384.12           81.41
PENTIUM 166                                 COMP00000000378-1    02                1       1,465.53        1,384.12           81.41
LOTUS SOFTWARE                              COMP00000000379-1    02                1       1,473.92        1,392.02           81.90
AST BRAVO MS-L                              COMP00000000380-1    02                1       1,396.98        1,319.34           77.64
MULTIPORT HUB                               COMP00000000381-1    02                1       1,411.68        1,333.23           78.45
LASERJET                                    COMP00000000382-1    02                1       1,457.09        1,376.11           80.98
PENTIUM 166                                 COMP00000000383-1    02                1       1,465.53        1,384.12           81.41
MAPINFO UPGRADE                             COMP00000000384-1    02                1       1,459.99        1,378.91           81.08

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
LASERJET                                    COMP00000000385-1    02                1       1,461.39        1,380.17           81.22
SOFTWARE                                    COMP00000000386-1    02                1       1,464.74        1,383.39           81.35
LOTUS SOFTWARE                              COMP00000000387-1    02                1       1,473.92        1,392.02           81.90
HP SURESTORE 20                             COMP00000000388-1    02                1       1,484.92        1,402.44           82.48
BRAVO MS P/90                               COMP00000000389-1    02                1       2,163.93        2,043.72          120.21
PENTIUM 166                                 COMP00000000390-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000391-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000392-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000393-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000394-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000395-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000396-1    02                1       1,699.09        1,604.72           94.37
486/66                                      COMP00000000397-1    02                1       1,641.67        1,550.45           91.22
PENTIUM 166                                 COMP00000000398-1    02                1       1,699.09        1,604.72           94.37
PENTIUM 166                                 COMP00000000399-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000400-1    02                1       1,699.10        1,604.73           94.37
PENTIUM 166                                 COMP00000000401-1    02                1       1,699.10        1,604.73           94.37
MINIWRITER                                  COMP00000000402-1    02                1       1,666.81        1,574.21           92.60
BRAVO MS-L 4/66                             COMP00000000403-1    02                1       1,641.03        1,549.83           91.20
486/66                                      COMP00000000404-1    02                1       1,641.67        1,550.45           91.22
LASER JET 4 PLUS                            COMP00000000405-1    02                1       1,490.37        1,407.58           82.79
SQL SOFTWARE                                COMP00000000406-1    02                1       1,511.08        1,427.10           83.98
COMPAQ HARDWARE                             COMP00000000407-1    02                1       1,501.48        1,418.08           83.40
COMPAQ HARDWARE                             COMP00000000408-1    02                1       1,501.48        1,418.08           83.40
COMPAQ HARDWARE                             COMP00000000409-1    02                1       1,501.48        1,418.08           83.40
BRAVO LP DESKTOP                            COMP00000000410-1    02                1       1,510.30        1,426.38           83.92
COMPAQ 4.3 GB H                             COMP00000000411-1    02                1       1,546.11        1,460.23           85.88
AST BRAVO MS                                COMP00000000412-1    02                1       1,532.02        1,446.94           85.08
BRAVO MS DESKTOP                            COMP00000000413-1    02                1       1,637.40        1,546.41           90.99
COMPAQ 4.3 GB H                             COMP00000000414-1    02                1       1,546.11        1,460.23           85.88
BRAVO MS DESKTOP                            COMP00000000415-1    02                1       1,637.39        1,546.40           90.99
BRAVO MS DESKTOP                            COMP00000000416-1    02                1       1,637.39        1,546.40           90.99
BRAVO MS DESKTOP                            COMP00000000417-1    02                1       1,637.39        1,546.40           90.99
BRAVO MS P/90                               COMP00000000418-1    02                1       2,163.93        2,043.72          120.21
BRAVO MS P/90                               COMP00000000419-1    02                1       2,185.21        2,063.81          121.40
BRAVO MS P/90                               COMP00000000420-1    02                1       2,163.93        2,043.72          120.21
POWERPLAY                                   COMP00000000421-1    02                1       5,907.00        5,578.81          328.19
PC UPGRADES                                 COMP00000000422-1    02                1       6,303.32        5,953.12          350.20
PC UPGRADES                                 COMP00000000423-1    02                1       6,311.68        5,961.00          350.68
POWERPLAY                                   COMP00000000424-1    02                1       5,071.49        4,789.71          281.78
32 PORT HUB                                 COMP00000000425-1    02                1       6,700.45        6,328.18          372.27
OTR SOFTWARE                                COMP00000000426-1    02                1       6,724.00        6,350.46          373.54
ACD/BCM SOFTWARE                            COMP00000000427-1    02                1       6,799.59        3,855.09        2,944.50
POWERPLAY                                   COMP00000000428-1    02                1       5,165.41        4,878.42          286.99
MAP X SOFTWARE                              COMP00000000429-1    02                1       4,995.00        4,717.50          277.50
PENTIUM PRO 200                             COMP00000000430-1    02                1       5,038.20        4,758.30          279.90
160 MB IDE DRIVE                            COMP00000000431-1    02                1       7,139.12        6,742.51          396.61
COMPAQ LAPTOP                               COMP00000000432-1    02                1       4,437.45        4,190.91          246.54
LASER JET 5SI                               COMP00000000433-1    02                1       4,381.56        4,138.14          243.42
HP 5SI                                      COMP00000000434-1    02                1       4,413.94        4,168.73          245.21
COMPAQ LAPTOP                               COMP00000000435-1    02                1       4,437.45        4,190.91          246.54
COMPAQ LAPTOP                               COMP00000000436-1    02                1       4,437.45        4,190.91          246.54
32 PORT HUB                                 COMP00000000437-1    02                1       4,459.00        4,211.27          247.73
SHOW & TELL                                 COMP00000000438-1    02                1       4,445.48        4,198.54          246.94
TAPE DRIVE                                  COMP00000000439-1    02                1       4,831.86        4,563.44          268.42
DOCUPACT V 2.5                              COMP00000000440-1    02                1       4,743.50        4,479.95          263.55
ASCENTIA 900N                               COMP00000000441-1    02                1       4,759.41        4,495.03          264.38
SOFTWARE UPGRADE                            COMP00000000442-1    02                1       4,791.41        4,525.19          266.22
MAP X SOFTWARE                              COMP00000000443-1    02                1       4,828.50        4,560.22          268.28
160 MB IDE DRIVE                            COMP00000000444-1    02                1       7,139.11        6,742.50          396.61
POWERPLAY LICENSE                           COMP00000000445-1    02                1       7,183.99        6,784.91          399.08
POWERPLAY                                   COMP00000000446-1    02                1       4,270.93        4,033.68          237.25
WINDOWS SOFTWARE                            COMP00000000447-1    02                1      39,166.68       36,990.73        2,175.95
WINDOWS DEVELOP                             COMP00000000448-1    02                1      40,000.01       37,777.78        2,222.23
WINDOWS MIGRATION                           COMP00000000449-1    02                1      46,000.00       43,444.46        2,555.54
WINDOWS SOFTWARE                            COMP00000000450-1    02                1      74,999.99       70,833.30        4,166.69
NETWARE SERVER                              COMP00000000451-1    02                1     108,201.88      102,190.68        6,011.20
HARDWARE UPGRADE                            COMP00000000452-1    02                1     113,069.12      106,787.51        6,281.61
PBHC SYSTEM SET                             COMP00000000453-1    02                1     333,333.32      314,814.81       18,518.51
SERVER FOR DALL                             COMP00000000454-1    02                1      18,753.77       17,711.91        1,041.86
COMPAQ SERVER                               COMP00000000455-1    02                1      19,179.96       18,114.43        1,065.53
COMPAQ PROLIANT                             COMP00000000456-1    02                1       9,028.70        8,527.13          501.57
NETWARE 3.12                                COMP00000000457-1    02                1       7,652.45        7,227.33          425.12

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
HARDWARE UPGRADE                            COMP00000000458-1    02                1       7,919.45        7,479.45          440.00
RIGHT FAX CARD                              COMP00000000459-1    02                1       7,947.50        7,505.95          441.55
DOCUPACT V2.5                               COMP00000000460-1    02
       1       8,458.80        7,988.89          469.91
MAP INFO DATA SE                            COMP00000000461-1    02                1      10,099.42        9,538.35          561.07
DOCUPACT                                    COMP00000000462-1    02                1       9,666.00        9,129.00          537.00
CUBIX HARDWARE                              COMP00000000463-1    02                1      15,569.38       14,704.40          864.98
CLAIMS ONLINE                               COMP00000000464-1    02                1      10,168.92        9,603.98          564.94
PC UPGRADES                                 COMP00000000465-1    02                1      10,298.16        9,726.04          572.12
COMPAQ LITE ELI                             COMP00000000466-1    02                1      10,495.49        9,912.40          583.09
POWERPLAY                                   COMP00000000467-1    02                1       4,270.93        4,033.68          237.25
CRYSTAL INFO SO                             COMP00000000468-1    02                1       4,074.83        3,848.45          226.38
AST BRAVO MS-L                              COMP00000000469-1    02                1       1,396.94        1,319.31           77.63
36 PORT HUB                                 COMP00000000470-1    02                1       2,671.94        2,523.50          148.44
LCD PANEL BOOK                              COMP00000000471-1    02                1       2,499.62        2,360.73          138.89
NETWORK MGMT MO                             COMP00000000472-1    02                1       2,517.50        2,377.64          139.86
NETWARE 386                                 COMP00000000473-1    02                1       2,570.00        2,427.23          142.77
DALLAS HUB                                  COMP00000000474-1    02                1       2,673.18        2,524.64          148.54
EXEC PC                                     COMP00000000475-1    02                1       2,672.76        2,524.25          148.51
POWERPLAY                                   COMP00000000476-1    02                1       2,435.34        2,300.06          135.28
SOFTWARE                                    COMP00000000477-1    02                1       2,687.63        2,538.34          149.29
SQL SERVER                                  COMP00000000478-1    02                1       2,749.95        2,597.19          152.76
COMPAQ 4.3 GB H                             COMP00000000479-1    02                1       2,780.71        2,626.16          154.55
MAPMAKER 2.1                                COMP00000000480-1    02                1       2,458.50        2,321.91          136.59
BRAVO MS P/90                               COMP00000000481-1    02                1       2,387.15        2,254.53          132.62
MS SQL SERVER S                             COMP00000000482-1    02                1       2,435.15        2,299.84          135.31
BRAVO MS P/90                               COMP00000000483-1    02                1       2,226.29        2,102.60          123.69
BRAVO MS P/90                               COMP00000000484-1    02                1       2,185.21        2,063.81          121.40
DATABASE                                    COMP00000000485-1    02                1       2,216.68        2,093.50          123.18
BRAVO MS P/90                               COMP00000000486-1    02                1       2,226.29        2,102.60          123.69
BRAVO MS P/90                               COMP00000000487-1    02                1       2,226.29        2,102.60          123.69
BRAVO MS P/90                               COMP00000000488-1    02                1       2,226.29        2,102.60          123.69
BRAVO MS P/90                               COMP00000000489-1    02                1       2,226.29        2,102.60          123.69
BRAVO MS P/90                               COMP00000000490-1    02                1       2,387.15        2,254.53          132.62
BRAVO MS P/90                               COMP00000000491-1    02                1       2,284.27        2,157.35          126.92
BRAVO MS P/90                               COMP00000000492-1    02                1       2,284.27        2,157.35          126.92
HP LASERJET 4                               COMP00000000493-1    02                1       2,323.25        2,194.15          129.10
COMPAQ 4.3 GB H                             COMP00000000494-1    02                1       2,780.18        2,625.75          154.43
BAY NETWORKS                                COMP00000000495-1    02                1       2,892.60        2,731.90          160.70
TF FILLER WORKS                             COMP00000000496-1    02                1       4,070.50        3,844.37          226.13
AREV SOFTWARE                               COMP00000000497-1    02                1       3,690.41        3,485.38          205.03
SOFTWARE                                    COMP00000000498-1    02                1       3,492.18        3,298.14          194.04
POWERPLAY LICENSE                           COMP00000000499-1    02                1       3,640.00        3,437.77          202.23
AUTHLINK/MEMLIN                             COMP00000000500-1    02                1       3,805.42        3,594.04          211.38
LASERJET 5SI                                COMP00000000501-1    02                1       3,709.63        3,503.57          206.06
NOVELL LICENSE                              COMP00000000502-1    02                1       3,265.92        3,084.48          181.44
VOICE AUTOMATION                            COMP00000000503-1    02                1       3,855.59        3,641.39          214.20
COMPAQ LTE 5150                             COMP00000000504-1    02                1       3,877.50        3,662.10          215.40
COMPAQ LTE 5150                             COMP00000000505-1    02                1       3,877.50        3,662.10          215.40
9 TRACK TAPE                                COMP00000000506-1    02                1       3,892.62        3,676.38          216.24
HP LASERJET 5SI                             COMP00000000507-1    02                1       3,288.60        3,105.90          182.70
BRAVO MS P/90 W                             COMP00000000508-1    02                1       2,984.84        2,819.00          165.84
ISDN ROUTER                                 COMP00000000509-1    02                1       3,110.35        2,937.56          172.79
GATEWAY P5/133                              COMP00000000510-1    02                1       2,995.00        2,828.58          166.42
16 MB MODULE                                COMP00000000511-1    02                1       3,099.78        2,927.54          172.24
16 MB MODULE                                COMP00000000512-1    02                1       3,099.79        2,927.61          172.18
POWERBUILDER                                COMP00000000513-1    02                1       3,118.49        2,945.21          173.28
ISDN ROUTER                                 COMP00000000514-1    02                1       3,110.35        2,937.56          172.79
ERWIN SOFTWARE                              COMP00000000515-1    02                1       3,186.43        3,009.39          177.04
POWERBUILDER                                COMP00000000516-1    02                1       3,118.50        2,945.22          173.28
POWERBUILDER                                COMP00000000517-1    02                1       3,118.50        2,945.22          173.28
POWERBUILDER                                COMP00000000518-1    02                1       3,118.50        2,945.22          173.28
NETWARE NFS VI                              COMP00000000519-1    02                1       3,124.76        2,951.17          173.59
AST BRAVO MS-L                              COMP00000000520-1    02                1       1,396.94        1,319.31           77.63
LOTUS SOFTWARE                              COMP00000000521-1    02                1       1,473.92        1,392.02           81.90
AST BRAVO MS                                COMP00000000522-1    02                1       1,396.84        1,319.23           77.61
??                                          COMP00000000523-1    02                1       1,392.33        1,315.01           77.32
PENTIUM 133                                 COMP00000000524-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000525-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000526-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000527-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000528-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000529-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000530-1    02                1         905.43          855.12           50.31

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
PENTIUM 133                                 COMP00000000531-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000532-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000533-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000534-1    02                1         920.42          869.31           51.11
PENTIUM 133                                 COMP00000000535-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000536-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000537-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000538-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000539-1    02                1         905.43          855.12          50.31.
486/33                                      COMP00000000540-1    02                1         902.69          852.51           50.18
PENTIUM 133                                 COMP00000000541-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000542-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000543-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000544-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000545-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000546-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000547-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000548-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000549-1    02                1         905.43          855.12           50.31
PENTIUM 133                                 COMP00000000550-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000551-1    02                1         922.51          871.29           51.22
BRAVO LP W/340                              COMP00000000552-1    02                1       1,382.47        1,305.65           76.82
486/33                                      COMP00000000553-1    02                1         902.69          852.51           50.18
PENTIUM PRO SYSTEM                          COMP00000000554-1    02                1         939.46          887.30           52.16
486/33                                      COMP00000000555-1    02                1         927.09          875.57           51.52
PENTIUM PRO SYSTEM                          COMP00000000556-1    02                1         939.46          887.30           52.16
PENTIUM PRO SYSTEM                          COMP00000000557-1    02                1         939.46          887.30           52.16
PENTIUM PRO SYSTEM                          COMP00000000558-1    02                1         939.46          887.30           52.16
DEC VENT P/133                              COMP00000000559-1    02                1         945.00          892.50           52.50
DEC VENT P/133                              COMP00000000560-1    02                1         945.00          892.50           52.50
DEC VENT P/133                              COMP00000000561-1    02                1         945.00          892.50           52.50
PENTIUM 133                                 COMP00000000562-1    02                1         922.51          871.29           51.22
EIS REPORTING S                             COMP00000000563-1    02                1         923.84          742.02          181.82
PENTIUM 133                                 COMP00000000564-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000565-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000566-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000567-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000568-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000569-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000570-1    02                1         922.51          871.29           51.22
PENTIUM 133 PBHC                            COMP00000000571-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000572-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000573-1    02                1         922.51          871.29           51.22
PENTIUM 133                                 COMP00000000574-1    02                1         922.51          871.29           51.22
486/33                                      COMP00000000575-1    02                1         902.69          852.51           50.18
PENTIUM 133                                 COMP00000000576-1    02                1         902.06          851.97           50.09
PENTIUM 133                                 COMP00000000577-1    02                1         902.06          724.50          177.56
486/33                                      COMP00000000578-1    02                1         661.81          531.57          130.24
BRAVO 486 SX                                COMP00000000579-1    02                1         848.26          801.12           47.14
AST W/MONITOR                               COMP00000000580-1    02                1         845.83          798.87           46.96
AST W/MONITOR                               COMP00000000581-1    02                1         845.83          798.87           46.96
AST W\MONITOR 582                           COMP00000000582-1    02                1         845.83          798.87           46.96
AST W\MONITOR 583                           COMP00000000583-1    02                1         845.83          798.87           46.96
BRAVO 486 SX                                COMP00000000584-1    02                1         848.26          801.12           47.14
AST W/MONITOR                               COMP00000000585-1    02                1         845.83          798.87           46.96
BRAVO 486 SX                                COMP00000000586-1    02                1         848.28          801.13           47.15
BRAVO 486 SX                                COMP00000000587-1    02                1         848.28          801.13           47.15
??                                          COMP00000000588-1    02                1         664.01          533.29          130.72
CHEYENNE ARCSER                             COMP00000000589-1    02                1         591.24          474.86          116.38
AST W/MONITOR                               COMP00000000590-1    02                1         845.83          798.87           46.96
2.1 GB HARD DRIVE                           COMP00000000591-1    02                1         807.50          762.64           44.86
2.1 GB HARD DRIVE                           COMP00000000592-1    02                1         807.51          762.64           44.87
BLC4/33                                     COMP00000000593-1    02                1         884.59          835.43           49.16
486/33                                      COMP00000000594-1    02                1         661.81          625.02           36.79
??                                          COMP00000000595-1    02                1         664.01          627.09           36.92
???                                         COMP00000000596-1    02                1         664.01          627.09           36.92
HP JETSTORE 600                             COMP00000000597-1    02                1         777.15          733.99           43.16
??                                          COMP00000000598-1    02                1         664.01          627.09           36.92
LASERJET                                    COMP00000000599-1    02                1         685.70          647.63           38.07
NW3.12                                      COMP00000000600-1    02                1         718.64          678.70           39.94
CHEYENNE ARCSER                             COMP00000000601-1    02                1         720.00          680.00           40.00
BLC4/33                                     COMP00000000602-1    02                1         884.59          835.43           49.16
PENTIUM 133                                 COMP00000000603-1    02                1         888.34          713.51          174.83

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
PENTIUM 133                                 COMP00000000604-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000605-1    02                1         902.05          851.96           50.09
PENTIUM 133                                 COMP00000000606-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000607-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000608-1    02                1         898.35          721.50          176.85
PENTIUM 133                                 COMP00000000609-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000610-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000611-1    02                1         898.35          698.74          199.61
PENTIUM 133                                 COMP00000000612-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000613-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000614-1    02                1         898.35          848.41           49.94
PENTIUM 133                                 COMP00000000615-1    02                1         902.05          851.96           50.09
PENTIUM 133                                 COMP00000000616-1    02                1         902.05          851.96           50.09
PENTIUM 133                                 COMP00000000617-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000618-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000619-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000620-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000621-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000622-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000623-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000624-1    02                1         888.34          839.02           49.32
PENTIUM 133                                 COMP00000000625-1    02                1         888.34          839.02           49.32
4GB TAPE BACKUP                             COMP00000000626-1    02                1         892.33          842.78           49.55
PENTIUM 133                                 COMP00000000627-1    02                1         892.66          843.10           49.56
4GB TAPE BACKUP                             COMP00000000628-1    02                1         892.33          842.78           49.55
PENTIUM 133                                 COMP00000000629-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000630-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000631-1    02                1         892.66          843.10           49.56
PENTIUM 133                                 COMP00000000632-1    02                1         922.51          871.29           51.22
AST LP4/66                                  COMP00000000633-1    02                1       1,180.44        1,114.86           65.58
BRAVO MS-L 4/66                             COMP00000000634-1    02                1       1,157.47        1,093.15           64.32
BRAVO LP W/340                              COMP00000000635-1    02                1       1,382.47        1,305.65           76.82
BRAVO LP W/340                              COMP00000000636-1    02                1       1,382.47        1,305.65           76.82
SPSS STATS PACK                             COMP00000000637-1    02                1       1,162.48        1,097.89           64.59
???                                         COMP00000000638-1    02                1       1,183.66        1,117.91           65.75
BRAVO MS-L 4/66                             COMP00000000639-1    02                1       1,157.47        1,093.15           64.32
AST LP4/66                                  COMP00000000640-1    02                1       1,198.95        1,132.31           66.64
AST LP4/66                                  COMP00000000641-1    02                1       1,198.96        1,132.32           66.64
HP LASERJET 5P                              COMP00000000642-1    02                1       1,201.65        1,134.90           66.75
BRAVO LP W/340                              COMP00000000643-1    02                1       1,382.46        1,305.65           76.81
BRAVO MS-L 4/66                             COMP00000000644-1    02                1       1,157.47        1,093.15           64.32
BRAVO MS -L 4/66                            COMP00000000645-1    02                1       1,157.46        1,093.15           64.31
WG FOR LOTUS NO                             COMP00000000646-1    02                1       1,256.33        1,186.55           69.78
BRAVO LP DESKTOP                            COMP00000000647-1    02                1       1,110.78        1,049.04           61.74
BLC4/33                                     COMP00000000648-1    02                1       1,105.24        1,043.83           61.41
BLC4/33                                     COMP00000000649-1    02                1       1,105.24        1,043.83           61.41
AST LP4/66                                  COMP00000000650-1    02                1       1,107.43        1,045.89           61.54
486/33                                      COMP00000000651-1    02                1       1,108.21        1,046.62           61.59
3.0 GB HARD DRIVE                           COMP00000000652-1    02                1       1,137.05        1,073.85           63.20
AST 4/33                                    COMP00000000653-1    02                1       1,146.17        1,082.51           63.66
3.0 GB HARD DRIVE                           COMP00000000654-1    02                1       1,137.05        1,073.85           63.20
AST 4/33                                    COMP00000000655-1    02                1       1,146.17        1,082.51           63.66
SCANNING SOFTWARE                           COMP00000000656-1    02                1       1,258.32        1,188.39           69.93
??                                          COMP00000000657-1    02                1       1,057.07          998.32           58.75
AST BRAVO LP DE                             COMP00000000658-1    02                1       1,361.44        1,285.82           75.62
BRAVO LP DESKTOP                            COMP00000000659-1    02                1       1,350.23        1,275.24           74.99
BRAVO MS-L 4/66                             COMP00000000660-1    02                1       1,355.01        1,279.74           75.27
AST BRAVO LP DE                             COMP00000000661-1    02                1       1,361.44        1,285.82           75.62
AST BRAVO LP DE                             COMP00000000662-1    02                1       1,361.44        1,285.82           75.62
AST BRAVO LP DE                             COMP00000000663-1    02                1       1,361.44        1,285.82           75.62
AST BRAVO LP DE                             COMP00000000664-1    02                1       1,361.44        1,285.82           75.62
AST BRAVO LP DE                             COMP00000000665-1    02                1       1,361.44        1,285.82           75.62
BRAVO MS-L 4/66                             COMP00000000666-1    02                1       1,355.01        1,279.74           75.27
BRAVO MS - L4/66                            COMP00000000667-1    02                1       1,355.02        1,279.75           75.27
AST BRAVO LP DE                             COMP00000000668-1    02                1       1,361.44        1,285.82           75.62
AST BRAVO LP DE                             COMP00000000669-1    02                1       1,361.44        1,280.81           80.63
200MHZ PRO INTE                             COMP00000000670-1    02                1       1,331.42        1,257.43           73.99
MINIWRITER                                  COMP00000000671-1    02                1       1,302.38        1,230.05           72.33
2.1 GB HARD DRIVE                           COMP00000000672-1    02                1       1,321.41        1,248.03           73.38
2.1 GB HARD DRIVE                           COMP00000000673-1    02                1       1,321.41        1,248.03           73.38
2.1 GB HARD DRIVE                           COMP00000000674-1    02                1       1,321.41        1,248.03           73.38
4.29 GB HARD DRIVE                          COMP00000000675-1    02                 1      1,377.09        1,300.57           76.52
2.1 GB HARD DRIVE                           COMP00000000676-1    02                1       1,321.41        1,248.03           73.38

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
KVM 12 TO 1 SER                             COMP00000000677-1    02                1       1,323.57        1,250.07           73.50
200MHZ PRO INTE                             COMP00000000678-1    02                1       1,331.42        1,257.43           73.99
HP SURESTORE 60                             COMP00000000679-1    02                1       1,327.34        1,253.60           73.74
AST BRAVO LP DE                             COMP00000000680-1    02                1       1,361.44        1,285.82           75.62
200MHZ PRO INTE                             COMP00000000681-1    02                1       1,331.42        1,257.43           73.99
200 MHZ PRO INTE                            COMP00000000682-1    02                1       1,331.42        1,257.43           73.99
NETWARE 2.1                                 COMP00000000683-1    02                1       1,093.32        1,032.58           60.74
AST BRAVO LP DE                             COMP00000000684-1    02                1       1,361.44        1,285.82           75.62
AST LP4/66                                  COMP00000000685-1    02                1       1,054.25          995.65           58.60
AST LP4/66                                  COMP00000000686-1    02                1       1,054.25          995.65           58.60
32 MB ROM DRIVE                             COMP00000000687-1    02                1       1,005.49          949.63           55.86
PENTIUM 133                                 COMP00000000688-1    02                1       1,001.50          945.87           55.63
PENTIUM 133                                 COMP00000000689-1    02                1       1,001.50          945.87           55.63
PENTIUM 133                                 COMP00000000690-1    02                1       1,001.50          945.87           55.63
AST LP4/66                                  COMP00000000691-1    02                1       1,012.10          955.85           56.25
AST LP4/66                                  COMP00000000692-1    02                1       1,012.10          955.85           56.25
PENTIUM 133                                 COMP00000000693-1    02                1       1,001.50          945.87           55.63
486/33                                      COMP00000000694-1    02                1       1,028.17          971.05           57.12
486/33                                      COMP00000000695-1    02                1       1,028.17          971.05           57.12
PENTIUM 133                                 COMP00000000696-1    02                1       1,001.50          945.87           55.63
PENTIUM 133                                 COMP00000000697-1    02                1       1,001.50          945.87           55.63
486/33                                      COMP00000000698-1    02                1       1,028.17          971.05           57.12
486/33                                      COMP00000000699-1    02                1         957.72          904.49           53.23
AST 4/33                                    COMP00000000700-1    02                1         952.64          899.70           52.94
AST 4/33                                    COMP00000000701-1    02                1         952.64          899.70           52.94
486/33                                      COMP00000000702-1    02                1         957.72          904.49           53.23
HP SCANJET 4C                               COMP00000000703-1    02                1         986.50          931.68           54.82
32 PORT ETHERHU                             COMP00000000704-1    02                1         980.44          925.94           54.50
PENTIUM 133                                 COMP00000000705-1    02                1       1,001.50          945.87           55.63
MAPINFO UPGRADE                             COMP00000000706-1    02                1         990.00          935.00           55.00
WINDOWS NT LISCENSE                         COMP00000000707-1    02                1         991.63          936.57           55.06
32 PORT ETHERHU                             COMP00000000708-1    02                1         994.52          939.30           55.22
486/33                                      COMP00000000709-1    02                1       1,028.17          971.05           57.12
PENTIUM 133                                 COMP00000000710-1    02                1       1,001.50          945.87           55.63
BRAVO LP W/340                              COMP00000000711-1    02                1       1,382.47        1,305.65           76.82
486/33                                      COMP00000000712-1    02                1       1,028.17          971.05           57.12
BRAVO LP W/340                              COMP00000000713-1    02                1       1,382.47        1,305.65           76.82
486/33                                      COMP00000000714-1    02                1       1,028.17          971.05           57.12
AST LP 4/66                                 COMP00000000715-1    02                1       1,053.86          995.29           58.57
AST LP4/66                                  COMP00000000716-1    02                1       1,054.25          995.65           58.60
COMPUTER                                    COMP00000000717-1    02                1       9,613.20        8,008.67        1,604.53
CABELING                                    COMP00000000718-1    02                1         395.00          351.10           43.90
SOFTWARE                                    COMP00000000719-1    02                1         670.00          595.55           74.45
3 LUCENT CALLMASTERS                        COMP00000000720-1    02                1       3,890.00        3,137.14          752.86
SOFTWARE UPGRADE                            COMP00000000721-1    02                1         313.95          270.34           43.61
COMPUTER EQUIP                              COMP00000000722-1    02                1         258.30          222.46           35.86
SOFTWARE                                    COMP00000000723-1    02                1       3,870.00        3,332.50          537.50
HARD DRIVES                                 COMP00000000724-1    02                1       1,648.00        1,419.13          228.87
COMPUTER                                    COMP00000000725-1    02                1       4,243.35        3,653.99          589.36
HARD DRIVES                                 COMP00000000726-1    02                1       1,416.45        1,219.75          196.70
COMPUTER                                    COMP00000000727-1    02                1       1,894.18        1,631.13          263.05
COMPUTER                                    COMP00000000728-1    02                1         917.70          790.23          127.47
COMPUTER                                    COMP00000000729-1    02                1       2,925.90        2,519.56          406.34
SOFTWARE                                    COMP00000000730-1    02                1       1,600.00        1,377.75          222.25
BACKUP SOFTWARE                             COMP00000000731-1    02                1         745.06          641.61          103.45
MEMORY732                                   COMP00000000732-1    02                1       2,097.40        1,806.09          291.31
BACK UP SOFTWARE                            COMP00000000733-1    02                1       2,830.58        2,437.46          393.12
COMPUTER                                    COMP00000000734-1    02                1       1,770.40        1,524.53          245.87
3 COMPUTERS/CD COMPONENTS                   COMP00000000735-1    02                1       7,794.96        6,286.44        1,508.52
MONITORS                                    COMP00000000736-1    02                1       4,341.75        3,738.70          603.05
SOFTWARE                                    COMP00000000737-1    02                1       2,162.00        1,861.75          300.25
COMPUTER                                    COMP00000000738-1    02                1       1,770.45        1,524.56          245.89
COMPUTER                                    COMP00000000739-1    02                1       1,400.75        1,206.20          194.55
SOFTWARE AND CABLES                         COMP00000000740-1    02                1       1,459.50        1,177.03          282.47
NOVELL SOFTWARE                             COMP00000000741-1    02                1       3,083.61        2,655.36          428.25
SOFTWARE                                    COMP00000000742-1    02                1         540.75          465.64           75.11
CABLING 743                                 COMP00000000743-1    02                1       1,837.50        1,582.28          255.22
PRINTER                                     COMP00000000744-1    02                1       3,709.65        3,194.45          515.20
MEMORY                                      COMP00000000745-1    02                1       5,679.50        4,890.65          788.85
HARD DRIVES                                 COMP00000000746-1    02                1       1,207.50        1,039.78          167.72
COMPUTER                                    COMP00000000747-1    02                1          82.95           69.10           13.85
COMPUTER                                    COMP00000000748-1    02                1       1,785.00          959.91          825.09
COMPUTER                                    COMP00000000749-1    02                1       3,663.75        3,052.21          611.54

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
COMPUTER                                    COMP00000000750-1    02                1         875.00          728.92          146.08
COMPUTER                                    COMP00000000751-1    02                1          99.00           82.50           16.50
COMPUTER                                    COMP00000000752-1    02                1          10.50            8.74            1.76
COMPUTER                                    COMP00000000753-1    02                1       1,087.50          905.98          181.52
COMPUTER                                    COMP00000000754-1    02                1          10.50            8.74            1.76
COMPUTER                                    COMP00000000755-1    02                1       1,511.00        1,258.80          252.20
COMPUTER                                    COMP00000000756-1    02                1       4,560.15        3,799.00          761.15
COMPUTER                                    COMP00000000757-1    02                1         380.30          316.82           63.48
COMPUTER                                    COMP00000000758-1    02                1       6,054.30        5,043.75        1,010.55
COMPUTER                                    COMP00000000759-1    02                1       5,384.96        4,486.12          898.84
COMPUTER                                    COMP00000000760-1    02                1         189.00          157.43           31.57
COMPUTER                                    COMP00000000761-1    02                1       1,770.35        1,474.83          295.52
COMPUTER                                    COMP00000000762-1    02                1       3,319.15        2,765.13          554.02
COMPUTER                                    COMP00000000763-1    02                1         442.25          368.44           73.81
COMPUTER                                    COMP00000000764-1    02                1       1,116.20          929.92          186.28
COMPUTER                                    COMP00000000765-1    02                1       2,046.73        1,705.09          341.64
COMPUTER                                    COMP00000000766-1    02                1       3,129.00        2,606.75          522.25
COMPUTER                                    COMP00000000767-1    02                1         888.30          740.01          148.29
COMPUTER                                    COMP00000000768-1    02                1       4,458.30        3,714.19          744.11
10 FAX CARTRIDGES                           COMP00000000769-1    02                1         787.50          635.11          152.39
3 COMPUTER MEMORIES                         COMP00000000770-1    02                1       3,663.75        2,954.71          709.04
2 COMPAQ COMPUTERS                          COMP00000000771-1    02                1       2,436.00        1,964.53          471.47
3 CARE MGR COMPUTERS                        COMP00000000772-1    02                1       2,869.67        2,314.32          555.35
10 PRINTER TONERS                           COMP00000000773-1    02                1       1,335.06        1,076.69          258.37
COMPUTER\MOTHERBROADS                       COMP00000000774-1    02                1       3,184.65        2,568.34          616.31
CRYTAL INFO SOFTWARE                        COMP00000000775-1    02                1       3,174.00        2,559.73          614.27
2 computers/monitors/cables                 COMP00000000776-1    02                1       4,924.50        3,130.02        1,794.48
COMPAQ COMPUTER                             COMP00000000777-1    02                1       2,157.75        1,740.17          417.58
5 CPU'S                                     COMP00000000778-1    02                1       2,152.50        1,735.91          416.59
2 MONITORS/9 CPU'S                          COMP00000000779-1    02                1       4,972.80        4,010.39          962.41
3 COMPUTERS/MEMORIES                        COMP00000000780-1    02                1       3,663.75        2,954.71          709.04
COMPUTER EQUIPMENT                          COMP00000000781-1    02                1       3,940.00        3,177.50          762.50
CALLMASTER III                              COMP00000000782-1    02                1       2,095.00        1,689.57          405.43
LUCENT CALLMASTER III                       COMP00000000783-1    02                1       5,610.00        4,524.32        1,085.68
CABLE                                       COMP00000000784-1    02                1           4.20            3.41            0.79
COMPUTER EQUIPMENT                          COMP00000000785-1    02                1      12,937.50       10,433.74        2,503.76
MONITOR                                     COMP00000000786-1    02                1         552.30          445.39          106.91
2 COMPUTERS ETC                             COMP00000000787-1    02                1       2,294.25        1,850.25          444.00
JAZ DRIVE AND MANUEL                        COMP00000000788-1    02                1         612.15          493.65          118.50
CPU                                         COMP00000000789-1    02                1         246.75          199.02           47.73
COMPUTER/MEMORY ET. AL                      COMP00000000790-1    02                1       1,221.25          984.88          236.37
4 CMPQ 4550/K6 233 MMX 48                   COMP00000000791-1    02                1       5,028.00        2,348.15        2,679.85
3 SEAG BARACUDA 4.55GB                      COMP00000000792-1    02                1       1,821.75        1,192.01          629.74
8 CMPQ 4550/K6 233MMX 48                    COMP00000000793-1    02                1      13,120.40        6,127.38        6,993.02
CMPQ 4550/K6 233 MMX 48                     COMP00000000794-1    02                1       2,499.00        1,167.04        1,331.96
EPSON STYLUS 1520&HP500 PRINTER             COMP00000000795-1    02                1       1,356.60          633.57          723.03
LUCENT CALLMASTER III/4-7406 PLU            COMP00000000796-1    02                1       4,685.00        2,187.92        2,497.08
MCSE SUITE #5 & DEVELOPER PK.               COMP00000000797-1    02                1       1,802.00          841.54          960.46
SERVICE-EP6000                              COMP00000000798-1    02                1       1,328.05          869.00          459.05
SOFTWARE                                    COMP00000000799-1    02                1       4,530.00        2,115.54        2,414.46
SUN DATA STN 175213                         COMP00000000800-1    02                1       1,612.54          708.59          903.95
10 3COM ELINK-XL PCI 10/100                 COMP00000000801-1    02                1         965.00          450.66          514.34
??                                          COMP00000000802-1    02                1         942.00          549.89          392.11
25 PL-H51 SUPRA MON 2B3                     COMP00000000803-1    02                1       1,379.40          644.21          735.19
APL PMG3/266 COMPUTER                       COMP00000000804-1    02                1       4,764.90        2,225.27        2,539.63
4 VIEW 17 MONITORS                          COMP00000000805-1    02                1       2,066.40          965.02        1,101.38
??                                          COMP00000000806-1    02                1       2,490.20        2,422.91           67.29
??                                          COMP00000000807-1    02                1         833.36          486.47          346.89
200 ANTI-STATIC WIPES                       COMP00000000808-1    02                1         390.86          182.51          208.35
MEM CR-W620 REWRITER                        COMP00000000809-1    02                1         472.50          309.16          163.34
MAXT 8.4GB HARD DRIVE                       COMP00000000810-1    02                1         586.95          274.10          312.85
PENTIUM 133                                 COMP00000000811-1    02                1         922.51          871.29           51.22
PROTEGE P-2 300 6.4 GB COMPUTER             COMP00000000812-1    02                1       2,500.74          487.13        2,013.61
RIGHT FAX NT UPGRADE                        COMP00000000813-1    02                1      16,204.85        3,156.72       13,048.13
DESK PRO COMPUTERS P3-450                   COMP00000000814-30   02                1      32,448.50        6,320.93       26,127.57
TSU LT SA T1/FT1 DSU/CSU SGL V 9            COMP00000000815-1    02                1         650.75           90.85          559.90
ARMADA E500 P3 450 12GB                     COMP00000000816-1    02                1       3,302.22          461.00        2,841.22
TRACK IT(MULTI-USER)                        COMP00000000817-1    02                1       2,401.00          335.20        2,065.80
ADOBE PUBLISH COLLECTION                    COMP00000000818-1    02                1       1,897.94          264.95        1,632.99
DESKPRO EN SFF P3-500 64MB(20)              COMP00000000819-20   02                1      23,601.60        3,294.75       20,306.85
MSOL VISUAL STUDIO V6.0(QTY20)              COMP00000000820-1    02                1      22,718.60        3,171.50       19,547.10
DESKPRO EN P3-500MHZ 10 0GB 64MB            COMP00000000821-7    02                1       8,946.30        1,248.90        7,697.40
ARMADA 1750 P2-366 64/6.4 24CD 1            COMP00000000822-2    02                1       4,750.00          663.10        4,086.90

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
ARMADA M300 P2-333MHZ 64MB 6.4HD            COMP00000000823-1    02                1       2,569.99          358.75        2,211.24
NOVELL NETWARES 10 USER ADDITIVE            COMP00000000824-1    02                1       1,255.32          175.25        1,080.07
CA ARCSERVEIT                               COMP00000000825-1    02                1       1,389.95          194.05        1,195.90
PROLIANT 5500/6400R P3-500 XEO M            COMP00000000826-2    02                1       3,452.00          481.90         2,970.10
COMPUTER SUPPLIES                           COMP00000000827-1    02                1       1,920.82          268.15        1,652.67
RFP MACHINE VERSION 4.05                    COMP00000000828-5    02                1       6,009.00          838.85        5,170.15
DESKPRO EN SFF P3-500                       COMP00000000829-1    02                1       1,227.09          136.96        1,090.13
DESKPRO EN SFF P3-500                       COMP00000000830-1    02                1       1,182.48          132.00        1,050.48
COMPAQ M300 PII 333 (2)                     COMP00000000831-2    02                1       5,122.00          571.72        4,550.28
MS OFF PREMIUM 2000 WIN32                   COMP00000000832-1    02                1         770.52           86.00          684.52
NOVELL NETWARE                              COMP00000000833-1    02                1       2,563.85          277.32        2,286.53
SMART ARRAY/PROLIANT 3200 COMPUT            COMP00000000834-1    02                1      24,261.72        2,708.04       21,553.68
INTERNAL DRIVE                              COMP00000000835-1    02                1      13,197.87        1,473.12       11,724.75
Laptop Computer (1 of 2)                    COMP00000000836-1    02                1       1,380.00          154.04        1,225.96
Laptops (2 of 2)                            COMP00000000836-2    02                1       1,380.00          154.04        1,225.96
Novell Upgrade (3.12)                       COMP00000000838-1    02                1       1,680.00        1,680.00            0.00
COMPUTER 486DX50                            COMP00000000839-1    02                1       1,249.50        1,249.50            0.00
TELEPHONE UPGRADE                           COMP00000000840-1    02                1       2,297.93        2,297.93            0.00
COMPUTER 486DX40                            COMP00000000841-1    02                1       2,410.80        2,410.80            0.00
MEMORY SWAP                                 COMP00000000842-1    02                1         693.00          693.00            0.00
NETWORK UPGRADE                             COMP00000000843-1    02                1       1,272.60        1,272.60            0.00
REPLACEMENT MONITORS                        COMP00000000844-1    02                1         861.00          861.00            0.00
MEG TAPE BACKUP                             COMP00000000845-1    02                1       1,522.50        1,522.50            0.00
FILE SERVER                                 COMP00000000846-1    02                1       3,981.20        3,981.20            0.00
NOVELL 312                                  COMP00000000847-1    02                1       1,627.50        1,627.50            0.00
NET WORK                                    COMP00000000848-1    02                1         551.25          551.25            0.00
CCS COMPUTER 230 W                          COMP00000000849-1    02                1       2,768.52        2,768.52            0.00
CCS COMPUTER 230W                           COMP00000000850-1    02                1       2,675.07        2,675.07            0.00
HP FAX                                      COMP00000000851-1    02                1         734.90          734.90            0.00
CCS COMPUTER 230 W                          COMP00000000852-1    02                1       2,513.37        2,513.37            0.00
SOFTWARE                                    COMP00000000853-1    02                1       1,353.50        1,353.50            0.00
COMPUTER SOFTWARE                           COMP00000000854-1    02                1       7,980.00        7,980.00            0.00
COMPUTER SOFTWARE                           COMP00000000855-1    02                1         600.00          600.00            0.00
COMPUTER SOFTWARE                           COMP00000000856-1    02                1       6,980.00        6,980.00            0.00
COMPUTER SOFTWARE                           COMP00000000857-1    02                1       6,980.00        6,980.00            0.00
COMPUTER SOFTWARE                           COMP00000000858-1    02                1       5,795.00        5,795.00            0.00
COMPUTER SOFTWARE                           COMP00000000859-1    02                1       5,795.00        5,795.00            0.00
CCS COMPUTER CASE 230W                      COMP00000000860-1    02                1       2,995.00        2,995.00            0.00
345M HARD DRIVE                             COMP00000000861-1    02                1         660.45          660.45            0.00
COMPUTER                                    COMP00000000862-1    02                1         563.42          563.42            0.00
COMPUTER SOFTWARE                           COMP00000000863-1    02                1       2,518.95        2,518.95            0.00
COMPUTER SOFTWARE                           COMP00000000864-1    02                1       3,637.20        3,637.20            0.00
COMPUTER                                    COMP00000000865-1    02                1       1,566.60        1,566.60            0.00
MEDICAL SOFTWARE                            COMP00000000866-1    02                1       2,518.95        2,518.95            0.00
MON COMPUTER                                COMP00000000867-1    02                1       5,400.00        5,400.00            0.00
CREATIVELAB SOUNDLAS                        COMP00000000868-1    02                1         660.45          660.45            0.00
COMPUTER NETWORK SYSTEMS                    COMP00000000869-1    02                1       1,093.80        1,093.80            0.00
D LINK DE 812 TP                            COMP00000000870-1    02                1       1,207.05        1,207.05            0.00
THREE COMPUTERS                             COMP00000000871-1    02                1       8,772.75        8,772.75            0.00
NOVELL NETWEAR                              COMP00000000872-1    02                1       2,579.90        2,579.90            0.00
Computer Tape Drives                        COMP00000000873-2    02                2       4,121.52          345.81        3,775.71
MEMORY & SCI HAED DR                        COMP00000000874-1    02                1       2,336.25        2,336.25            0.00
HP LASERJET PRINTER                         COMP00000000875-1    02                1       3,622.50        3,622.50            0.00
HP JETDIRECT EX                             COMP00000000876-1    02                1       1,618.05        1,618.05            0.00
COMPUTER 486 DX                             COMP00000000877-1    02                1       1,499.40        1,499.40            0.00
ELECTRONICS SOFTWARE                        COMP00000000878-1    02                1       2,270.00        2,270.00            0.00
LOTUS 123 V 5                               COMP00000000879-1    02                1       1,358.70        1,358.70            0.00
GREAT PLAIN UP GRADE                        COMP00000000880-1    02                1         793.80          793.80            0.00
CCS COMPUTER                                COMP00000000881-1    02                1       7,536.90        7,536.90            0.00
CCS COMPUTER MIDDLE TOWER                   COMP00000000882-1    02                1       3,995.10        3,995.10            0.00
COM MEMORY SIMM                             COMP00000000883-1    02                1         523.95          523.95            0.00
COMPUTER                                    COMP00000000884-1    02                1       3,097.50        3,097.50            0.00
PERSONAL COMMUNICATOR                       COMP00000000885-1    02                1         518.49          518.49            0.00
COMPUTER 8120 P                             COMP00000000886-1    02                1       3,503.86        3,503.86            0.00
COMPUTER                                    COMP00000000887-1    02                1       1,711.50        1,711.50            0.00
PIN SIM 16M RAM                             COMP00000000888-1    02                1         500.00          500.00            0.00
GROPEWISE V4.1                              COMP00000000889-1    02                1       2,655.25        2,655.25            0.00
COMPUTER EQUIP                              COMP00000000890-1    02                1       1,854.30        1,854.30            0.00
MEDICAL SOFTWARE                            COMP00000000891-1    02                1       2,249.83        2,249.83            0.00
NOVELL UPGRADE                              COMP00000000892-1    02                1       1,829.10        1,829.10            0.00
SOFTWARE GREAT PLAINS                       COMP00000000893-1    02                1         729.75          729.75            0.00
COMPUTER EQUIP                              COMP00000000894-1    02                1       3,995.00        3,995.00            0.00
COMPUTER EQUIP                              COMP00000000895-1    02                1       2,347.80        2,347.80            0.00

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
COMPUTER                                    COMP00000000896-1    02                1       1,041.95        1,041.95            0.00
CASE MID TOWER (2)                          COMP00000000897-1    02                1       4,588.50        4,588.50            0.00
2 GB SCSI HARD DISK DRIVE                   COMP00000000898-1    02                1         714.00          714.00            0.00
COMPUTER                                    COMP00000000899-1    02                1         761.90          761.90            0.00
GREAT PLAINS EXPAN KIT                      COMP00000000900-1    02                1         595.00          595.00            0.00
HARD DRIVE 4 GIG 15230N                     COMP00000000901-1    02                1       1,247.40        1,247.40            0.00
CABLE THERNET RG 58 (2)                     COMP00000000902-1    02                1         735.00          735.00            0.00
CCS SYSTEMS 2                               COMP00000000903-1    02                1       2,014.95        2,014.95            0.00
COMPUTER SOFTWARE                           COMP00000000904-1    02                1         745.50          745.50            0.00
COMPUTER                                    COMP00000000905-1    02                1         551.50          551.50            0.00
PRINTER FOR CHMS                            COMP00000000906-1    02                1       2,992.50        2,992.50            0.00
ACCOUNTING SOFTWARE                         COMP00000000907-1    02                1       2,600.94        2,600.94            0.00
INSTALLATION OF NETWORK                     COMP00000000909-1    02                1       1,586.67        1,586.67            0.00
COMPUDYNE COMPUTER 486DX33                  COMP00000000910-1    02                1         717.49          717.49            0.00
NETWORK CARD, NOVELL MIRCO DYNE             COMP00000000911-1    02                1         374.06          374.06            0.00
NEW HARDDRIVE FOR NETWORK                   COMP00000000912-1    02                1         546.44          546.44            0.00
COMPUTER 486DX50                            COMP00000000913-1    02                1       1,406.87        1,406.87            0.00
COMPUDYNE 486DX50                           COMP00000000914-1    02                1         793.87          793.87            0.00
COMPUTER SYSTEMS                            COMP00000000915-1    02                1         881.99          881.99            0.00
MEMORY CHIPS                                COMP00000000916-1    02                1         284.36          284.36            0.00
TELEPHONE SYSTEM                            COMP00000000917-1    02                1       1,546.82        1,546.82            0.00
HP LASERJET IIIP                            COMP00000000918-1    02                1         254.88          254.88            0.00
TOSHIBA 4700 FAX MACHINE                    COMP00000000919-1    02                1         105.00          105.00            0.00
SURVEY SOFTWARE                             COMP00000000920-1    02                1       2,156.00        2,156.00            0.00
COMPUDYNE 486 DXDX33                        COMP00000000921-1    02                1         277.00          277.00            0.00
HP LASERJET III                             COMP00000000922-1    02                1         253.57          253.57            0.00
COMPUDYNE 386SX25                           COMP00000000923-1    02                1         160.01          160.01            0.00
HP LASERJET IIIP                            COMP00000000924-1    02                1         172.32          172.32            0.00
DELL S325SX PC & NETWORK S/W                COMP00000000925-1    02                1         302.51          302.51            0.00
MEMORY CHIPS                                COMP00000000926-1    02                1         111.67          111.67            0.00
CD DRIVE, ETC                               COMP00000000927-1    02                1         554.40          554.40            0.00
COMPUDYNE 486DX33                           COMP00000000928-1    02                1         486.49          486.49            0.00
COMPUDYNE SOHO
 386SX25                      COMP00000000929-1    02                1         280.86          280.86            0.00
MEMORY UPGRADE                              COMP00000000930-1    02                1         232.09          232.09            0.00
CCS SYSTEM2                                 COMP00000000932-1    02                1       1,319.67        1,319.67            0.00
COMPUTER 486DX33                            COMP00000000933-1    02                1         827.75          827.75            0.00
Computer Software and License               COMP00000000935-2    02                2       6,696.10          561.84        6,134.26
Computer, Controller and Interna            COMP00000000936-4    02                4       9,248.61          776.01        8,472.60
Computer Drive                              COMP00000000937-1    02                1         791.45           66.42          725.03
Computer Controller                         COMP00000000938-1    02                1         818.22           68.64          749.58
Compaq Computer                             COMP00000000939-1    02                1       1,139.99           95.64        1,044.35
Deskpro Computers                           COMP00000000940-3    02                3       3,552.89          298.11        3,254.78
Deskpro Computer                            COMP00000000941-1    02                1       1,197.46          100.47        1,096.99
Intel Laptop station                        COMP00000000942-1    02                1         750.00           62.94          687.06
Computers                                   COMP00000000943-5    02                5      14,277.60        1,197.96       13,079.64
Deskpro Computer                            COMP00000000944-1    02                1       1,299.00          108.99        1,190.01
Intel Laptop Station                        COMP00000000945-4    02                4       3,101.69          260.25        2,841.44
Computer                                    COMP00000000947-1    02                1       2,997.43          167.38        2,830.05
Computers                                   COMP00000000949-3    02                3       3,947.56          110.56        3,837.00
Software License                            COMP00000000950-1    02                1       1,064.00           29.80        1,034.20
COMPUTER                                    COMP00000000952-1    02                1       5,080.69            0.00        5,080.69
Head Phones                                 EQUIP0000000026-1    02                1         424.20          424.20            0.00
Teleconference Systems                      EQUIP0000000027-1    02                1       1,094.00        1,094.00            0.00
Fax Machine                                 EQUIP0000000028-1    02                1         472.49          394.00           78.49
Canon 8500 Fax                              EQUIP0000000029-1    02                1       2,020.00        1,137.28          882.72
7th FLoor Move                              EQUIP0000000030-1    02                1      21,717.00       12,324.70        9,392.30
Equipment                                   EQUIP0000000031-1    02                1       1,195.75          648.18          547.57
Equipment                                   EQUIP0000000032-1    02                1       1,513.38          820.39          692.99
CBCSC60-SCI 6.0                             EQUIP0000000033-2    02                1       3,910.00        2,119.54        1,790.46
Equipment                                   EQUIP0000000034-1    02                1      15,642.20        8,479.30        7,162.90
Sundata Station 175213                      EQUIP0000000035-1    02                1       3,252.87        1,695.76        1,557.11
7406PLUS/HEADSET                            EQUIP0000000036-1    02                1       1,007.50          105.50          902.00
Equipment Finance                           EQUIP0000000037-1    02                1       3,275.94        1,707.77        1,568.17
Canon 9000                                  EQUIP0000000038-1    02                1       2,243.75        1,169.71        1,074.04
Canon 9000                                  EQUIP0000000039-1    02                1       2,243.75        1,169.71        1,074.04
Call Master III                             EQUIP0000000040-1    02                1       1,196.67          623.82          572.85
Lucent 7406 Plus                            EQUIP0000000041-1    02                1         846.67          441.40          405.27
Call Master III                             EQUIP0000000042-1    02                1       1,196.67          624.53          572.14
???                                         EQUIP0000000043-1    02                1         750.00          375.04          374.96
???                                         EQUIP0000000044-1    02                1       1,274.39          637.20          637.19
???                                         EQUIP0000000045-1    02                1       6,491.59        3,245.78        3,245.81
Transtalk Pocket Phone                      EQUIP0000000046-2    02                1       2,085.00        1,042.52        1,042.48
Various Telephone Equipment                 EQUIP0000000047-1    02                1       2,781.65        1,390.82        1,390.83

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
AT&T Announcement Module                    EQUIP0000000048-1    02                1       3,645.00        1,746.58        1,898.42
Digital Line Circuit Card 0614              EQUIP0000000049-1    02                1       2,795.00        1,281.05        1,513.95
Digital Line Circuit Card 0714              EQUIP0000000050-1    02                1       2,795.00        1,281.05        1,513.95
AT&T ISDN Module                            EQUIP0000000051-1    02                1       2,785.00        1,276.45        1,508.55
Princeton/Faxphone                          EQUIP0000000052-1    02                1         851.96          390.49          461.47
Telephones                                  EQUIP0000000053-1    02                1       3,815.00        1,748.55        2,066.45
Announcement Board                          EQUIP0000000054-1    02                1       3,905.00        1,789.76        2,115.24
Telephone Equipment                         EQUIP0000000055-1    02                1      21,772.78        9,979.19       11,793.59
Call Master III                             EQUIP0000000056-1    02                1       2,330.00        1,164.99        1,165.01
Priority Equipment                          EQUIP0000000057-1    02                1      25,807.00       10,752.95       15,054.05
Intra LATA T-1 Local Loop & Reta            EQUIP0000000058-1    02                1       3,263.85        1,291.96        1,971.89
SugarLoaf                                   EQUIP0000000059-1    02                1     119,571.50       47,330.37       72,241.13
ITF                                         EQUIP0000000060-1    02                1      71,300.00       28,222.94       43,077.06
GE Capital                                  EQUIP0000000061-1    02                1      49,023.96       19,405.30       29,618.66
Integrity                                   EQUIP0000000062-1    02                1       9,028.00        3,573.56        5,454.44
NorthStar                                   EQUIP0000000063-1    02                1     149,216.50       59,064.89       90,151.61
Att. ISDN Relay Module                      EQUIP0000000064-1    02                1       3,785.00        1,419.35        2,365.65
Medical Manager Software                    EQUIP0000000065-1    02                1       6,795.00        2,548.11        4,246.89
Compaq 5220                                 EQUIP0000000066-1    02                1       3,087.00        1,093.30        1,993.70
Nec 120ft MGX                               EQUIP0000000067-1    02                1       1,197.77          424.19          773.58
System Software Development                 EQUIP0000000068-1    02                1         975.00          345.30          629.70
Nec 120lt MGX                               EQUIP0000000069-1    02                1       1,012.50          358.57          653.93
SYSTEM UPGRADE - MAINTENANCE                EQUIP0000000070-1    02                1       3,995.00        1,497.10        2,497.90
Viking Upgrade                              EQUIP0000000071-1    02                1       1,076.47          381.27          695.20
Access                                      EQUIP0000000072-1    02                1         750.00          265.66          484.34
Fiber Optic Jumpers                         EQUIP0000000073-1    02                1         487.50          172.68          314.82
Software System                             EQUIP0000000074-1    02                1       1,010.00          357.70          652.30
Viking Upgrade Kits                         EQUIP0000000075-1    02                1       2,017.00          672.33        1,344.67
Paradigm Software                           EQUIP0000000076-1    02                1       4,780.00        1,593.31        3,186.69
Belkin Pro/32K Cavier Ultra DMA             EQUIP0000000077-1    02                1       1,116.62          372.19          744.43
Compaq DeskPro EnCeleron                    EQUIP0000000078-1    02                1       6,817.38        2,272.47        4,544.91
HP LaserJet IV Printer                      EQUIP0000000079-1    02                1       1,549.38          566.87          982.51
Telephone System for Georgia                EQUIP0000000080-1    02                1      11,290.00        3,057.72        8,232.28
Telephone System                            EQUIP0000000081-1    02                1      11,935.47        2,983.90        8,951.57
Software License                            EQUIP0000000082-1    02                1      25,000.00        5,729.14       19,270.86
Phones, Headsets & Accessories              EQUIP0000000083-1    02                1       2,915.00          668.03        2,246.97
Cabling-Parts & Service                     EQUIP0000000084-1    02                1       1,286.22          294.79          991.43
Telephone System                            EQUIP0000000085-1    02                1       4,130.00          946.45        3,183.55
Phone Switch Upgrade                        EQUIP0000000086-1    02                1      48,318.25       10,066.30       38,251.95
500A Telephone handset & Accesso            EQUIP0000000087-10   02                1       3,227.00          605.07        2,621.93
Teleform Elite Computer Software            EQUIP0000000088-1    02                1       6,015.00        1,127.80        4,887.20
Installation changes-Tleform Eli            EQUIP0000000089-1    02                1       4,200.00          787.50        3,412.50
HP3SI Recon Printer                         EQUIP0000000090-1    02                1         630.00          118.30          511.70
Fax Machines                                EQUIP0000000091-4    02                1       4,746.00          792.72        3,953.28
Telephone Equipment                         EQUIP0000000092-1    02                1       1,120.00          187.06          932.94
Fax Machine                                 EQUIP0000000093-1    02                1       2,373.00          396.36        1,976.64
Telephone Equipment                         EQUIP0000000094-1    02                1       3,169.15          509.06        2,660.09
Telephone Equipment & Accessorie            EQUIP0000000095-1    02                1      51,912.46        7,586.11       44,326.35
Medical Manager Data Converter              EQUIP0000000096-1    02                1       3,800.00          555.31        3,244.69
Telephone Equipment                         EQUIP0000000097-1    02                1         607.00           88.69          518.31
Phones                                      EQUIP0000000099-1    02                1       5,790.00          724.14        5,065.86
Fax machine                                 EQUIP0000000100-1    02                1         884.25          110.58          773.67
FAX MACHINE                                 EQUIP0000000101-1    02                1       1,869.70        1,060.05          809.65
CANON 550 FAX                               EQUIP0000000102-1    02                1       1,418.03          803.94          614.09
CANON 550 FAX                               EQUIP0000000103-1    02                1       1,418.03          803.94          614.09
CANON 550 FAX                               EQUIP0000000104-1    02                1       1,418.03          803.94          614.09
FAX MODEL 9300                              EQUIP0000000105-1    02                1       1,429.93          810.70          619.23
FAX MODEL 9300                              EQUIP0000000106-1    02                1       1,458.55          826.94          631.61
ANNOUNCEMENT BO                             EQUIP0000000107-1    02                1       5,553.88        3,935.92        1,617.96
PHONE EQUIPMENT                             EQUIP0000000108-1    02                1       6,345.00        4,496.56        1,848.44
XEROX 5680 COPIER                           EQUIP0000000109-1    02                1      34,892.54       19,782.57       15,109.97
AT&T EQUIPMENT                              EQUIP0000000110-1    02                1      22,819.43       16,171.57        6,647.86
CMS UPGRADE                                 EQUIP0000000111-1    02                1      31,826.13       22,554.40        9,271.73
COPIER                                      EQUIP0000000112-1    02                1      10,631.59        6,027.63        4,603.96
KVA MATRIX                                  EQUIP0000000113-1    02                1       2,713.81        1,923.21          790.60
TELE COMM                                   EQUIP0000000114-1    02                1       2,886.81        1,636.67        1,250.14
CMS FORECASTING                             EQUIP0000000115-1    02                1       3,346.86        2,371.84          975.02
CMS TERMINAL                                EQUIP0000000116-1    02                1       3,395.56        2,406.37          989.19
CMS TERMINAL                                EQUIP00000001171     02                1       3,265.60        2,314.23          951.37
CMS TERMINAL                                EQUIP0000000118-1    02                1       3,265.60        2,314.23          951.37
8 PORT DIGITAL                              EQUIP0000000119-1    02                1       3,003.73        2,128.64          875.09
4 PORT VOICE CA                             EQUIP0000000120-1    02                1         925.00          655.55          269.45
4 PORT VOICE CA                             EQUIP0000000121-1    02                1         925.00          655.55          269.45

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
4 PORT VOICE CA                             EQUIP0000000122-1    02                1         925.00          655.55          269.45
4 PORT VOICE CA                             EQUIP0000000123-1    02                1         925.00          655.55          269.45
DIGITAL LINE CA                             EQUIP0000000124-1    02                1         949.22          538.17          411.05
PHONE                                       EQUIP0000000125-1    02                1         881.74          499.89          381.85
DIGITAL LINE CIRC C                         EQUIP0000000126-1    02                1         949.21          601.58          347.63
DIGITAL LINE CIR C                          EQUIP0000000127-1    02                1         951.31          674.20          277.11
FAX MODEL 9300                              EQUIP0000000128-1    02                1       1,141.43          647.13          494.30
FAX MODEL 9300                              EQUIP0000000129-1    02                1       1,141.43          946.33          195.10
DIGITAL LINE CIRC C                         EQUIP0000000130-1    02                1         951.32          674.21          277.11
9300 FAX MACHINE                            EQUIP0000000131-1    02                1       1,017.87          577.11          440.76
TELEPHONE                                   EQUIP0000000132-1    02                1         851.05          630.14          220.91
EQUIPMENT                                   EQUIP0000000133-1    02                1       4,734.30        4,208.28          526.02
PHONE EQUIP                                 EQUIP0000000134-1    02                1       1,102.25          949.17          153.08
PHONE EQUIPMENT                             EQUIP0000000135-1    02                1       3,082.00        2,653.94          428.06
COMPAQ PROSIGNA 200 PII 233                 EQUIP0000000136-1    02                1       1,949.00        1,137.80          811.20
COMPAQ PROSIGNIA                            EQUIP0000000137-1    02                1       2,791.83        1,629.81        1,162.02
3 4550MB SEAGATE ULTRA SCSI                 EQUIP0000000138-1    02                1       2,038.53        1,190.06          848.47
CANON FAX ANNUAL BASE                       EQUIP0000000139-1    02                1         315.00          183.87          131.13
TOSHIBA TECRA 750CDM P233 MMX               EQUIP0000000140-1    02                1       4,971.17        2,902.05        2,069.12
???                                         EQUIP0000000141-1    02                1          79.00           46.11           32.89
???                                         EQUIP0000000142-1    02                1       2,358.77        1,376.99          981.78
???                                         EQUIP0000000143-1    02                1      10,287.19        6,005.44        4,281.75
LJ31 ALL-IN-ONE COPIER/PRINTER/F            EQUIP0000000144-1    02                1         641.89           67.20          574.69
HP LASERJET                                 EQUIP0000000145-1    02                1       1,379.97          144.50        1,235.47
HP LASERJET 4050 N                          EQUIP0000000146-1    02                1       1,379.97          144.50        1,235.47
SMART ARRAY 3200 CONTOLLER                  EQUIP0000000147-1    02                1       1,970.10          206.30        1,763.80
Phones- Installation and Labor              EQUIP0000000148-1    02                1         726.13           48.60          677.53
HP LASERJET/COLOR PRINTER/ZIP               EQUIP0000000149-1    02                1       1,409.35          117.92        1,291.43
WAVE CAMERA                                 EQUIP0000000150-1    02                1         975.00           81.56          893.44
MULTIMEDIA VIDEO KIT                        EQUIP0000000151-1    02                1       2,142.00          179.20        1,962.80
(3)CANON CFX L4000 FAX MACHINE              EQUIP0000000152-3    02                1       2,942.25          246.12        2,696.13
TELEPHONE CABLING                           EQUIP0000000154-1    02                1         722.40          722.40            0.00
TELEPHONE UPGRADE                           EQUIP0000000155-1    02                1       1,636.42        1,636.42            0.00
CABLE&JACK FOR TELEPHONE                    EQUIP0000000156-1    02                1         568.05          568.05            0.00
COPY MACHINE                                EQUIP0000000157-1    02                1         734.99          734.99            0.00
ELE BILLING SYSTENS                         EQUIP0000000158-1    02                1       2,020.00        2,020.00            0.00
ENCORE H.R. & NETWORK                       EQUIP0000000159-1    02                1       1,575.00        1,575.00            0.00
MEDICAL MANAGER SYSTEM                      EQUIP0000000160-1    02                1       6,051.03        6,051.03            0.00
COPIER CANNON                               EQUIP0000000161-1    02                1         699.12          699.12            0.00
Phone Switch                                EQUIP0000000162-1    02                1         804.95           50.61          754.34
Medley model 64 Phone                       EQUIP0000000163-1    02                1         613.64           25.68          587.96
Wall Panel Installation                     FURN00000000030-1    02                1       4,052.46        4,052.46            0.00
Furniture Settlement                        FURN00000000031-1    02                1     145,610.04       63,145.40       82,464.64
Guest Chairs-Deliver & Install              FURN00000000032-8    02                1         736.00          122.69          613.31
????                                        FURN00000000033-1    02                1       2,247.05          411.95        1,835.10
LARGE FURNITURE                             FURN00000000034-1    02                1       6,325.77        3,586.43        2,739.34
LARGE FURNITURE                             FURN00000000035-1    02                1       6,518.76        3,695.88        2,822.88
LARGE FURNITURE                             FURN00000000036-1    02                1       6,932.05        3,930.16        3,001.89
OFFICE FURNITURE                            FURN00000000037-1    02                1      57,066.64       32,354.35       24,712.29
LARGE FURNITURE                             FURN00000000038-1    02                1      94,955.71       53,835.85       41,119.86
CIRCUIT PACKS                               FURN00000000039-1    02                1       7,633.41        4,327.81        3,305.60
AIRCONDITIONER                              FURN00000000040-1    02                1       2,491.35        1,412.52        1,078.83
LARGE FURNITURE                             FURN00000000041-1    02                1       2,359.80        1,337.92        1,021.88
WALLPAPER & INSTALLATION                    FURN00000000042-1    02                1         621.00           52.00          569.00
CONSOLE                                     FURN00000000043-1    02                1         870.90          493.76          377.14
LATERAL FILE,EXEC WRK CTR,EXEC C            FURN00000000046-1    02                1         577.47           48.35          529.12
Visual board and video cabinet              FURN00000000047-1    02                1       4,707.23          315.08        4,392.15
Glass Table Tops for Conference             FURN00000000051-1    02                1         660.50            0.00          660.50
Leasehold Improvements                      LEASE0000000013-1    02                1         973.80          973.80            0.00
Telephone Improvement                       LEASE0000000014-1    02                1       1,690.65        1,268.29          422.36
Lease Hold                                  LEASE0000000015-1    02                1       1,949.38        1,651.20          298.18
Lease Hold                                  LEASE0000000016-1    02                1       1,050.00          878.29          171.71
Lease Hold                                  LEASE0000000017-1    02                1       1,100.00          788.52          311.48
Lease Hold                                  LEASE0000000018-1    02                1       5,325.00        3,817.09        1,507.91
Electrical Work                             LEASE0000000019-1    02                1       2,415.00        1,690.71          724.29
Telephone Cable                             LEASE0000000020-1    02                1       5,634.41        3,852.65        1,781.76
Electrical Sub Panel                        LEASE0000000021-1    02                1       1,850.00        1,264.98          585.02
LeaseHold Improvements                      LEASE0000000022-1    02                1       5,597.03        2,427.24        3,169.79
90% Payment of Contract                     LEASE0000000023-1    02                1       5,532.00        2,307.03        3,224.97
Site Inspections/Contract Quest.            LEASE0000000024-1    02                1         371.39          148.56          222.83
Leasehold Improvement                       LEASE0000000025-1    02                1       7,491.00        2,996.40        4,494.60
Rewire Phones & Computers                   LEASE0000000026-1    02                1       2,500.00          958.36        1,541.64
Interior wall painting at 6705 R            LEASE0000000027-1    02                1       4,225.00          212.40        4,012.60

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
LEASEHOLD IMPROVEMENTS                      LEASE0000000030-1    02                1         966.25          966.25            0.00
LEASEHOLD                                   LEASE0000000031-1    02                1         951.00          951.00            0.00
DOUBLE WALL CONSTRUCTION IN HALL            LEASE0000000032-1    02                1         381.22          381.22            0.00
SPACE PLANNING                              LEASE0000000033-1    02                1         422.05          422.05            0.00
Construction at Corporate Office            LEASE0000000034-1    02                1      21,938.00          850.08       21,087.92
                                                                               -----  -------------   -------------   -------------
          1,090 Assets                                                         1,106  $4,868,908.67   $3,023,654.47   $1,845,254.20
                                                                               =====  =============   =============   =============

Ranges:
Asset ID:       First to Last
Description:    First to Last
Asset Type:     First to Last       Cost Basis:      First to Last
Structure ID:   First to Last       Accum Depr:      First to Last
Class ID:       First to Last       Net Book:        First to Last
Location ID:    35 to 35            Amort Code:      First to Last
Property Type:  First to Last       Pl in Svc Date:  First to Last
Quantity:       First to Last       Acquire Date:    First to Last

Sorted By: Asset ID

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
95 Ford Aerostar                            AUTO00000000001-1    35                1      10,857.94        4,483.05        6,374.89
HP-1170CXIHP                                COMP00000000001-4    35                1       2,806.86        1,093.11        1,713.75
HP-300HP Office Jet 300                     COMP00000000002-11   35                1       4,983.14        1,940.61        3,042.53
HP Office Jet 600                           COMP00000000003-4    35                1       1,738.32          579.46        1,158.86
APC UPS                                     COMP00000000004-8    35                1       3,689.01        1,229.64        2,459.37
Viking Module                               COMP00000000005-2    35                1         464.00          154.69          309.31
Maxell DLT IV 20/40GB                       COMP00000000006-1    35                1       1,563.57          434.31        1,129.26
Computers & Accessories                     COMP00000000007-1    35                1       9,018.70        2,505.20        6,513.50
Multi-Server                                COMP00000000008-1    35                1         847.31          211.85          635.46
DeskPro Computers                           COMP00000000009-6    35                1       9,791.80        2,175.92        7,615.88
Computers & Accessories                     COMP00000000948-1    35                1      41,300.00       13,810.65       27,489.35
CPY Machine                                 EQUIP0000000001-1    35                1       5,670.00        5,670.00            0.00
Cellphones                                  EQUIP0000000002-1    35                1       3,980.00        1,162.47        2,817.53
Cellphones                                  EQUIP0000000003-1    35                1       1,923.65          561.86        1,361.79
Phone System                                EQUIP0000000004-1    35                1      21,000.00        5,332.74       15,667.26
Phone System                                EQUIP0000000005-1    35                1      40,725.00       10,197.16       30,527.84
Phone System                                EQUIP0000000006-1    35                1      11,000.00        2,754.29        8,245.71
Phone System                                EQUIP0000000007-1    35                1      59,394.50       14,871.83       44,522.67
Telephone Equipment                         EQUIP0000000008-1    35                1       1,283.19          214.33        1,068.86
Air Conditioning Units                      EQUIP0000000009-5    35                1       8,700.00        1,453.08        7,246.92
Fax Machine                                 EQUIP0000000010-1    35                1       1,835.00          306.47        1,528.53
HP ProCurve                                 EQUIP0000000011-3    35                1       1,494.00          249.53        1,244.47
Electronic Scale                            EQUIP0000000098-1    35                1         652.00           81.54          570.46
PHONES- IDS/DIGITAL STATION CARD            EQUIP0000000153-1    35                1       2,178.20          182.24        1,995.96
Laser Printer and Accessories               EQUIP0000000165-1    35                1       4,177.75        1,311.12        2,866.63
Telephone Equipment                         EQUIP0000000166-1    35                1      10,824.00        2,715.24        8,108.76
Telephone Equipment                         EQUIP0000000167-1    35                1       4,099.20        1,028.34        3,070.86
Telephone Units (Qty 2)                     EQUIP0000000169-2    35                1         960.00            0.00          960.00
Office Supplies/ File Cabinets              FURN00000000001-1    35                1      10,230.00        2,567.30        7,662.70
Cubicles & Chair Sets                       FURN00000000002-40   35                1      34,000.00        8,510.03       25,489.97
Cubicles & Chair Sets Assembly              FURN00000000003-1    35                1       5,000.00        1,251.45        3,748.55
Chairs and Desks                            FURN00000000004-1    35                1      10,230.00        2,389.59        7,840.41
Air Conditioning Units                      FURN00000000005-2    35                1       2,800.00          607.46        2,192.54
Air Conditioning Units                      FURN00000000006-2    35                1       1,151.14          249.72          901.42
Air Conditioning Units                      FURN00000000007-2    35                1       1,439.45          312.30        1,127.15
Air Conditioning Units                      FURN00000000008-2    35                1       1,504.70          326.45        1,178.25
Air Conditioning Units                      FURN00000000009-2    35                1       1,300.00          260.30        1,039.70
Chairs                                      FURN00000000010-1    35                1       2,147.00          394.08        1,752.92
Desk                                        FURN00000000011-1    35                1         606.00          111.24          494.76
Office Furniture                            FURN00000000012-1    35                1      15,737.00        2,101.81       13,635.19
Additional Parts for Ext. Cubicl            FURN00000000013-1    35                1      32,000.00        4,273.92       27,726.08
Office Tables and Chairs                    FURN00000000014-1    35                1       2,620.00          306.18        2,313.82
Executive Hi-Chair                          FURN00000000015-1    35                1         179.00           20.93          158.07
Office Chairs                               FURN00000000016-15   35                1         975.00          113.96          861.04
BOOKCASES                                   FURN00000000044-1    35                1         653.00           54.70          598.30
Air Conditioner IS DEpt.                    FURN00000000045-1    35                1       2,900.00          242.85        2,657.15
CHAIRS FOR NARANJITO CLINIC                 FURN00000000048-1    35                1         800.00           53.56          746.44
REFRIGERATOR                                FURN00000000049-1    35                1         519.00           34.72          484.28
Office Furniture                            FURN00000000050-8    35                8       3,360.80          786.43        2,574.37
Leasehold Improvement                       LEASE0000000001-1    35                1       5,535.00        1,015.87        4,519.13
Leasehold Improvement                       LEASE0000000002-1    35                1       2,590.30          475.44        2,114.86
Leasehold Improvement                       LEASE0000000003-1    35                1       1,536.60          282.06        1,254.54
Hurricane Shutters                          LEASE0000000004-1    35                1       1,056.00          156.26          899.74
Construction of Bathroom                    LEASE0000000005-1    35                1         270.27           40.58          229.69
Office Space Remodeling                     LEASE0000000006-1    35                1      85,425.00       11,409.39       74,015.61
Additions to Phone System                   LEASE0000000007-1    35                1      14,825.00        1,976.64       12,848.36
De-Install/Re-Install Telephone             LEASE0000000008-1    35                1       3,715.41          496.20        3,219.21
IMPROVEMENT TO OFFICES NARANJI              LEASE0000000028-1    35                1       9,500.00        2,939.52        6,560.48
ADDITION COST REMODELING AT NARA            LEASE0000000029-1    35                1       1,250.00          386.76          863.24
Construction at Hato Ray P.R.               LEASE0000000035-1    35                1         875.00           50.85          824.15
Leasehold Improvement                       LEASE0000000036-2    35                2       3,500.00          471.68        3,028.32
Leasehold Improvement at Naranji            LEASE0000000037-1    35                1         750.00           69.70          680.30
Leasehold Improvement at Naranji            LEASE0000000038-1    35                1         601.55           55.90          545.65

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
Leasehold Improvement                       LEASE0000000039-1    35                1           0.00            0.00            0.00

                                                                                ----    -----------     -----------     -----------
          64 Assets                                                               72    $528,539.36     $121,506.56     $407,032.80
                                                                                ====    ===========     ===========     ===========

Ranges:
Asset ID:       First to Last
Description:    First to Last
Asset Type:     First to Last       Cost Basis:      First to Last
Structure ID:   First to Last       Accum Depr:      First to Last
Class ID:       First to Last       Net Book:        First to Last
Location ID:    06 to 06            Amort Code:      First to Last
Property Type:  First to Last       Pl in Svc Date:  First to Last
Quantity:       First to Last       Acquire Date:    First to Last

Sorted By: Asset ID

Description                                 Asset ID             Location ID     Qty     Cost Basis      Accum Depr        Net Book
------------------------------------------------------------------------------------------------------------------------------------
Computer                                    COMP00000000010-1    06                1       5,241.26        5,241.26            0.00
Computer Software                           COMP00000000011-1    06                1      36,500.00       36,500.00            0.00
Computer Software                           COMP00000000012-1    06                1      40,000.00       40,000.00            0.00
Memory Upgrade                              COMP00000000013-1    06                1       4,650.83        4,650.83            0.00
Laser Jet Printer                           COMP00000000014-1    06                1       1,768.26        1,768.26            0.00
Computer                                    COMP00000000015-1    06                1       2,090.38        2,036.78           53.60
Computers                                   COMP00000000016-2    06                1       3,394.47        3,343.54           50.93
Computer 486                                COMP00000000017-1    06                1       1,425.60        1,394.30           31.30
Computer 486                                COMP00000000018-1    06                1       1,425.60        1,394.30           31.30
Computer 486                                COMP00000000019-1    06                1       1,512.64        1,479.45           33.19
Computer                                    COMP00000000020-1    06                1       1,570.84        1,516.07           54.77
Memory                                      COMP00000000021-1    06                1         519.75          519.75            0.00
Memory                                      COMP00000000022-1    06                1       2,042.24        2,042.24            0.00
Novell Upgrade Netware                      COMP00000000023-1    06                1       2,654.40        2,654.40            0.00
Computer                                    COMP00000000024-1    06                1       9,564.45        9,564.45            0.00
Computer                                    COMP00000000025-1    06                1       4,665.58        4,665.58            0.00
Computer                                    COMP00000000026-1    06                1       6,782.96        6,782.96            0.00
Computer                                    COMP00000000027-1    06                1       1,692.60        1,692.60            0.00
Software v6                                 COMP00000000028-1    06                1       1,509.00        1,509.00            0.00
Color Printer                               COMP00000000029-1    06                1         740.35          740.35            0.00
Computer and Ether Card                     COMP00000000946-1    06                1       1,602.92          134.49        1,468.43
LAP TOP-ACER AMERICA ALTOS SERVE            COMP00000000951-1    06                1       1,131.00          126.24        1,004.76
A/P Trans Register                          EQUIP0000000012-1    06                1       3,139.25        3,139.25            0.00
Telephone Systems                           EQUIP0000000013-1    06                1       4,184.67        4,184.67            0.00
Telephone Systems                           EQUIP0000000014-1    06                1       5,931.29        5,931.29            0.00
Button Display                              EQUIP0000000015-1    06                1       3,794.16        3,794.16            0.00
Telrad Digital 128                          EQUIP0000000016-1    06                1       5,710.19        5,710.19            0.00
Telephone Systems                           EQUIP0000000017-1    06                1         833.53          781.47           52.06
Equipment                                   EQUIP0000000018-1    06                1         936.56          936.56            0.00
Fax Machine                                 EQUIP0000000019-1    06                1         440.77          440.77            0.00
Telephone System                            EQUIP0000000020-1    06                1       2,170.34        2,137.77           32.57
Software & Network                          EQUIP0000000021-1    06                1       1,051.65        1,028.60           23.05
Laser Jet 4p                                EQUIP0000000022-1    06                1         930.19          909.80           20.39
Cable Install                               EQUIP0000000023-1    06                1       4,877.11        4,572.32          304.79
Cable                                       EQUIP0000000024-1    06                1         570.00          487.26           82.74
Cat. Cables and Port Patch                  EQUIP0000000025-5    06                1       3,572.25        1,936.43        1,635.82
Telephone Equipment                         EQUIP0000000168-1    06                1       2,539.20           53.30        2,485.90
Record Assets                               FURN00000000017-1    06                1       2,429.00        2,429.00            0.00
Refrigerator                                FURN00000000018-1    06                1         510.94          408.92          102.02
Art Printing                                FURN00000000019-1    06                1         952.60          762.38          190.22
Conference Tables & Chairs                  FURN00000000020-1    06                1       2,056.75        1,577.41          479.34
Fabricate & Install                         FURN00000000021-1    06                1       1,639.99        1,257.79          382.20
Furniture                                   FURN00000000022-1    06                1       1,020.00          853.18          166.82
Furniture                                   FURN00000000023-1    06                1         910.08          761.24          148.84
Panel System                                FURN00000000024-1    06                1         832.96          688.33          144.63
Furniture                                   FURN00000000025-1    06                1       1,866.90        1,214.22          652.68
Wall to Ceiling Unitized Wall Sy            FURN00000000026-1    06                1      25,153.72       15,100.01       10,053.71
APS Staff Furniture at CHS                  FURN00000000027-1    06                1      16,499.47        9,628.67        6,870.80
Furniture                                   FURN00000000028-1    06                1       3,757.68        2,067.58        1,690.10
Shelves                                     FURN00000000029-1    06                1       1,813.19          997.68          815.51
Lease Hold                                  LEASE0000000009-1    06                1       2,298.72        1,686.27          612.45
Lease Hold                                  LEASE0000000010-1    06                1       1,190.75          774.51          416.24
Leasehold Improvements                      LEASE0000000011-1    06                1       2,128.00          887.46        1,240.54
Leasehold Improvements                      LEASE0000000012-1    06                1         713.07          297.36          415.71

                                                                                ----    -----------     -----------      ----------
          54 Assets                                                               54    $238,940.11     $207,192.70      $31,747.41
                                                                                ====    ===========     ===========      ==========

                                 AZCARE ASSETS

                                                                         Accum.          Net        Depr.
                                          Acquisition        Asset        Depr.        Asset      Expense
         Description             M     L         Date     06/30/99     12/31/99        Value    1/1-12/31
2 Hon Side Chair                SL     7     08/01/94       190.00       146.96        43.04        27.12
5 Office Chairs                 SL     7     08/01/94       475.00       367.42       107.58        67.80
Hon Armless Task Chair          SL     7     08/01/94       169.95       131.41        38.54        24.24
21x25 Oak End Table             SL     7     08/01/94        89.95        69.58        20.37        12.84
8 Hon Arm Chair                 SL     7     08/01/94       760.00       588.17       171.83       108.60
8' Table Top                    SL     7     08/01/94       349.00       269.92        79.08        49.80
High Back Swivel Chair          SL     7     08/01/94       169.95       131.41        38.54        24.24
30x60 Drop Desk                 SL     7     08/01/94       349.00       269.92        79.08        49.80
36x72 Desk                      SL     7     08/01/94       299.00       231.38        67.62        42.72
20x72 Credenza                  SL     7     08/01/94       299.00       231.39        67.61        42.72
20x42 Pedestal Desk             SL     7     08/01/94       119.00        92.24        26.76        17.04
Maverick Keyboard               SL     7     08/01/94        39.00        29.98         9.02         5.52
Upholstered Loveseat            SL     7     08/01/94       399.00       308.76        90.24        57.00

2 - 486 Computers               SL     5    7/18/1994    10,222.78    10,222.78            -            -
2 Computers                     SL     5    10/1/1995     5,137.44     4,366.69       770.75       770.75
Phone System                    SL     5    10/4/1995     4,049.92     3,374.98       674.94       674.94
                                                         ------------------------------------------------

                                                         23,117.99    20,832.99     2,285.00     1,975.13

Schedule of Fixed Asset Purchases
Jan 00 to July 00

                   Asset                        Date Purchased      Location        Dept              Amt
---------------------------------------------------------------------------------------------------------
Gateway E3200-500 PC                               1/18/2000        Missoula         RES         2,622.00
Gateway E1400-433 PC                               1/21/2000        Missoula         ICM         1,253.00
2 Cisco ethernet routers                           1/24/2000        Missoula         INF        13,152.97
HP DLT-718 tape drive, software                    1/31/2000        Missoula         INF        12,868.00
2 Compaq laptops                                   1/31/2000        Missoula         INF         3,999.98
HP paper pick up assembly for 8500 printer         2/1/2000         Missoula         OVE           902.50
6 Gateway E1400-433 PCs                            2/21/2000        Missoula         PRO         5,586.2 purchased for temps
HP Netserver Fileserver                            2/29/2000        Missoula         PRO         6,150.00
Gateway E1400-433 PC                               3/9/2000         Missoula         OVE           988.00
Gateway E1400-433 PC                               3/17/2000        Missoula         PMS         1,413.50
Gateway E1400-433 PC                               3/17/2000        Helena           PMS         1,413.50
Toshiba laptop                                     3/23/2000        Lewiston         MKT         1,380.00
Toshiba laptop                                     3/23/2000        Boise            MKT         1,380.00
Toshiba laptop                                     3/23/2000        Spokane          MKT         1,380.00
Toshiba laptop                                     3/23/2000        Lynnwood         MKT         1,380.00
Toshiba laptop                                     3/23/2000        Murray           MKT         1,380.00
Toshiba laptop                                     3/23/2000        Murray           MKT         1,380.00
Toshiba laptop                                     3/23/2000        Fargo            MKT         1,380.00
Toshiba laptop                                     3/23/2000        Bismarck         MKT         1,380.00
Toshiba laptop                                     3/23/2000        Helena           MKT         1,380.00
Toshiba laptop                                     3/23/2000        Missoula         MKT         1,380.00
Toshiba laptop                                     3/23/2000        Missoula         MKT         1,380.00
Graphite computer desk                             3/28/2000        Helena           INF           574.96
Cisco Routers/Network Modules                      4/21/2000        Missoula         OVE        13,650.00
Gateway E1400-433 PC                               4/24/2000        Helena           EAP           898.00
HP Laserjet fax/scanner/copier                     4/26/2000        Helena           PSY           549.99
Gateway E-1400-433 PC                              5/19/2000        Billings         OVE           898.00
Gateway E-3200-550 PC                              5/22/2000        Helena           INF         1,842.00
Gateway E-1400-433 PC                              5/25/2000        Missoula         MKT           904.00
Gateway E-1400-433 PC                              5/27/2000        Missoula         INF           924.00
Gateway E-1400-433 PC                              5/27/2000        Missoula         INF           924.00
Lucent 8434DX Phone                                6/1/2000         Missoula         PSY         1,066.50
Lucent 8434DX Phone                                6/1/2000         Missoula         PSY         1,066.50
Toshiba laptop 2180CDT                             6/1/2000         Murray           MKT         1,142.35
Toshiba laptop 2180CDT                             6/1/2000         AzCare           EAP         1,142.35
LCD Projector                                      6/6/2000         Murray           MKT         3,109.24
Gateway E1400-500                                  6/26/2000        Billings         ICM           823.00
LH4 Server                                         6/30/2000        Missoula         EAP        21,923.00
Gateway E-1400-433 PC                              7/31/2000        Missoula         PSY           998.50
Gateway E-1400-433 PC                              7/31/2000        Missoula         PSY           998.50

TOTAL                                                                                         $118,964.46

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Report Totals By Location

                                                     Sec179       Prior Yr      Current       Annual        Depr
Loc             Description                Cost       Bonus      Accum Dep     Year Dep     Net Book     Cur Per    1
BISM       Bismarck, ND                  19,673           0          5,278        4,602        9,793         867
BLGS       Billings, MT                  52,360           0         31,766        8,825       11,769         843
BOISE      Boise, ID                     65,976           0         48,327        7,484       10,165         565
BOZE       Bozeman, MT                    4,175           0          2,796          552          827          46
BUTTE      Butte, MT                      9,755           0          9,490          106          159           7
DELTA      Delta, UT                      1,219           0            609          174          436           9
FARGO      Fargo, ND                    119,333           0         95,556        9,128       14,649         735
GNDFO      Grand Forks, ND                1,417           0            202          347          868          28
GRTFA      Great Falls, MT               12,549           0          9,670        1,151        1,728          95
HEL        Helena, MT                   190,753           0         61,445       22,142      107,166       1,775
KAL        Kalispell, MT                 26,076           0         23,260        1,702        1,114         150
LEW        Lewiston, ID                  58,626           0          9,683        7,219       41,724         762
LYNN       Lynnwood, WA                 119,419           0         87,089       11,991       20,339         980
MILE       Miles City, MT                 26705           0         10,845        8,913       24,805         769
MINOT      Minot, ND                      1,585           0          1,110          317          158          31
MSLA       Missoula, MT               1,405,821           0        567,656      334,926      503,239      30,768
MURR       Murray, UT                    66,564           0         44,087       10,006       12,471         710
OGDEN      Ogden, UT                      7,437           0          5,638        1,046          753          86
PROVO      Provo, UT                      7,478           0          6,230          831          417          72
RES       Resource Center                22,919           0         14,807        3,374        4,738         261
SGEOR     St. George, UT                    532           0            477           55            0           0
SPOK      Spokane, WA                    25,514           0         13,340        5,486        6,688         470
WVC        West Valley City, UT           3,175           0          2,045          621          509          49

                                      =========        ====      =========      =======      =======      ======   ===
** Report Totals ***                  2,249,061           0      1,051,406      440,998      774,515      40,078

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Bismarck, ND

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00632  Minolta EP2010 Copier            11/18/99   MACRS 5           5,774        0           0       1,155      4,619       577
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                           5,774        0           0       1,155      4,619       577

00305  Gateway P5-166                   09/01/96     S/L      5      2,914        0       1,457         583        874        44
00375  Gateway P5-166 PC                04/22/97   MACRS 5    5      1,001        0         725         350        526        31
00428  Toshiba 430 CDT Laptops          07/31/97   MACRS 5    5      1,810        0         730         432        648        36
00441  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00458  EXABYTE SCSI DRIVE               09/22/97   MACRS 5    5      1,450        0         754         278        418        25
00488  HP LaserJet 4000 printer         03/27/98   MACRS 5    5      1,170        0         234         374        562        33
                                                                    ------      ---       -----       -----      -----       ---
40 - COMPUTERS/PRINTERS/WIRING                                      10,154        0       4,529       2,249      3,376       192

00533  Sharp data projector             12/11/98   MACRS 5    5      3,745        0         749       1,198      1,798        98
                                                                    ------      ---       -----       -----      -----       ---
60 - Video/Photo Equipment                                           3,745        0         749       1,198      1,798        98

                                                                    ======      ===       =====       =====      =====       ===
LOCATION BISM TOTAL                                                 19,673        0       5,278       4,602      9,793       867

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Billings, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00011  Phone system                     06/30/95     S/L      6      7,840        0       4,574       1,307      1,959       108
00017  Conner Tape backup/adapt         12/01/95     S/L      5        736        0         515         147         74        15
00020  PHONE SYSTEM-BILLINGS            11/09/90     S/L     10      1,954        0       1,571         195        188        19
00021  PHONES                           08/25/92     S/L      6      2,838        0       2,838           0          0         0
00051  FAX-BILLINGS                     01/01/89   MACRS 5    5      1,460        0       1,460           0          0         0
00060  FAX - MILES CITY                 06/18/91     S/L      5        700        0         700           0          0         0
00068  RICOH 2500L FAX-BILLINGS         03/31/94     S/L      5      1,971        0       1,773         198          0         0
00116  Fax Machine-Brother              02/01/96     S/L      5        900        0         450         180        270        15
00522  frame relay hardware             05/01/98   MACRS 5    5      3,895        0         779       1,246      1,870       102
                                                                    ------      ---       -----       -----      -----       ---
15 - FAX MACHINES/PHONES                                            22,294        0      14,660       3,273      4,361       259

00007  NT server software               12/01/95     S/L      3        619        0         619           0          0         0
00022  NETWORK SOFTWARE-BILLING         10/01/94     S/L      5        610        0         549          61          0         0
                                                                    ------      ---       -----       -----      -----       ---
20 - SOFTWARE                                                        1,229        0       1,168          61          0         0

00020  TRANSCRIBER                      07/31/87     S/L      7        499        0         499           0          0         0
00021  SHREDDER                         12/10/92     S/L      6        898        0         898           0          0         0
00022  TYPEWRITER                       10/07/87   MACRS 7    7        745        0         745           0          0         0
00023  CREDENZA                         11/01/90     S/L     10        383        0         307          38         38         5
00024  DESK                             10/12/87   MACRS 7    7        478        0         478           0          0         0
00025  TRANSCRIBER                      11/11/87   MACRS 7    7        549        0         549           0          0         0
00528  Kimball exec chair               10/27/98   MACRS 5    5        539        0         108         172        259        18
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                           4,091        0       3,584         210        297        23

00031  Toshiba laptop                   11/01/96     S/L      5      1,400        0         700         280        420        27
00165  NETWORK WIRING-BILLINGS          10/01/94     S/L      5        968        0         873          95          0         0
00194  486 computer                     06/30/95     S/L      5      1,585        0       1,110         317        158        31
00218  Gateway Pentium w/CD Rom         12/01/95     S/L      5      2,244        0       1,571         449        224        42
00226  Gateway 486DX2                   12/01/95     S/L      5        951        0         665         190         96        14
00239  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,425        0         998         285        142        21
00248  HP4 Plus Laser Printer           04/01/96     S/L      5      1,457        0         728         291        438        27
00294  Gateway P5-100                   08/01/96     S/L      5      1,629        0         815         326        488        29
00297  Network Hub - 24 port            08/01/96     S/L      5        860        0         430         172        258        18
00315  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00316  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00317  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00418  GP5-166 to Dr. Johnson           11/26/97   MACRS 5    5      1,698        0         883         326        489        29
00445  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00448  CRYSTAL SCAN 17" MONITOR         09/19/97   MACRS 5    5        455        0         237          87        131        10
00583  Gateway E1200C computer          06/25/99   MACRS 3    3        837        0           0         279        558        39
00584  Gateway E1200C computer          06/25/99   MACRS 3    3        837        0           0         279        558        39
00585  Gateway E1200C computer          06/25/99   MACRS 3    3        837        0           0         279        558        39
00624  Gateway E1400 500 comput         09/22/99   MACRS 3    3        924        0           0         308        616        77
                                                                    ------      ---       -----       -----      -----       ---
40 - COMPUTERS/PRINTERS/WIRING                                      24,746        0      12,354       5,281      7,111       561

                                                                    ======      ===       =====       =====      =====       ===
LOCATION BLGS TOTAL                                                 52,360        0      31,766       8,825     11,769       843

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Boise, ID

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00007  Additional phones                05/31/95     S/L      6        790        0         462         132        196        11
00018  Conner tape backup/adapt         12/01/95     S/L      5        735        0         515         147         73        15
00022  UPGRADE PHONE SYS                11/16/93     S/L      6      2,215        0       2,030         185          0         0
00023  PHONES                           08/18/92     S/L      6      1,464        0       1,464           0          0         0
00052  RICOH FAX 2500-BOISE             09/08/93     S/L      5      1,971        0       1,971           0          0         0
00070  FAX-RICHFIELD                    06/01/94     S/L      5        532        0         477          55          0         0
00571  Brother4450 fax/copy/prn         02/02/99   MACRS 5    5        544        0           0         109        435         9
                                                                    ------      ---       -----       -----      -----       ---
15 - FAX MACHINES/PHONES                                             8,251        0       6,919         628        704        35

00006  Systat Software                  11/30/95     S/L      3        910        0         910           0          0         0
00008  NT server software               12/01/95     S/L      3        619        0         619           0          0         0
                                                                    ------      ---       -----       -----      -----       ---
20 - SOFTWARE                                                        1,529        0       1,529           0          0         0

00027  2 DESKS, 1 CREDENZA              08/25/92     S/L      7      1,950        0       1,813         137          0         0
00028  VCR/MONITOR                      08/09/93     S/L      7        619        0         484          88         47        11
00029  STORAGE CREDENZA                 12/06/93     S/L      7        709        0         556         101         52        13
00031  BLINDS                           10/16/92     S/L      7        546        0         507          39          0         0
00032  EXEC DESK & RETURN               12/06/93     S/L      7      1,024
      0         803         146         75        14
00033  DESK                             12/22/92     S/L      7        682        0         632          50          0         6
00034  SOFAS                            10/16/92     S/L      7      1,682        0       1,561         121          0         0
00035  COPIER                           08/25/92     S/L      6      4,439        0       4,439           0          0         0
00036  RECEPTION DESK                   07/22/92     S/L      7      1,584        0       1,470         114          0         0
00038  UPGRADE PHONE SYS                07/30/93     S/L      6      1,409        0       1,275         134          0         0
00039  POWERSHRED 150-BOISE             12/08/93     S/L      6        590        0         540          50          0         0
00040  2 EXEC DESKS                     12/06/93     S/L      7      1,365        0       1,073         195         97        19
00089  EXEC DESK-NAMPA                  04/09/93     S/L      7        824        0         649         118         57         8
00175  Conference tbl, 8 chairs         05/31/95     S/L      7      1,437        0         718         205        514        18
00180  Oak executive desk               06/30/95     S/L      7        829        0         413         118        298         8
00181  Oak credenza                     06/30/95     S/L      7        902        0         451         129        322         8
00184  Oak credenza & tray              06/30/95     S/L      7        861        0         430         123        308        13
00209  Desk                             05/01/96     S/L      7        735        0         263         105        367         6
00236  Display Unit w/lights            09/01/96     S/L      7      1,197        0         427         171        599        17
00240  Projector w/case                 08/01/96     S/L      7      4,190        0       1,497         599      2,094        49
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                          27,574        0      20,001       2,743      4,830       190

00033  Toshiba laptop                   11/01/96     S/L      5      1,400        0         700         280        420        27
00045  Gateway P5-133                   11/01/96     S/L      5      1,810        0         905         362        543        32
00075  DELL 486-BOISE                   11/18/93     S/L      5      3,492        0       3,492           0          0         0
00078  HPIII LASER-BOISE                08/08/92     S/L      5      1,500        0       1,500           0          0         0
00080  DELL 486 COMPUTER-BOISE          08/16/93     S/L      5      2,188        0       2,188           0          0         0
00082  HP 4L LASER PRINTER-BOIS         12/06/93     S/L      5        741        0         741           0          0         0
00206  Toshiba laptop w/case            12/01/95     S/L      5      2,623        0       1,837         525        261        41
00217  Gateway Pentium w/CD Rom         12/01/95     S/L      5      2,244        0       1,571         449        224        42
00219  Toshiba laptop                   12/01/95     5/L      5      2,811        0       1,967         562        282        45
00270  P5-75 Workstation                05/01/96     5/L      5      1,776        0         888         355        533        25
00296  Gateway P5-100                   08/01/96     S/L      5      1,594        0         797         319        478        22
00302  Toshiba Laptop                   09/01/96     S/L      5      1,500        0         750         300        450        25
00321  P133 3GB CrystalScan 17"         01/17/97   MACRS 5    5      1,717        0         865         341        511        33

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Boise, ID

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00411  HP Deskjet 1600C                 09/24/97   MACRS 5    5      1,416        0         736         272        408        19
00427  Toshiba 430 CDT Laptops          07/31/97   MACRS 5    5      1,810        0         941         348        521        29
                                                                    ------      ---       -----       -----      -----       ---
40 - COMPUTERS/PRINTERS/WIRING                                      28,622        0      19,878       4,113      4,631       340

                                                                    ======      ===       =====       =====      =====       ===
LOCATION BOISE TOTAL                                                65,976        0      48,327       7,484     10,165       565

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Bozeman, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00053  FAX-BOZEMAN                      12/14/90     S/L      5        699        0         699           0          0         0
00113  Fax Machine - Brother            02/01/96     S/L      5        900        0         450         180        270        15
                                                                    ------      ---       -----       -----      -----       ---
15 - FAX MACHINES/PHONES                                             1,599        0       1,149         180        270        15

00041  SHREDDER                         12/10/92     S/L      6        559        0         559           0          0         0
00118  DESK AND RETURN-BOZEMAN          08/01/94     S/L      7        550        0         355          79        116         2
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                           1,109        0         914          79        116         2

00247  Toshiba Laptop-VR Bozema         04/01/96     S/L      5      1,467        0         733         293        441        29
                                                                    ------      ---       -----       -----      -----       ---
40 - COMPUTERS/PRINTERS/WIRING                                       1,467        0         733         293        441        29

                                                                    ======      ===       =====       =====      =====       ===
LOCATION BOZE TOTAL                                                  4,175        0       2,796         552        827        46

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Butte, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00024  PHONES                           08/25/92     S/L      6      1,600        0       1,600           0          0         0
00025  PHONE SYSTEM-BUTTE               10/22/87   MACRS 7    7        970        0         970           0          0         0
00026  PHONE SYSTEM                     05/05/87   MACRS 7    7        900        0         900           0          0         0
00054  FAX                              12/14/90     S/L      5        699        0         699           0          0         0
00082  Fax Machine                      10/01/96     S/L      5        530        0         265         106        159         7
                                                                    ------      ---       -----       -----      -----       ---
15 - FAX MACHINES/PHONES                                             4,699        0       4,434         106        159         7

00006  MITA COPIER                      05/17/91     S/L      5        795        0         795           0          0         0
00045  COPIER                           10/27/87   MACRS 7    7        995        0         995           0          0         0
00046  OFFICE FURN                      05/19/87   MACRS 7    7        350        0         350           0          0         0
00047  DESK                             03/17/87   MACRS 7    7        319        0         319           0          0         0
00048  BLINDS                           02/01/89   MACRS 7    7        574        0         574           0          0         0
00049  SHREDDER                         12/10/92     S/L      6        559        0         559           0          0         0
00050  DESK                             04/08/88   MACRS 7    7        350        0         350           0          0         0
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                           3,942        0       3,942           0          0         0

00090  HPIIIP LASER                     05/19/92     S/L      5      1,114        0       1,114           0          0         0
                                                                    ------      ---       -----       -----      -----       ---
40 - COMPUTERS/PRINTERS/WIRING                                       1,114        0       1,114           0          0         0

                                                                    ======      ===       =====       =====      =====       ===
LOCATION BUTTE TOTAL                                                 9,755        0       9,490         106        159         7

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Delta, UT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00186  Office furniture                 07/31/95     S/L      7      1,219        0         609         174        436         9
                                                                    ------      ---       -----       -----      -----       ---
35 - FURNITURE & EQUIPMENT                                           1,219        0         609         174        436         9

                                                                    ======      ===       =====       =====      =====       ===
LOCATION DELTA TOTAL                                                 1,219        0         609         174        436         9

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Fargo, ND

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00084  Phone system                     06/30/85    ACRS 5    5      3,025        0       3,025           0          0         0
00085  Telephone System                 06/04/93   MACRS 7    7      2,665        0       2,665           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
00326  Nitsuko Voicemail System         05/28/97   MACRS 7    7      1,850        0         717         324        809        27

15 - FAX MACHINES/PHONES                                             7,540        0       6,407         324        809        27

00002  Improvements - Architect         06/30/85     S/L     18        922        0         686          51        185         7
00003  Improvements - Electrica         06/30/85     S/L     18      1,865        0       1,390         104        371         5
00004  Improvements - Walls             06/30/85     S/L     18      1,121        0         833          62        226         7
00005  Improvements - Wallpaper         06/30/85     S/L     18        659        0         493          37        129         4
00006  Improvements - Cupboards         06/30/85     S/L     18        900        0         670          50        180         6
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                          5,467        0       4,072         304      1,091        29

00125  Desks & Credenzas                06/30/85    ACRS 5    5      4,296        0       4,296           0          0         0
00126  Vertical Blinds                  06/30/85    ACRS 5    5        565        0         565           0          0         0
00127  Chairs, Loveseat, Bookca         06/30/85    ACRS 5    5      6,507        0       6,507           0          0         0
00128  Conference Table                 06/30/85    ACRS 5    5        932        0         932           0          0         0
00129  Plum & Rot Patcraft Carp         06/30/85    ACRS 5    5      1,752        0       1,752           0          0         0
00130  Pictures                         06/30/85    ACRS 5    5        838        0         838           0          0         0
00131  Prairie Rose Carpet              06/30/85    ACRS 5    5        774        0         774           0          0         0
00132  Air Conditioner                  06/30/85    ACRS 5    5      1,773        0       1,773           0          0         0
00133  Chairs                           06/30/85    ACRS 5    5        322        0         322           0          0         0
00134  Microwave/Refrigerator           06/30/85    ACRS 5    5        364        0         364           0          0         0
00135  Transcriber                      06/30/85    ACRS 5    5        471        0         471           0          0         0
00136  Computer Stand                   06/30/85    ACRS 5    5        151        0         151           0          0         0
00137  Typewriter & Interface           06/30/85    ACRS 5    5      1,190        0       1,190           0          0         0
00138  Filing cabinet                   06/30/85    ACRS 5    5        146        0         146           0          0         0
00139  Desk                             06/30/85    ACRS 5    5        933        0         933           0          0         0
00141  Carpet & Vinyl                   06/30/85    ACRS 5    5      2,991        0       2,991           0          0         0
00142  Cupboards                        09/12/85    ACRS 5    5        600        0         600           0          0         0
00143  Film                             06/30/85    ACRS 5    5        605        0         605           0          0         0
00144  Overhead Projector               04/26/88   MACRS 7    7        449        0         449           0          0         0
00145  Fax & Copier                     12/31/90   MACRS 5    5      3,823        0       3,823           0          0         0
00146  VCR & TV                         12/31/90   MACRS 5    5        418        0         418           0          0         0
00147  Table                            12/31/90   MACRS 7    7        208        0         208           0          0         0
00150  Files                            01/31/91   MACRS 7    7      1,074        0       1,074           0          0         0
00151  Office Furniture                 07/11/91   MACRS 7    7      1,652        0       1,652           0          0         0
00155  Office Furniture                 12/10/92   MACRS 7    7      1,776        0       1,776           0          0         0
00158  Shelves                          11/01/93   MACRS 7    7        373        0         373           0          0         0
00159  Desk/file/chairs/table           02/01/94   MACRS 7    7      2,277        0       2,277           0          0         0
00160  Cabinets/countertop/sink         04/26/94   MACRS 7    7      1,136        0       1,136           0          0         0
00161  Files                            05/25/94   MACRS 7    7      2,035        0       2,035           0          0         0
00195  Carpet                           08/31/94   MACRS 7    7      2,565        0       2,565           0          0         0
00196  Desk (Nancy)                     08/31/94   MACRS 7    7        678        0         678           0          0         0
00197  Copier                           09/09/94   MACRS 7    7      5,800        0       5,800           0          0         0
00198  Window Shades                    09/27/94   MACRS 7    7        284        0         284           0          0         0
00199  Furniture                        12/31/95   MACRS 7    7      2,160        0       2,160           0          0         0
00213  Office Furniture                 10/06/96   MACRS 7    7        509        0         509           0          0         0
00396  Brother EM-605 Typewrite         11/29/89   MACRS 7    7        426        0         426           0          0         0
00397  Drapes                           11/30/90   MACRS 7    7        362        0         362           0          0         0

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Fargo, ND

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00398  Furniture                        10/31/90   MACRS 7    7      1,000        0       1,000           0          0         0
00399  2 Chairs, Tables, Lamps          12/31/90   MACRS 7    7      2,677        0       2,677           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                          56,892        0      56,892           0          0         0

00376  Superstack II Hub 10             04/02/97   MACRS 5    5        893        0         420         189        284        13
00377  Amorphous Silicon Proj           04/02/97   MACRS 5    5      3,850        0       1,810         816      1,224        68
00378  Ethernet Modem 5 Pack            04/02/97   MACRS 5    5      1,350        0         635         286        429        22
00379  Ultra Barracuda 7200RPM          04/02/97   MACRS 5    5        840        0         395         178        267        13
00380  Gateway P5 - 133 Pentium P       04/02/97   MACRS 5    5      1,808        0         849         384        575        32
00381  Gateway P5 - 133 Pentium P       04/02/97   MACRS 5    5      1,808        0         849         384        575        32
00382  Gateway P5 - 133 Pentium P       04/02/97   MACRS 5    5      1,808        0         849         384        575        32
00383  Gateway P5 - 133 Pentium P       04/02/97   MACRS 5    5      1,808        0         849         384        575        32
00384  HP 1600C Deskjet Printer         04/02/97   MACRS 5    5      1,299        0         611         275        413        22
00385  Toshiba 155CS Laptop             03/27/97   MACRS 5    5      1,332        0         626         282        424        18
00386  Toshiba 155CS Laptop             03/27/97   MACRS 5    5      1,332        0         626         282        424        18
00387  Toshiba 155CS Laptop             03/27/97   MACRS 5    5      1,332        0         626         282        424        18
00390  Gateway P5 - 166 Prof PC         04/02/97   MACRS 5    5      2,064        0         970         438        656        31
00391  Copier & Stand                   06/30/85    ACRS 5    5      1,679        0       1,679           0          0         0
00395  Printer                          06/06/89   MACRS 5    5        501        0         501           0          0         0
00396  Computer Desk & Shelves          12/31/90   MACRS 7    7      1,959        0       1,959           0          0         0
00399  Printer                          07/07/92   MACRS 5    5        530        0         530           0          0         0
00402  Gateway 2000 Computer            04/10/96   MACRS 5    5      2,741        0       2,741           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      28,934        0      17,525       4,564      6,845       351

00004  1997 Pontiac Grd Prix SE         07/01/97   MACRS 5    5     20,500        0      10,660       3,936      5,904       328
                                                                   -------      ---      ------       -----     ------       ---
45 - VEHICLES                                                       20,500        0      10,660       3,936      5,904       328

                                                                   =======      ===      ======       =====     ======       ===
LOCATION FARGO TOTAL                                               119,333        0      95,556       9,128     14,649       735

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Grand Forks, ND

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00559  2 Solid core doors               06/05/98   MACRS 7    7      1,417        0         202         347        868        28
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                          1,417        0         202         347        868        28

                                                                   =======      ===      ======       =====     ======       ===
LOCATION GNDFO TOTAL                                                 1,417        0         202         347        868        28

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Great Falls, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00027  TEL PLUS PHONES                  07/31/87   MACRS 7    7      2,887        0       2,887           0          0         0
00028  PHONE SYSTEM                     04/24/87   MACRS 7    7        962        0         962           0          0         0
00055  FAX                              09/01/89   MACRS 5    5      1,290        0       1,290           0          0         0
00056  FAX-HAVRE                        11/23/90     S/L      5        749        0         749           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             5,888        0       5,888           0          0         0

00051  2 DESKS                          11/02/87   MACRS 7    7        525        0         525           0          0         0
00052  DESK                             05/24/87   MACRS 7    7        274        0         274           0          0         0
00054  CHAIR                            11/02/87   MACRS 7    7        206        0         206           0          0         0
00055  POSTAGE SCALE                    11/27/87   MACRS 7    7        275        0         275           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           1,280        0       1,280           0          0         0

00246  Toshiba Laptop-VR GrtFal         04/01/96     S/L      5      1,467        0         733         293        441        29
00263  Toshiba 486 Laptop-VR-GF         05/01/96     S/L      5      1,475        0         738         295        442        20
00318  Gateway P5 - 133                 08/01/96     S/L      5      1,810        0         905         362        543        32
00530  LaserJet 4 printer               11/10/98   MACRS 5    5        629        0         126         201        302        14
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       5,381        0       2,502       1,151      1,728        95

                                                                   =======      ===      ======       =====     ======       ===
LOCATION GRTFA TOTAL                                                12,549        0       9,670       1,151      1,728        95

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Helena, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00029  PHONE SYSTEM                     08/01/89   MACRS 7    7        750        0         750           0          0         0
00057  FAX                              01/01/89   MACRS 5    5      1,460        0       1,460           0          0         0
00072  RICOH 2500 FAX-HELENA            07/01/94     S/L      5      1,986        0       1,787         199          0         0
00073  SAVIN FAX-HELENA                 11/01/94     S/L      2        342        0         342           0          0         0
00120  Phone Wiring                     07/01/96     S/L      6      5,380        0       2,242         897      2,241        72
00323  Richo Fax 2400L                  02/19/97   MACRS15   15      2,495        0         653         184      1,658        19
00324  Handset Type 100                 02/19/97   MACRS 5    5         60        0          29          12         19         1
00523  frame relay hardware             05/01/98   MACRS 5    5      3,614        0         723       1,156      1,735       100
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                            16,087        0       7,986       2,448      5,653       192

00028  Attachmate Software-netw         05/01/96     S/L      3      3,654        0       3,045         609          0         0
00029  Windows NT Server/20 Lic         05/01/96     S/L      3      1,108        0         923         185          0         0
                                                                   -------      ---      ------       -----     ------       ---
20 - SOFTWARE                                                        4,762        0       3,968         794          0         0

00001  Leasehold Improvements           07/01/96     S/L     28     90,538        0       8,078       3,234     79,226       264
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                         90,538        0       8,078       3,234     79,226       264

00019  SAVIN COPIER                     10/10/91     S/L      5      4,500        0       4,500           0          0         0
00057  TYPEWRITER                       12/15/87   MACRS 7    7        449        0         449           0          0         0
00058  TRANSCRIBER                      11/13/87   MACRS 7    7        330        0         330           0          0         0
00059  TRANSCRIBER                      10/07/87   MACRS 7    7        319        0         319           0          0         0
00060  CHAIR                            10/22/87   MACRS 7    7        317        0         317           0          0         0
00149  OAK DESK AND RETURN-HELE         11/01/94     S/L      2        325        0         325           0          0         0
00152  5 DRAWER LATERAL-HELENA          11/01/94     S/L      3        442        0         442           0          0         0
00153  5 DRAWER LATERAL-HELENA          11/01/94     S/L      3        478        0         478           0          0         0
00154  RECORDER DICTAPHONE-HELE         11/01/94     S/L      5      4,155        0       3,740         415          0         0
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                          11,315        0      10,900         415          0         0

00099  DELL 486 COMPUTER                09/21/93     S/L      5      1,845        0       1,845           0          0         0
00228  Gateway 486DX2                   12/01/95     S/L      5        951        0         665         190         96        14
00245  Toshiba Laptop-MC Helena         04/01/96     S/L      5      1,467        0         733         293        441        29
00249  Gateway P4D-66 ComputerM         01/01/96     S/L      5      1,195        0         598         239        358        19
00262  Toshiba 486 Laptop-ID Mg         05/01/96     S/L      5      1,475        0         738         295        442        20
00266  24-Port Hub- Network             05/01/96     S/L      5        898        0         450         180        268        15
00267  Exabyte 8505XL Tape Driv         05/01/96     S/L      5      2,076        0       1,038         415        623        30
00269  Gateway P5-server                05/01/96     S/L      5      3,108        0       1,658         622        828        50
00271  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00272  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00273  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00274  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00275  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00276  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00277  P5-75 Computer                   05/01/96     S/L      5      1,776        0         947         355        474        25
00278  P5-75 computer                   05/01/96     S/L      5      1,776        0         947         355        474        25
00279  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00280  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00281  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Helena, MT

                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00282  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00283  P5-75 Computer                   05/01/96     S/L      5      1,776        0         888         355        533        25
00285  Toshiba 486Dx4/75                05/01/96     S/L      5      1,470        0         735         294        441        19
00286  Toshiba 486Dx4/75-IS-Tom         05/01/96     S/L      5      1,470        0         735         294        441        19
00310  2.1 G Hard Drive                 10/01/96     S/L      5        567        0         283         113        171        14
00314  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00319  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00320  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00326  2MB Memory                       02/19/97   MACRS 5    5        320        0         155          66         99         0
00327  Toshiba 100CS Laptop             01/13/97   MACRS 5    5      1,550        0         806         298        446        23
00374  Gateway P5-100 Desktop           03/22/97   MACRS 5    5      1,402        0         659         297        446        22
00416  TN 2181 16 Port Digital          10/13/97   MACRS 5    5      2,295        0       1,193         441        661        34
00419  GP6-233 for PCMS Server          11/29/97   MACRS 5    5      2,270        0       1,180         436        654        40
00430  TOSHIBA 430 CDT LAPTOP           07/31/97   MACRS 5    5      1,810        0         941         348        521        29
00546  Toshiba satellite 430CDS         01/01/98   MACRS 3    3      1,460        0         487         649        324        55
00547  Toshiba satellite 430CDS         01/01/98   MACRS 3    3      1,460        0         487         649        324        55
00586  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00587  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00588  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00589  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00590  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00591  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00592  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00593  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      64,303        0      29,763      14,052     20,488     1,220

00524 S10/02/98                                    MACRS 5    5      3,748        0         750       1,199      1,799        99
                                                                   -------      ---      ------       -----     ------       ---
60 - Video/Photo Equipment                                           3,748        0         750       1,199      1,799        99

                                                                   =======      ===      ======       =====     ======       ===
LOCATION HEL TOTAL                                                 190,753        0      61,445      22,142    107,166     1,775

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Kalispell, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00031  PHONE SYSTEM-KALISPELL           09/23/93     S/L      6      2,853        0       2,617         236          0         0
00043  Telephone                        01/01/94     S/L      2        241        0         241           0          0         0
00067  HP FAX-KALISPELL                 02/11/94     S/L      5        800        0         720          80          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             3,894        0       3,578         316          0         0

00066  DESK-KALISPELL                   10/07/87   MACRS 7    7        279        0         279           0          0         0
00067  DESK-KALISPELL                   10/07/87   MACRS 7    7        239        0         239           0          0         0
00068  DESK-KALISPELL                   10/08/87   MACRS 7    7        319        0         319           0          0         0
00069  DESK CHAIR-KALISPELL             10/22/87   MACRS 7    7        357        0         357           0          0         0
00070  CREDENZA-KALISPELL               10/07/87   MACRS 7    7        349        0         349           0          0         0
00071  POSTAGE SCALE-KALISPELL          11/27/87   MACRS 7    7        275        0         275           0          0         0
00072  CONF TABLE-KALISPELL             10/07/87   MACRS 7    7        299        0         299           0          0         0
00074  DESK CHAIR-KALISPELL             10/07/87   MACRS 7    7        291        0         291           0          0         0
00075  VIDEO RECORDER-KALISPELL         02/28/87   MACRS 7    7        507        0         507           0          0         0
00076  CABINETS-KALISPELL               01/01/89   MACRS 7    7        696        0         696           0          0         0
00077  SHREDDER-KALISPELL               12/10/92     S/L      6        559        0         559           0          0         0
00107  DESK                             10/07/87   MACRS 7    7        349        0         349           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           4,519        0       4,519           0          0         0

00106  MITA COPIER-KALIPELL             06/18/91     S/L      5      6,998        0       6,998           0          0         0
00108  DELL 486 COMPUTER-KALISP         08/11/92     S/L      5      2,553        0       2,553           0          0         0
00110  LASER PRINTER                    09/29/88   MACRS 5    5      1,739        0       1,739           0          0         0
00192  486 computer                     06/30/95     S/L      5      1,585        0       1,109         317        159        31
00235  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,525        0       1,067         305        153        30
00236  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,525        0       1,067         305        153        30
00237  Gateway 486DX2                   12/01/95     S/L      5        901        0         630         180         91        15
00582  Gateway E1200C computer          07/01/99   MACRS 3    3        837        0           0         279        558        44
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      17,663        0      15,163       1,386      1,114       150

                                                                   =======      ===      ======       =====     ======       ===
LOCATION KAL TOTAL                                                  26,076        0      23,260       1,702      1,114       150

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Lewiston, ID


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00059  RICOH FAX 2500                   09/08/93     S/L      5      1,971        0       1,971           0          0         0
00118  Phone System                     07/01/96     S/L      6      3,104        0       1,293         517      1,294        44

15 - FAX MACHINES/PHONES                                             5,075        0       3,264         517      1,294        44

00607  Rmdl desks, laminate top         06/09/99   MACRS 7    7      2,000        0           0         286      1,714        40
00611  Rmdl solid core doors            06/09/99   MACRS 7    7      3,040        0           0         434      2,606        62
00612  Rmdl carpet/base trim            06/09/99   MACRS 7    7      4,234        0           0         605      3,629        89
00613  Rmdl electrical work             06/09/99   MACRS 5    5      3,500        0           0         700      2,800       100
00614  Rmdl-walls, paint, etc           06/09/99     S/L     39     22,030        0           0         330     21,700        48
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                         34,804        0           0       2,355     32,449       339

00078  LOVE SEAT-LEWISTON               06/08/93     S/L      7        625        0         490          89         46        12
00207  Loveseat & Chair                 04/01/96     S/L      7        546        0         195          78        273         1
00208  Loveseat                         04/01/96     S/L      7        661        0         235          94        332         6
00210  Guest Chairs (7)                 07/01/96     S/L      7        955        0         340         136        479        15
00211  Loveseat & End Tables            07/01/96     S/L      7        763        0         273         109        381        10
00497  Canon copier NP6012F             04/08/98   MACRS 5    5      1,690        0         338         541        811        46
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           5,240        0       1,871       1,047      2,322        90

00362  Gateway P133 w/3 GB Driv         02/10/97   MACRS 5    5      1,566        0         788         311        467        25
00370  MS NT 4.0 w/10 Client            03/20/97   MACRS 5    5        976        0         458         207        311        20
00371  Gateway P5-133 PC                03/21/97   MACRS 5    5      1,717        0         808         364        545        34
00372  Gateway P5-133 PC                03/21/97   MACRS 5    5      1,717        0         808         364        545        34
00373  Gateway P5-133 PC                03/21/97   MACRS 5    5      1,717        0         808         364        545        34
00576  HP Lasejet 5 refurb prnt         03/31/99   MACRS 5    5        785        0           0         157        628        13
00577  HP 2000CSE color printer         03/31/99   MACRS 5    5        639        0           0         128        511        11
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       9,117        0       3,670       1,895      3,552       171

00525  Proxima data projector           10/02/98   MACRS 5    5      4,390        0         878       1,405      2,107       118
                                                                   -------      ---      ------       -----     ------       ---
60 - Video/Photo Equipment                                           4,390        0         878       1,405      2,107       118
                                                                   =======      ===      ======       =====     ======       ===
LOCATION LEW TOTAL                                                  58,626        0       9,683       7,219     41,724       762

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Lynnwood, WA


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00001  BENNETT SET                      04/21/87   MACRS 7    7        376        0         376           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
25 - LIBRARY                                                           376        0         376           0          0         0

00014  CABINETS                         12/01/88   MACRS 7    7        696        0         696           0          0         0
00554  Tiles, carpet, wiring            02/02/98   MACRS 7    7      2,842        0         406         696      1,740        58
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                          3,538        0       1,102         696      1,740        58

00079  MISC SEE 1984 SCHEDULE           01/01/84   MACRS 5    5     14,663        0      14,663           0          0         0
00080  MISC SEE 1986 SCHEDULE           01/01/86   MACRS 5    5     40,510        0      40,510           0          0         0
00081  MISC SEE 1985 SCHEDULE           01/01/85   MACRS 5    5     13,110        0      13,110           0          0         0
00400  Furniture/Chairs                 07/01/97   MACRS 7    7      3,084        0       1,196         539      1,349        44
00401  Furniture/Fixtures               07/01/97   MACRS 7    7      2,713        0       1,052         475      1,186        35
00402  Shredder, Powershred, 22         08/02/97   MACRS 7    7        539        0         209          94        236         6
00403  Desk, Cabinets, Work Count       10/10/97   MACRS 7    7      1,873        0         727         327        819        30
00471  balance on desk #403             01/05/98   MACRS 5    5      2,194        0         439         702      1,053        53
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                          78,686        0      71,906       2,137      4,643       168

00030  Toshiba Laptop                   11/01/96     S/L      5      1,400        0         700         280        420        27
00256  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00389  Toshiba 155CS Laptop             03/27/97   MACRS 5    5      1,332        0         626         282        424        18
00404  Computer Hardware/Softwa         07/01/97   MACRS 5    5     23,300        0       8,621       5,872      8,807       493
00410  Gateway GP5-166 with MMX         09/23/97   MACRS 5    5      1,909        0         993         366        550        25
00434  TOSHIBA 430 CDT LAPTOP           09/16/97   MACRS 5    5      1,912        0         994         367        551        26
00482  HP 1600C Color inkjet            03/02/98   MACRS 5    5      1,352        0         270         433        649        37
00509  Exabyte 820SI tape drive         06/05/98   MACRS 3    3      1,419        0         473         631        315        48
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      33,819        0      13,275       8,470     12,074       693

00002  ART                              01/29/88     None    40        850        0           0           0        850         0
                                                                   -------      ---      ------       -----     ------       ---
50 - ARTWORK                                                           850        0           0           0        850         0

00483  Proxima LB10 projector           03/03/98   MACRS 5    5      2,150        0         430         688      1,032        61
                                                                   -------      ---      ------       -----     ------       ---
60 - Video/Photo Equipment                                           2,150        0         430         688      1,032        61

                                                                   =======      ===      ======       =====     ======       ===
LOCATION LYNN TOTAL                                                119,419        0      87,089      11,991     20,339       980

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Miles City, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00204  486 laptop                       10/31/95     S/L      5      2,737        0       1,915         547        275        41

40 - COMPUTERS/PRINTERS/WIRING                                       2,737    1,915         547         275         41
                                                                   -------      ---      ------       -----     ------       ---
00005  1996 Ford Taurus                 04/01/96     S/L      5     SOLD 4/00     0       8,930       3,572      5,356       294

00572  1999 Ford F150 pickup            02/08/99   MACRS 5    5     23,968        0           0       4,794     19,174       434
                                                                   -------      ---      ------       -----     ------       ---
45 - VEHICLES                                                       41,826        0       8,930       8,366     24,530       728

                                                                   =======      ===      ======       =====     ======       ===
LOCATION MILE TOTAL                                                 26,705        0      10,845       8,913     24,805       769

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Minot, ND


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00193  486 computer                     06/30/95     S/L      5      1,585        0       1,110         317        158        31
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       1,585        0       1,110         317        158        31

                                                                   =======      ===      ======       =====     ======       ===
LOCATION MINOT TOTAL                                                 1,585        0       1,110         317        158        31

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00002  Additional phones                01/28/95     S/L      6      1,180        0         689         197        294        21
00003  Canon Fax machine                04/30/95     S/L      5      1,595        0       1,117         319        159        22
00004  Additional phones                03/31/95     S/L      6      1,709        0         997         285        427        21
00005  Telcom Phones                    05/31/95     S/L      6      4,937        0       2,880         823      1,234        64
00006  Brother Fax Machine              04/30/95     S/L      5        780        0         546         156         78        13
00008  Phone system - Mgd care          05/31/95     S/L      6      2,561        0       1,494         427        640        31
00009  Phone system backup              05/31/95     S/L      6        514        0         301          86        127         9
00012  Additional phones                06/30/95     S/L      6      1,670        0         973         278        419        25
00013  FAX-MSLA                         09/03/92     S/L      6      1,995        0       1,995           0          0         0
00014  Phone system trunk cards         12/01/95     S/L      6        826        0         483         138        205         6
00015  LCD display                      12/01/95     S/L      5      3,050        0       2,135         610        305        49
00016  Overhead projector               12/01/95     S/L      5        604        0         423         121         60        11
00019  Additional phones                12/01/95     S/L      6      2,240        0       1,306         373        561        32
00030  PHONE SYSTEM-MSLA                12/08/93     S/L      6      4,266        0       3,809         457          0         0
00035  PHONES                           05/18/92     S/L      6      4,076        0       4,076           0          0         0
00036  UPGRADE PHONE SYSTEM             12/08/93     S/L      6        550        0         492          58          0         0
00037  PHONES                           03/31/94     S/L      6        634        0         477         106         51         7
00039  PHONE SYSTEM                     12/01/94     S/L      6      7,048        0       5,287       1,175        586        97
00040  PHONE SYSTEM                     12/01/94     S/L      6      1,571        0       1,179         262        130        20
00041  PHONE SYSTEM BLACKFOOT           12/01/94     S/L      6     12,536        0       9,401       2,089      1,046       175
00069  HP FAX-MSLA                      06/01/94     S/L      5        800        0         720          80          0         0
00081  Used Phone System                08/01/96     S/L      6        700        0         292         117        291         7
00083  Additional Phones                12/01/96     S/L      6      1,965        0         820         328        817        31
00112  PHONES                           02/09/94     S/L      6        907        0         680         151         76         8
00115  Brother 4400 Fax- MC             04/01/96     S/L      5        900        0         450         180        270        15
00117  Voicemail                        05/01/96     S/L      6      8,244        0       3,435       1,374      3,435       109
00119  Additional Phone & Board         07/01/96     S/L      6      1,006        0         420         168        418        14
00325  Richo Fax 2700L                  04/11/97   MACRS 5    5      2,875        0       1,351         610        914        49
00327  Brother 5500ML Fax               07/03/97   MACRS 5    5        600        0         312         115        173         5
00328  Fax                              10/18/97   MACRS 5    5        580        0         302         111        167        12
00459  Brother Fax 5550                 12/31/97   MACRS 5    5        580        0         302         111        167        12
00472  Brother Fax MC4450               01/06/98   MACRS 5    5        580        0         116         186        278        10
00487  Polycom teleconf unit            03/14/98   MACRS 5    5        798        0         160         255        383        24
00532  Telrad 818 w/voice mail          12/01/98   MACRS 5    5      3,483        0         697       1,114      1,672        91
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                            78,360        0      50,117      12,860     15,383       990

00001  Network software                 01/30/95     S/L      3      1,786        0       1,786           0          0         0
00003  Quark Software                   03/31/95     S/L      3        600        0         600           0          0         0
00004  Windows NT Software              03/31/95     S/L      3      2,225        0       2,225           0          0         0
00005  Gr. Plains upgrade               05/31/95     S/L      3        507        0         507           0          0         0
00009  PARADOX SOFTWARE                 03/04/91     S/L      5        506        0         506           0          0         0
00010  UNIX UPGRADE                     12/29/93     S/L      5        675        0         675           0          0         0
00011  SOFTWARE-G PLAINS                01/01/89   MACRS 5    5      1,250        0       1,250           0          0         0
00015  OASYS SOFTWARE                   08/16/88   MACRS 5    5      5,350        0       5,350           0          0         0
00020  XENIX WORKPERFECT-MSLA           02/11/94     S/L      5        501        0         450          51          0         0
00023  GREAT PLAINS SOFT-MSLA           12/01/94     S/L      5      1,124        0       1,012         112          0         0
00024  MedDecision Software- MC         02/01/96     S/L      3     76,727        0      63,940      12,787          0         0
00025  Integrity Software               02/01/96     S/L      3     15,000        0      14,583         417          0         0
00030  Win Help Office 95               05/01/96     S/L      3        621        0         518         103          0         0
00031  Backup Software                  08/01/96     S/L      3        779        0         650         129          0         0

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00035  Windows NT v 3.51                08/01/96     S/L      3        619        0         515         104          0         0
00036  Dynamics Accounting Soft         08/01/96     S/L      3      8,400        0       7,000       1,400          0         0
00037  Direct Deposit Software          08/01/96     S/L      3      1,495        0       1,245         250          0         0
00038  Oracle Software                  11/01/96     S/L      3     87,132        0      72,610      14,522          0         0
00040  CMS Planner                      11/01/96     S/L      3      1,288        0       1,073         215          0         0
00575  HBOC Case Mmgt Software          03/17/99   MACRS 3    3    287,840        0           0      95,947    191,893     9,592
                                                                   -------      ---      ------       -----     ------       ---
20 - SOFTWARE                                                      494,425        0     176,495     126,037    191,893     9,592

00460  Security System                  11/19/97   MACRS 7    7      8,021        0       3,110       1,403      3,508       116
00461  Construction - improvemn         12/16/97   MACRS 7    7        684        0         167         148        369        16
00462  Cabinets                         12/15/97   MACRS 7    7     34,702        0      13,456       6,070     15,176       504
00463  Custom Built Closets             12/15/97   MACRS 7    7      6,045        0       2,344       1,057     -2,644        89
00464  Office Supply Room               12/10/97   MACRS 7    7      1,167        0         453         204        510        17
00465  Signage                          12/15/97   MACRS 7    7      2,864        0       1,110         501      1,253        39
00466  Walkway                          12/15/97   MACRS15   15      6,800        0         986         581      5,233        53
00467  Wiring - lights, phones, e       12/15/97   MACRS 7    7     18,943        0       4,679       4,075     10,189       335
00468  Wiring - CAT 5 computers         12/15/97   MACRS 7    7     30,000        0      11,633       5,248     13,119       441
00469  Security System - Palmer         05/30/97   MACRS 7    7      1,694        0         657         296        741        21
00553  Cabinets:build/instl Plm         01/05/98   MACRS 7    7      1,380        0         197         338        845        30
00555  Cabinets, cntrtop SFe            02/06/98   MACRS 7    7      1,253        0         179         307        767        21
00556  Workstation, closets Plm         02/17/98   MACRS 7    7      1,816        0         259         445      1,112        38
00557  Countertop, cabinets Plmr        02/17/98   MACRS 7    7      1,175        0         168         288        719        24
00558  Cabinets, video stand SF         03/19/98   MACRS 7    7      2,724        0         389         667      1,668        51
00560  Cabinets, bld/inst Plmr          12/21/98   MACRS 7    7      3,827        0         547         937      2,343        79
00608  Plmr rmdl elec, labor, mis       01/15/99     S/L     39      2,403        0           0          62      2,341         7
00609  Plmr rmdl labor, mat, mi         01/15/99     S/L     39      4,748        0           0         122      4,626        12
00610  Plmr rmdl cool, carp, el         01/15/99     S/L     39      6,735        0           0         173      6,562        19
                                                                   -------      ---      ------       -----     ------       ---
31 - LEASEHOLD IMPROVEMENTS                                        136,981        0      40,334      22,922     73,725     1,912

00001  MITA COPIER                      11/21/88   MACRS 5    5      3,200        0       3,200           0          0         0
00003  FIRE SAFE                        05/24/88   MACRS 7    7        370        0         370           0          0         0
00011  SHREDDER-MSLA                    08/25/92     S/L      6      1,450        0       1,450           0          0         0
00012  RICOH COPIER-MSLA                05/10/93     S/L      6     13,495        0      12,370       1,125          0         0
00026  VIDEO CAMERA                     05/01/89   MACRS 5    5      1,000        0       1,000           0          0         0
00062  MINOLTA COPIER                   10/14/93     S/L      6      2,520        0       2,310         210          0         0
00063  CONFERENCE TABLE-MSLA            10/14/93     S/L      7        900        0         709         129         62         8
00099  COPIER AND SORTER                11/30/87   MACRS 7    7      7,245        0       7,245           0          0         0
00102  3 CREDENZAS                      07/21/87   MACRS 7    7        897        0         897           0          0         0
00106  VACUUM CLEANER                   07/11/87   MACRS 7    7        250        0         250           0          0         0
00110  MEMORYWRITER TYPE                07/01/87   MACRS 7    7        853        0         853           0          0         0
00116  SHREDDER                         05/01/94     S/L      6        550        0         414          92         44         4
00117  DISPLAY BOARD                    05/01/94     S/L      5      1,165        0       1,049         116          0         0
00123  CABINETS                         12/01/94     S/L      7     15,000        0       9,643       2,143      3,214       174
00124  SIGN                             12/01/94     S/L      7      1,850        0       1,188         264        398        22
00140  RECORDER DICTAPHONE              11/01/94     S/L      5      3,991        0       3,591         400          0         0
00148  RECORDER DICTAPHONE              11/01/94     S/L      5        714        0         643          71          0         0
00156  Transcriber                      01/01/94     S/L      2        279        0         279           0          0         0
00157  Microcassette Recorder           01/01/94     S/L      2        143        0         143           0          0         0
00162  Dictaphone                       01/01/94     S/L      2        100        0         100           0          0         0
00163  Blinds                           01/01/95     S/L      7      4,880        0       2,440         697      1,743        59

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00164  Signs                            01/01/95     S/L      7        845        0         423         121        301        11
00165  Shelving                         02/28/95     S/L      7      1,950        0         976         279        695        26
00166  Credenza                         01/31/95     S/L      7        500        0         249          71        180         5
00167  Cabinets & lighting              03/31/95     S/L      7     14,637        0       7,319       2,091      5,227       177
00168  Kitchen appliances               03/31/95     S/L      7      2,903        0       1,452         415      1,036        30
00169  Ceiling insulation               03/31/95     S/L      7        625        0         312          89        224        12
00170  Table & 4 chairs                 04/30/95     S/L      7      1,050        0         550         150        350         7
00171  2 corner tables, 6 chair         04/30/95     S/L      7        983        0         490         140        353         8
00172  Task chair, 2 side chair         04/30/95     S/L      7        600        0         301          86        213         9
00173  Work Stations                    04/30/95     S/L      7      5,400        0       2,699         771      1,930        67
00174  Conference board                 05/31/95     S/L      7      1,325        0         662         189        474        13
00176  Electric Upgrade                 05/31/95     S/L      7      1,274        0         637         182        455        17
00177  Work stations                    05/31/95     S/L      7      5,400        0       2,699         771     -1,930        67
00178  Blinds                           05/31/95     S/L      7        874        0         437         125        312        15
00179  Occasional Tables - 2            05/31/95     S/L      7        640        0         319          91        230         3
00185  Air conditioning bsmt            08/31/95     S/L      7      1,903        0         952         272        679        19
00187  Chairs - 6                       08/31/95     S/L      7      1,020        0         511         146        363        14
00188  Shelving - basement              08/31/95     S/L      7      1,455        0         728         208        519        21
00189  Cabinets - 2                     09/30/95     S/L      7      2,000        0       1,001         286        713        22
00190  Satellite dish                   10/31/95     S/L      7      1,567        0         784         224        559        15
00192  Cabinets/shelving/counte         12/01/95     S/L      7        879        0         441         126        312         5
00193  Shelving units                   12/01/95     S/L      5      1,137        0         762         227        148        18
00202  Workstation - MC recepti         01/01/96     S/L      7      2,104        0         752         301      1,051        26
00203  Cabinets-Cliff's Office          03/01/96     S/L      7        508        0         182          73        253         7
00204  Cabinets- Doug & Amy             04/01/96     S/L      7      1,020        0         365         146        509        14
00205  Cabinets-repair workroom         04/01/96     S/L      6        650        0         355         108        187         9
00206  Oak Desk & Bookcase              04/01/96     S/L      7        955        0         340         136        479        15
00212  Round Conference Table           12/01/96     S/L      7        670        0         240          96        334         8
00239  Projector w/case                 08/01/96     S/L      7      4,190        0       1,497         599      2,094        49
00474  Sticklye chair side tabl         01/28/98   MACRS 5    5        616        0         123         197        296        21
00475  Mica table lamp                  01/28/98   MACRS 5    5        615        0         123         197        295        21
00489  gray computer workstatio         03/28/98   MACRS 5    5      1,437        0         287         460        690        42
00490  gray computer workstatio         03/28/98   MACRS 5    5      1,437        0         287         460        690        42
00494  blue storage cabinet             04/01/98   MACRS 5    5      1,500        0         300         480        720        40
00521  5 dwr lateral file               08/31/98   MACRS 7    7        665        0          95         163        407         9
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                         126,186        0      79,794      15,723     30,669     1,151

00005  HP4 LASER                        11/17/92     S/L      5      1,537        0       1,537           0          0         0
00032  Toshiba Laptop                   11/01/96     S/L      5      1,400        0         700         280        420        27
00041  Gateway P5-133                   11/01/96     S/L      5      1,845        0         923         369        553        28
00042  Gateway P5-133                   11/01/96     S/L      5      1,845        0         923         369        553        28
00043  Gateway P5-133                   11/01/96     S/L      5      1,810        0         905         362        543        32
00044  Gateway P5-133                   11/01/96     S/L      5      1,810        0         905         362        543        32
00046  9.0 GB Hard Drive                12/01/96     S/L      5      1,960        0         980         392        588        29
00047  9.0 GB Hard Drive                12/01/96     S/L      5      1,960        0         980         392        588        29
00048  9.0 GB Hard Drive                12/01/96     S/L      5      1,960        0         980         392        588        29
00049  CDROM Drive-4X Read/Writ         12/01/96     S/L      5        660        0         330         132        198        11
00051  Gateway P5-133                   12/01/96     S/L      5      1,810        0         905         362        543        32
00052  Gateway P5-133                   12/01/96     S/L      5      1,810        0         905         362        543        32
00053  Gateway P5-133                   12/01/96     S/L      5      1,810        0         905         362        543        32
00054  Gateway P5-133                   12/01/96     S/L      5      1,810        0         905         362        543        32

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00055  Toshiba Laptop                   12/01/96     S/L      5      1,500        0         750         300        450        25
00056  Toshiba laptop                   12/01/96     S/L      5      1,500        0         750         300        450        25
00060  HPIII LASER PRINTER              07/08/91     S/L      5      1,550        0       1,550           0          0         0
00148  HP4 LASER PRINTER-MSLA           02/28/94     S/L      5      1,360        0       1,224         136          0         0
00151  DELL 486 COMPUTER                04/01/94     S/L      5      2,369        0       2,133         236          0         0
00155  GATEWAY COMPUTE-MSLA             04/01/94     S/L      5        989        0         891          98          0         0
00164  HP LASER PRINTER-MSLA            09/01/94     S/L      5      1,376        0       1,238         138          0         0
00170  WIRING-CORPORATE                 12/01/94     S/L      6      6,793        0       5,094       1,132        567        98
00173  Laser printer                    01/01/94     S/L      2      1,860        0       1,860           0          0         0
00174  Network cards                    01/30/95     S/L      5      3,474        0       2,432         695        347        57
00179  Network Server                   03/31/95     S/L      5     10,876        0       7,613       2,175      1,088       184
00180  HP Laserjet printer              03/31/95     S/L      5      1,370        0         959         274        137
        21
00185  Laptop - colorbook               04/30/95     S/L      5      3,723        0       2,607         745       -371        63
00186  Laptop - colorbook               04/30/95     S/L      5      3,723        0       2,607         745        371        63
00187  IBM Laptop                       04/30/95     S/L      5      3,633        0       2,544         727        362        56
00189  Color monitor 17 inch            05/31/95     S/L      5        625        0         438         125         62        15
00190  486 computer                     05/31/95     S/L      5      1,755        0       1,229         351        175        32
00191  486 computer                     06/30/95     S/L      5      1,585        0       1,110         317        158        31
00195  HP Deskjet color printer         06/30/95     S/L      5        501        0         350         100         51        12
00199  Toshiba laptop                   08/31/95     S/L      5      2,350        0       1,645         470        235        41
00202  network cards for future         08/31/95     S/L      5      1,200        0         840         240        120        20
00208  Toshiba laptop                   12/01/95     S/L      5      2,592        0       1,813         518        261        45
00209  Disk drive 4.3G                  12/01/95     S/L      5      1,470        0       1,029         294        147        19
00210  Disk drive 4.3G                  12/01/95     S/L      5      1,479        0       1,036         296        147        21
00211  Network Hub                      12/01/95     S/L      5        929        0         651         186         92        10
00212  Network Cards                    12/01/95     S/L      5        866        0         606         173         87        19
00215  Gateway 486 w/17" monito         12/01/95     S/L      5      1,445        0       1,012         289        144        25
00221  Network Hub                      12/01/95     S/L      5        929        0         651         186         92        10
00223  Network Cards                    12/01/95     S/L      5      1,566        0       1,096         313        157        27
00224  Print servers (2)                12/01/95     S/L      5        878        0         616         176         86        11
00225  Print Servers (4)                12/01/95     S/L      5      1,756        0       1,229         351        176        32
00227  Gateway 17" monitor              12/01/95     S/L      5        524        0         367         105         52         6
00229  Gateway 17" monitor              12/01/95     S/L      5        524        0         367         105         52         6
00230  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,425        0         998         285        142        21
00231  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,425        0         998         285        142        21
00232  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,525        0       1,068         305        152        30
00233  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,525        0       1,067         305        153        30
00234  Gateway 486DX2/17" monit         12/01/95     S/L      5      1,525        0       1,067         305        153        30
00238  Gateway 17" monitor              12/01/95     S/L      5        524        0         367         105         52         6
00240  HP 551 Laserjet Printer          02/01/96     S/L      5      4,639        0       2,320         928      1,391        81
00241  Automatic Paper Folder           04/01/96     S/L      5        525        0         263         105        157         6
00242  Sheet Feeder for HP5si           04/01/96     S/L      5        876        0         438         175        263        10
00243  Memory upgrade-16mz (Art)        04/01/96     S/L      5        530        0         265         106        159         7
00244  Toshiba Laptop                   04/01/96     S/L      5      1,467        0         733         293        441        29
00250  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00252  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00253  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00254  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00255  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00257  Gateway Pentium P5-120           01/01/96     S/L      5      2,644        0       1,322         529        793        45
00258  Gateway Pentium P5-120           01/01/96     S/L      5      2,644        0       1,322         529        793        45
00259  Toshiba 486-75 Laptop-EA         01/01/96     S/L      5      1,961        0         980         392        589        29

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00261  Toshiba Laptop-Larry             04/01/96     S/L      5      1,550        0         775         310        465        24
00268  Toshiba 4860X4/75                05/01/96     S/L      5      1,500        0         750         300        450        25
00284  Toshiba 486DX4/75-ProvRe         05/01/96     S/L      5      1,470        0         735         294        441        19
00287  IBM Thinkpad, 16mb ram           07/01/96     S/L      5      2,188        0       1,095         438        655        31
00288  Toshiba+ 16mb ram, zip DC        07/01/96     S/L      5      2,498        0       1,250         500        748        38
00289  AST Pentium Lptop, 8mb ra        07/01/96     S/L      5      2,528        0       1,265         506        757        44
00290  Gateway P5-166,w/add 32m         07/01/96     S/L      5      3,164        0       1,582         633        949        50
00291  Gateway p5-133 (Acct)            07/01/96     S/L      5      1,849        0         925         370        554        29
00292  Gateway P5-133                   07/01/96     S/L      5      1,849        0         925         370        554        29
00293  2.1 G. Hard Drive                10/01/96     S/L      5        573        0         287         115        171         5
00295  Gateway p5-100                   08/01/96     S/L      5      1,629        0         815         326        488        29
00298  Gateway P5-100                   08/01/96     S/L      5      1,789        0         895         358        536        28
00299  Gateway P5-100                   08/01/96     S/L      5      1,789        0         895         358       -536        28
00300  Gateway P5-100                   08/01/96     S/L      5      1,789        0         895         358        536        28
00301  External Tape Drive              08/01/96     S/L      5      2,099        0       1,050         420        629        35
00303  Toshiba Laptop                   09/01/96     S/L      5      1,500        0         750         300        450        25
00304  Toshiba Laptop                   09/01/96     S/L      5      1,500        0         750         300        450        25
00306  HP Deskjet - Color               09/01/96     S/L      5      1,346        0         673         269        404        27
00307  Gateway P5-166 w/32 m ra         10/01/96     S/L      5      2,854        0       1,427         571        856        43
00309  Gateway P5-133                   10/01/96     S/L      5      1,824        0         912         365        547        35
00311  HP Laserjet 5 Printer            10/01/96     S/L      5      1,325        0         663         265        397        23
00312  HP5 Laser Printer                10/01/96     S/L      5      1,299        0         650         260        389        18
00313  Gateway P5-133                   08/01/96     S/L      5      1,810        0         905         362        543        32
00322  Network Hub -24 port             09/01/96     S/L      5        840        0         420         168        252        14
00323  External Tape Drive              09/01/96     S/L      5      2,025        0       1,013         405        607        31
00324  Toshiba Laptop                   10/01/96     S/L      5      1,500        0         750         300        450        25
00325  Toshiba laptop                   10/01/96     S/L      5      1,500        0         750         300        450        25
00329  Laptop 100CS Pent-100            01/17/97   MACRS 5    5      1,527        0         769         303        455        28
00330  Superstack II Hub                01/17/97   MACRS 5    5        780        0         393         155        232        12
00331  Superstack II Hub                01/17/97   MACRS 5    5        780        0         393         155        232        12
00332  NT Server Windows                01/20/97   MACRS 5    5        976        0         491         194        291        18
00334  Toshiba Satellite Pro            01/29/97   MACRS 5    5      5,133        0       2,583       1,020      1,530        85
00335  Toshiba Laptop 420CDS            02/06/97   MACRS 5    5      1,705        0         859         338        508        30
00336  Toshiba Laptop 420CDS            02/06/97   MACRS 5    5      1,705        0         859         338        508        30
00337  IBM 2.0GB Hard Drives 12         02/18/97   MACRS 5    5        509        0         248         104        157         5
00338  IBM 2.0GB Hard Drives 12         02/18/97   MACRS 5    5        509        0         248         104        157         5
00339  Superstack II Switch             02/21/97   MACRS 5    5      1,832        0         891         376        565        35
00340  Past Etherlink XL 10/100         02/21/97   MACRS 5    5        405        0         198          83        124         6
00341  Past Etherlink                   02/21/97   MACRS 5    5        405        0         198          83        124         6
00342  Fast Ethernet-Offc Conne         02/21/97   MACRS 5    5        646        0         315         132        199        11
00343  Lineintaccs 1400VS-MSO S         02/27/97   MACRS 5    5        556        0         271         114        171         4
00344  G6-200 3.8 4MB Card 12x          02/27/97   MACRS 5    5      4,032        0       1,962         828      1,242        69
00345  Toshiba Laptop 100CS             01/10/97   MACRS 5    5      1,550        0         806         298        446        23
00346  Apex II 512K Laser Kit           03/12/97   MACRS 5    5      1,809        0         881         371        557        30
00347  G6-200 PC                        03/14/97   MACRS 5    5      1,592        0         775         327        490        30
00348  Gateway G5-166 PC                03/27/97   MACRS 5    5      1,820        0         855         386        579        34
00349  Toshiba 420CDS                   03/31/97   MACRS 5    5      1,680        0         790         356        534        26
00350  Toshiba 420CDS                   03/31/97   MACRS 5    5      1,680        0         790         356        534        26
00351  HP 5 Laser Printer               04/09/97   MACRS 5    5      1,349        0         634         286        429        22
00352  Ultra Barracuda 4.3GB            04/17/97   MACRS 5    5        851        0         385         186        280        10
00353  Gateway P5-133 PC                04/22/97   MACRS 5    5      1,595        0         723         349        523        30
00354  Gateway P5-133 PC                04/22/97   MACRS 5    5      1,595        0         723         349        523        30

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00355  Gateway P5-133 PC                04/22/97   MACRS 5    5      1,595        0         723         349        523        30
00356  Gateway P5-133 PC                04/22/97   MACRS 5    5      1,640        0         744         358        538        28
00357  Toshiba Satellite 200CDS         04/25/97   MACRS 5    5      1,510        0         684         330        496        22
00358  Toshiba Satellite 200CDS         04/25/97   MACRS 5    5      1,510        0         684         330        496        22
00359  Gateway P5-166 PC                04/22/97   MACRS 5    5      1,961        0         889         429        643        33
00360  Digi Acceleport                  05/08/97   MACRS 5    5        505        0         229         110        166        11
00407  Brother MFC4550 laser            08/22/97   MACRS 5    5        701        0         364         135        202        14
00408  HP Laserjet 5se                  08/20/97   MACRS 5    5      1,243        0         647         238        358        18
00409  Brother MFC4550 laser            08/22/97   MACRS 5    5        745        0         387         143        215        11
00412  Toshiba Laptop T430CD            06/19/97   MACRS 5    5      2,170        0       1,128         417        625        32
00413  HP5 laser printer                09/18/97   MACRS 5    5      1,080        0         562         207        311        20
00414  Intel 200Mhz Pentium Pro         06/11/97   MACRS 5    5        544        0         283         104        157         5
00415  Smart UPS 700XLNET 700 V         06/12/97   MACRS15   15        538        0          78          46       -414         2
00417  5 - GP5-166 to Res Cen           11/26/97   MACRS 5    5      8,490        0       4,415       1,630      2,445       134
00420  3 - GP6-233 for Oracle           12/04/97   MACRS 5    5     10,017        0       5,209       1,923      2,885       163
00421  GP5-166                          10/24/97   MACRS 5    5      1,264        0         657         243        364        23
00422  GP5-200 for Provider Rel         12/22/97   MACRS 5    5      1,848        0         961         355        532        25
00423  4 - GP5-200 for training         12/22/97   MACRS 5    5      7,392        0       3,844       1,419      2,129       121
00424  GP5-200 for marketing            12/22/97   MACRS 5    5      1,848        0         961         355        532        25
00425  GP5-200 for Overhead -Am         12/22/97   MACRS 5    5      1,848        0         961         355        532        25
00426  HP 5 Laser Printer               04/24/97   MACRS 5    5      1,339        0         696         257        386        26
00429  Toshiba 430 CDT Laptop           07/31/97   MACRS 5    5      1,810        0         941         348        521        29
00431  TOSHIBA 430 CDT LAPTOP           07/31/97   MACRS 5    5      1,810        0         941         348        521        29
00432  TOSHIBA 430 CDS LAPTOP           08/05/97   MACRS 5    5      1,462        0         760         281        421        28
00433  TOSHIBA 430 CDS LAPTOP           08/05/97   MACRS 5    5      1,462        0         760         281        421        28
00436  TOSHIBA 430 CDT LAPTOP           09/16/97   MACRS 5    5      1,912        0         994         367        551        26
00437  TOSHIBA 430 CDT LAPTOP           09/16/97   MACRS 5    5      1,912        0         994         367        551        26
00438  TOSHIBA 430 CDT LAPTOP           09/16/97   MACRS 5    5      1,912        0         994         367        551        26
00439  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00440  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00442  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00443  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00444  GP-166 DESKTOP COMPUTER          09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00446  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00447  GP5-166 DESKTOP COMPUTER         09/16/97   MACRS 5    5      1,209        0         629         232        348        23
00449  CRYSTAL SCAN 17" MONITOR         09/19/97   MACRS 5    5        455        0         237          87        131        10
00450  CRYSTAL SCAN 17" MONITOR         09/19/97   MACRS 5    5        455        0         237          87        131        10
00451  CRYSTAL SCAN 17" MONITOR         09/19/97   MACRS 5    5        455        0         237          87        131        10
00452  CRYSTAL SCAN 17"MONITOR          09/19/97   MACRS 5    5        455        0         237          87        131        10
00453  CRYSTAL SCAN 17" MONITOR         09/19/97   MACRS 5    5        455        0         237          87        131        10
00454  EV 500 15" MONITOR               09/19/97   MACRS 5    5        255        0         133          49         73         5
00455  EV 500 15" MONITOR               09/19/97   MACRS 5    5        255        0         133          49         73         5
00456  MS NT SERVER 4.0                 09/25/97   MACRS 5    5        690        0         359         132        199        11
00457  HP LASERJET 5                    09/25/97   MACRS 5    5      1,060        0         551         204        305        17
00470  LABTOP COMPUTER                  04/30/97   MACRS 5    5      1,250        0         400         340        510        32
00473  3Com Switch 3000 Superst         01/12/98   MACRS 3    3      2,431        0         810       1,081        540        91
00476  HP LaserJet 4000                 01/28/98   MACRS 5    5      1,149        0         230         368        551        27
00479  Gateway 266, EV700 17"mo         02/24/98   MACRS 3    3      3,305        0       1,102       1,469        734       127
00480  Gateway 266, EV700 17"mo         02/24/98   MACRS 3    3      3,305        0       1,102       1,469        734       127
00481  Gateway 333, EV700 17"mo         02/24/98   MACRS 3    3      2,925        0         975       1,300        650       112
00484  Gateway 300, EV700 17"mo         03/04/98   MACRS 3    3      2,325        0         775       1,033        517        87
00485  Gateway 300, EV700 17"mo         03/04/98   MACRS 3    3      2,325        0         775       1,033        517        87

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00491  HP LJ4 printer                   03/31/98   MACRS 5    5        750        0         150         240        360        20
00492  HP LJ4 printer                   03/31/98   MACRS 5    5        750        0         150         240        360        20
00495  Toshiba laptop Tecra510C         04/02/98   MACRS 3    3      1,659        0         553         737        369        66
00496  Toshiba laptop Tecra510C         04/02/98   MACRS 3    3      1,659        0         553         737        369        66
00498  Gateway 266, EV700 17"mo         04/19/98   MACRS 3    3      1,908        0         636         848        424        67
00499  Gateway 266, EV700 17"mo         04/19/98   MACRS 3    3      1,908        0         636         848        424        67
00501  NS7000 333MHz Server             05/19/98   MACRS 3    3      3,685        0       1,228       1,638        819       131
00502  GP6-400 w/Hitachi 19"mon         05/21/98   MACRS 3    3      3,092        0       1,031       1,374        687       109
00504  GP6-300; EV700 17" monit         05/27/98   MACRS 3    3      1,957        0         652         870        435        67
00505  GP6-300, EV700 17" monit         05/27/98   MACRS 3    3      1,957        0         652         870        435        67
00506  GP6-300, EV700 17"monito         05/27/98   MACRS 3    3      1,957        0         652         870        435        67
00507  GP6-300, EV700 17"monito         05/27/98   MACRS 3    3      1,956        0         652         869        435        77
00510  Exabyte 820 tape drive           06/09/98   MACRS 3    3      1,509        0         503         671       -335        55
00511  Exabyte 820 tape drive           06/09/98   MACRS 3    3      1,508        0         503         670        335        54
00512  remanuf 200MHz, 15"mon           07/10/98   MACRS 3    3        891        0         297         396        198        33
00513  remanuf 200MHz, 15"mon           07/10/98   MACRS 3    3        891        0         297         396        198        33
00514  remanuf 200MHZ, 15" mon          07/10/98   MACRS 3    3        891        0         297         396        198        33
00515  remanuf 200MHz, 15" mon          07/10/98   MACRS 3    3        891        0         297         396        198        33
00516  remanuf 200 MHz 15" moni         07/10/98   MACRS 3    3        890        0         297         395        198        32
00517  remanuf 200MHz 15" monit         07/10/98   MACRS 3    3        890        0         297         395        198        32
00518  HP LaserJet 4 printer            08/10/98   MACRS 5    5        825        0         165         264        396        22
00519  Oracle7 wrkgrp server V7         08/17/98   MACRS 3    3      3,540        0       1,180       1,573        787       132
00520  Oracle appl server EntEd         08/17/98   MACRS 3    3      3,120        0       1,040       1,387        693       111
00526  Compaq laptop 7790DMT            10/12/98   MACRS 3    3      2,514        0         838       1,117        559        94
00527  4GB HD, 48MB module              10/12/98   MACRS 3    3        791        0         264         351        176        32
00531  HP LaserJet 8500DN print         12/01/98   MACRS 5    5      8,700        0       1,740       2,784      4,176       232
00534  GP6-233 w/EV700 monitor          03/30/98   MACRS 3    3      1,969        0         656         875        438        72
00535  GP6-233 w/EV700 monitor          03/30/98   MACRS 3    3      1,969        0         656         875        438        72
00536  GP6-266 w/EV700 monitor          03/04/98   MACRS 3    3      2,044        0         681         909        454        73
00537  GP6-266 w/EV700 monitor          03/04/98   MACRS 3    3      2,044        0         681         909        454        73
00538  Toshiba Tecra 510CDT 1pt         05/11/98   MACRS 3    3      1,353        0         451         601        301        51
00539  Toshiba Tecra 510CDT 1pt         05/11/98   MACRS 3    3      1,353        0         451         601        301        51
00540  Toshiba Tecra 510CDT 1pt         05/11/98   MACRS 3    3      1,353        0         451         601        301        51
00541  Toshiba Tecra 510CDT 1pt         05/11/98   MACRS 3    3      1,353        0         451         601        301        51
00542  GP5-166 system                   01/01/98   MACRS 3    3      1,209        0         403         537        269        42
00543  Toshiba 430CDT laptop            06/02/98   MACRS 3    3      1,799        0         600         799        400        62
00544  Toshiba satellite 430CDS         01/01/98   MACRS 3    3      1,455        0         485         647        323        53
00545  Toshiba satellite 430CDS         01/01/98   MACRS 3    3      1,460        0         487         649        324        55
00548  Toshiba satellite 430CDS         01/01/98   MACRS 3    3      1,460        0         487         649        324        55
00549  Toshiba Tecra 510CDT 1pt         04/02/98   MACRS 3    3      1,659        0         553         737        369        66
00550  Toshiba Tecra 510CDT 1pt         04/02/98   MACRS 3    3      1,659        0         553         737        369        66
00551  Toshiba Tecra 510CDT 1pt         04/02/98   MACRS 3    3      1,658        0         553         737        368        66
00552  Toshiba Tecra 510CDT 1pt         04/02/98   MACRS 3    3      1,658        0         553         737        368        66
00561  Cisco 1601 router                12/04/98   MACRS 3    3      1,090        0         363         485        242        45
00562  Cisco 1601 router                12/04/98   MACRS 3    3      1,090        0         363         485        242        45
00563  Toshiba 430CDS laptop            12/01/98   MACRS 3    3      1,516        0         195         881        440        78
00564  Toshiba 430CDS laptop            12/01/98   MACRS 3    3      1,462        0         187         850        425        69
00565  Toshiba 430CDS laptop            12/01/98   MACRS 3    3      1,516        0         195         881        440        78
00566  Tecra laptop                     12/01/98   MACRS 3    3      1,353        0         174         786        393        60
00567  Tecra laptop                     12/01/98   MACRS 3    3      1,353        0         174         786        393        60
00568  OQ PC-Pent II, 300 Mhz           01/01/99   MACRS 3    3      2,869        0           0         956      1,913        76
00570  Gateway E1200 333C               01/21/99   MACRS 3    3      1,357        0           0         452        905        34

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00573  Compaq 7790 laptop               01/10/99   MACRS 3    3      2,730        0           0         910      1,820        74
00574  Compaq 7790 laptop               02/10/99   MACRS 3    3      2,730        0           0         910      1,820        80
00578  HP Srvr PII CCMS, ram, hd        03/31/99   MACRS 3    3      7,974        0           0       2,658      5,316       264
00579  HP swap harddrive, CCMS          04/30/99   MACRS 3    3        980        0           0         327        653        39
00581  HP LH4 srvr, CCMS produc         04/20/99   MACRS 3    3     15,758        0           0       5,253     10,505       581
00594  Gateway E1200C computer          06/29/99   MACRS 3    3        837        0           0         279        558        39
00595  Gateway E1200C computer          06/18/99   MACRS 3    3        837        0           0         279        558        39
00596  Gateway E1200C computer          06/29/99   MACRS 3    3        837        0           0         279        558        39
00597  Gateway E1200C computer          06/29/99   MACRS 3    3        837        0           0         279        558        39
00598  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00599  Gateway E1200C computer          06/29/99   MACRS 3    3        837        0           0         279        558        39
00600  Gateway E1200C computer          06/29/99   MACRS 3    3        837        0           0         279        558        39
00601  Gateway E1200C computer          06/15/99   MACRS 3    3        837        0           0         279        558        39
00602  Gateway E1200C computer          06/14/99   MACRS 3    3        837        0           0         279        558        39
00603  Gateway E1200C computer          06/16/99   MACRS 3    3        837        0           0         279        558        39
00604  Gateway E1200C computer          06/14/99   MACRS 3    3        837        0           0         279        558        39
00605  Gateway E1200C computer          06/18/99   MACRS 3    3        837        0           0         279        558        39
00606  Gateway E1200C computer          06/15/99   MACRS 3    3        837        0           0         279        558        39
00615  Canon laser network fax          07/01/99   MACRS 3    3      2,595        0           0         865      1,730       145
00616  Cisco 1600 router                07/01/99   MACRS 3    3      1,230        0           0         410        820        70
00617  Compaq Armada 7790 lapto         07/31/99   MACRS 3    3      1,835        0           0         612      1,223       102
00618  Gateway 433C computer            08/01/99   MACRS 3    3      1,075        0           0         358        717        70
00619  Cisco 2524 router                08/06/99   MACRS 3    3        700        0           0         233        467        45
00620  6 HP 9.1 swap hard drive         08/19/99   MACRS 3    3      5,010        0           0       1,670      3,340       334
00621  Gateway 433C computer            08/31/99   MACRS 3    3        907        0           0         302        605        62
00622  HP 4050TN Laser printer          09/01/99   MACRS 3    3      1,380        0           0         460        920       115
00623  Gateway E1200 433c compu         09/01/99   MACRS 3    3      1,067        0           0         356        711        89
00625  Gateway E3200 450 comput         10/09/99   MACRS 3    3      1,309        0           0         436        873       146
00626  Gateway E1200 333 comput         01/01/99   MACRS 3    3      1,158        0           0         386        772        34
00627  Gateway E1200 333 comput         01/01/99   MACRS 3    3      1,158        0           0         386        772        34
00628  Gateway E1200 333 comput         01/01/99   MACRS 3    3      1,158        0           0         386        772        34
00629  SS 24 port switch & upgr         10/01/99   MACRS 3    3      3,475        0           0       1,158      2,317       386
00630  Gateway E1200C computer          09/17/99   MACRS 3    3        837        0           0         279        558        69
00631  Gateway E1200C computer          07/19/99   MACRS 3    3        838        0           0         279        559        44
00633  HP Netserver LH3 PIII            12/03/99   MACRS 3    3      3,200        0           0       1,067      2,133     1,067
00634  4 HP 18GB disks ultra2           12/03/99   MACRS 3    3      3,592        0           0       1,197      2,395     1,197
00635  3 128MB Sdram Netserver          12/07/99   MACRS 3    3      1,041        0           0         347        694       347
00636  Upgrd Exchange Srvr V5.5         12/16/99   MACRS 3    3        730        0           0         243        487       243
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                     468,494        0     191,946     127,636    148,912    14,635

00001  1995 Toyota Camry                10/31/95     S/L      5     18,832        0      13,181       3,766      1,885       312
00496  1998 Chevrolet Suburban          04/06/98   MACRS 5    5     38,305        0       7,661      12,258     18,386     1,016
00503  1998 Toyota Avalon               05/26/98   MACRS 5    5     28,500        0       5,700       9,120     13,680       760
00580  1997 EZ Go Golf Cart             04/08/99   MACRS 5    5      3,600        0           0         720      2,880        80
                                                                   -------      ---      ------       -----     ------       ---
45 - VEHICLES                                                       89,237        0      26,542      25,864     36,831     2,168

00477  Sony 32" TV KV - 32S36           02/13/98   MACRS 5    5        898        0         180         287        431        23
00478  Sony 35" TV KV - 35S36           02/13/98   MACRS 5    5      1,350        0         270         432        648        36
00486  Proxmia LB10 projector           03/04/98   MACRS 5    5      2,150        0         430         688      1,032        61
00493  Canon ES970 camcorder            03/31/98   MACRS 5    5        740        0         148         237        355        17

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Missoula, MT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00529  Security system install          12/08/98   MACRS 5    5      7,000        0       1,400       2,240      3,360       183
60 - Video/Photo Equipment                                          12,138        0       2,428       3,884      5,826       320

                                                                 =========      ===      ======       =====     ======    ======
LOCATION MSLA TOTAL                                              1,405,821        0     567,656     334,926    503,239    30,768

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Murray, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00032  2 PHONES-MURRAY                  12/31/93     S/L      6        537        0         482          55          0         0
00033  PHONE SYSTEM-MURRAY              08/14/93     S/L      6      2,607        0       2,392         215          0         0
00038  PHONES-MURRAY                    05/01/94     S/L      6        537        0         406          90         41         2
00061  RICOH FAX 2500                   09/08/93     S/L      5      1,971        0       1,971           0          0         0
00063  BROTHER 650 FAX                  10/20/93     S/L      5        565        0         565           0          0         0
00066  BROTHER 650 FAX-VERNAL           10/20/93     S/L      5        565        0         565           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             6,782        0       6,381         360         41         2

00039  SPSS Statistical Softwar         11/01/96     S/L      3        695        0         580         115          0         0
                                                                   -------      ---      ------       -----     ------       ---
20 - SOFTWARE                                                          695        0         580         115          0         0

00082  VCR/MONITOR-MURRAY               09/21/93     S/L      7        583        0         457          83         43         6
00083  SHREDDER-MURRAY                  09/21/93     S/L      6        556        0         511          45          0         0
00085  CONFERENCE TABLES-MURRAY         11/16/93     S/L      7      1,400        0       1,100         200        100        13
00087  MISC FURN-MURRAY                 08/09/93     S/L      7     13,830        0      10,868       1,976        986       161
00088  RICOH 4421 COPIER-MURRAY         09/08/93     S/L      6      5,893        0       5,402         491          0         0
00092  MISC FURN-PRICE                  09/08/93     S/L      7        575        0         451          82         42         5
00182  Promo display unit               05/31/95     S/L      7      1,330        0         665         190        475        14
00201  Conner tape backup               08/31/95     S/L      5        534        0         374         107         53         8
00238  Projector w/case                 08/01/96     S/L      7      4,503        0       1,608         643      2,252        49
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                          29,204        0      21,436       3,817      3,951       256

00116  HP 4L LASER PRINT-MURRAY         09/13/93     S/L      5        855        0         855           0          0         0
00149  HP4 LASER PRINTER-MURRAY         03/04/94     S/L      5      1,465        0       1,318         147          0         0
00177  HP laserjet printer              03/31/95     S/L      5      1,454        0       1,018         291        145        27
00200  Computer                         08/31/95     S/L      5      2,364        0       1,655         473        236        44
00201  Network hub & cards              08/31/95     S/L      5        976        0         683         195         98        19
00203  Network cabling                  08/31/95     S/L      5      1,295        0         907         259        129        17
00207  Toshiba laptop w/case            12/01/95     S/L      5      2,623        0       1,837         525        261        41
00361  Gateway P133 w/3 GB Driv         02/10/97   MACRS 5    5      1,566        0         788         311        467        25
00363  Superstack II Hub                03/07/97   MACRS 5    5        780        0         380         160        240        17
00364  Gateway P5-133 PC                03/07/97   MACRS 5    5      1,795        0         873         369        553        28
00365  Gateway P5-133 PC                03/07/97   MACRS 5    5      1,795        0         873         369        553        28
00366  SCSI Fast 4.26GB                 03/10/97   MACRS 5    5        976        0         475         200        301        13
00367  Gateway P5-133 PC                03/07/97   MACRS 5    5      1,795        0         873         369        553        28
00368  Gateway P5-133                   03/07/97   MACRS 5    5      1,795        0         873         369        553        28
00369  HP 1600C Deskjet Printer         03/07/97   MACRS 5    5      1,359        0         662         279        418        26
00388  Toshiba 155CS Laptop             03/27/97   MACRS 5    5      1,332        0         626         282        424        18
00435  TOSHIBA 430 CDT LAPTOP           09/16/97   MACRS 5    5      1,912        0         994         367        551        26
00569  Sharp proxima projector          01/08/99   MACRS 5    5      3,746        0           0         749      2,997        67
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      29,883        0      15,690       5,714      8,479       452

                                                                   =======      ===      ======       =====     ======       ===
LOCATION MURR TOTAL                                                 66,564        0      44,087      10,006     12,471       710

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Ogden, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00034  PHONE SYSTEM-OGDEN               08/20/93     S/L      6      1,509        0       1,385         124          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             1,509        0       1,385         124          0         0

00090  MISC FURN-OGDEN                  08/09/93     S/L      7      4,401        0       3,459         629        313        57
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           4,401        0       3,459         629        313        57

00328  Laptop 100CS 810MB               01/15/97   MACRS 5    5      1,527        0         794         293        440        29
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       1,527        0         794         293        440        29

                                                                   =======      ===      ======       =====     ======       ===
LOCATION OGDEN TOTAL                                                 7,437        0       5,638       1,046        753        86

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Provo, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00001  Brother Fax Machine              02/28/95     S/L      5        780        0         546         156         78        13
00064  RICOH FAX 2500-PROVO             09/08/93     S/L      5      1,971        0       1,971           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             2,751        0       2,517         156         78        13

00093  MISC FURN-PROVO                  08/09/93     S/L      7      4,727        0       3,713         675        339        59
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           4,727        0       3,713         675        339        59

                                                                   =======      ===      ======       =====     ======       ===
LOCATION PROVO TOTAL                                                 7,478        0       6,230         831        417        72

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Provo, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
Resource Center

00010  Brother Fax machine              05/31/95     S/L      5        780        0         546         156         78        13
00042  PHONE SYSTEM UPGRADE             12/01/94     S/L      6      6,522        0       4,892       1,087        543        86
00058  FAX                              01/01/89   MACRS 5    5      1,460        0       1,460           0          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             8,762        0       6,898       1,243        621        99

00183  Shelving/counter top             06/30/95     S/L      7      2,985        0       1,491         426      1,068        30
00191  Workstations                     12/01/95     S/L      7      3,445        0       1,722         492      1,231        41
00194  Resource Center walls            12/04/95     S/L      7      3,334        0       1,666         476      1,192        36
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                           9,764        0       4,879       1,394      3,491       107

00105  HP 4L LASER PRINTER              12/29/93     S/L      5        699        0         699           0          0         0
00222  Gateway pentium                  12/01/95     S/L      5      2,395        0       1,677         479        239        39
00333  HP 5 Laser Printer               01/24/97   MACRS 5    5      1,299        0         654         258        387        16
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       4,393        0       3,030         737        626        55

                                                                   =======      ===      ======       =====     ======       ===
LOCATION RES TOTAL                                                  22,919        0      14,807       3,374      4,738       261

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

St. George, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00071  FAX-ST GEORGE                    06/01/94     S/L      5        532        0         477          55          0         0
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                               532        0         477          55          0         0

                                                                   =======      ===      ======       =====     ======       ===
LOCATION SGEOR TOTAL                                                   532        0         477          55          0         0

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Spokane, WA


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00080  Phones                           01/01/96     S/L      5        643        0         322         129        192         8
00114  Brother 4400 Fax                 04/01/96     S/L      5        973        0         487         195        291        19
                                                                   -------      ---      ------       -----     ------       ---
15 - FAX MACHINES/PHONES                                             1,616        0         809         324        483        27

00200  Display Unit w/lights            09/01/96     S/L      7      1,197        0         427         171        599        17
00231  Camcorder                        01/01/96     S/L      4        432        0         270         108         54         9
00232  TV/VCR                           01/01/96     S/L      4        304        0         190          76         38        10
00233  Furniture                        01/01/96     S/L      5      1,058        0         530         212        316        14
00234  Copier                           01/01/96     S/L      4        774        0         485         194         95        18
00235  Desks                            01/01/96     S/L      5        744        0         372         149        223        17
00404  Proxima Projector & Case         10/31/97   MACRS 5    5      3,023        0       1,572         580        871        52
00500  modular reception desk           05/05/98   MACRS 5    5      2,586        0         517         828      1,241        69
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                          10,118        0       4,363       2,318      3,437       206

00050  Gateway P5-133                   12/01/96     S/L      5      1,904        0         952         381        571        29
00140  Computer                         01/01/96     S/L      4      3,086        0       1,930         772        384        68
00141  Computer                         01/01/96     S/L      3        893        0         745         148          0        16
00142  Computer                         01/01/96     S/L      3        740        0         617         123          0        13
00178  486 computer                     03/31/95     S/L      5      1,575        0       1,103         315        157        29
00251  Gateway P4D-66 Computer          01/01/96     S/L      5      1,195        0         598         239        358        19
00264  Toshiba 486 Laptop- (Art)        05/01/96     S/L      5      1,475        0         738         295        442        20
00265  Toshiba 486 Laptop- Lind         05/01/96     S/L      5      1,475        0         738         295        442        20
00403  Windows NT Server 4.0            07/07/97   MACRS 5    5        687        0         357         132        198        11
00406  Closeout P90                     07/12/97   MACRS 5    5        750        0         390         144        216        12
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                      13,780        0       8,168       2,844      2,768       237

                                                                   =======      ===      ======       =====     ======       ===
LOCATION SPOK TOTAL                                                 25,514        0      13,340       5,486      6,688       470

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

West Valley City, UT


                                                                             Sec179    Prior Yr     Current     Annual      Depr
Num    Description                      Date Svc    Method   Lf       Cost    Bonus   Accum Dep    Year Dep   Net Book   Cur Per  1
00322  Sofa Sleeper - Blue              01/06/97   MACRS 7    7        563        0         218          99        246        11
                                                                   -------      ---      ------       -----     ------       ---
35 - FURNITURE & EQUIPMENT                                             563        0         218          99        246        11

00220  Toshiba laptop                   12/01/95     S/L      5      2,612        0       1,827         522        263        38
                                                                   -------      ---      ------       -----     ------       ---
40 - COMPUTERS/PRINTERS/WIRING                                       2,612        0       1,827         522        263        30

                                                                   =======      ===      ======       =====     ======       ===
LOCATION WVC TOTAL                                                   3,175        0       2,045         621        509        49

                                       VRI
                        DEPRECIATION SCHEDULE BY LOCATION
                      For the Fiscal Year through 12/31/99
                                  Book Schedule

Report Totals By Year


                                                                             Sec179    Prior Yr     Current
                                                                      Cost    Bonus   Accum Dep    Year Dep

Calendar Year 1999                                                 466,128        0           0     136,650

                                                                 =========      ===      ======    ========
** Report Totals **                                                466,128        0           0     136,650

                              SCHEDULE 5.01(T)(I)

                            Indebtedness of Obligors

                                  See Attached

                                                             Schedule 5.01(t)(i)

                          American Psych Systems, Inc.
                  Schedule of Outstanding Indebtedness 7/31/00


                                                                                  Total Debt
                                                                                   @ 7/31/00
                                                                                 -----------

Bank of America (Psyc Systems Holdings, Inc. and the Guarantors defined as such in the Credit Agreement, dated December 23, 1998)
  Line of Credit                                                                 $ 2,500,000
  Acquisition Line                                                                 5,850,000
  Term Loan                                                                        5,200,000
                                                                                 -----------
  Gross loan                                                                      13,550,000
  Letters of Credit                                                                1,036,000
                                                                                 -----------
Subtotal                                                                          14,586,000

VRI - Olympic                                                                         75,552
                                                                                 -----------
Total Debt                                                                       $14,661,552
                                                                                 ===========
Intercompany Debt:
  APS Holdings Due to APS Puerto Rico                                            $   384,113
                                                                                 ===========